As filed with the Securities and Exchange Commission on January 18, 2013

Registration No. 333-185282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC

as a Depositor to the Issuing Entities described herein

VW CREDIT LEASING, LTD.

Issuer with respect to the Transaction SUBI Certificates

(Exact name of each Registrant as specified in its charter)

Delaware	11-365048-3 38-6738618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive

Herndon, VA 20171

(703) 364-7000

(Address, including ZIP code, and telephone number,

including area code, of each Registrant’s principal executive offices)

Kevin M. McDonald, Esq.

VW Credit, Inc.

2200 Ferdinand Porsche Drive

Herndon, VA 20171

(703) 364-7000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies To:

Stuart M. Litwin, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 782-0600	Angela M. Ulum, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 782-0600

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (4) (5)
Auto Lease Asset Backed Notes	$4,500,000,000(6)	100%	$4,500,000,000(6)	$613,800.00
Auto Loan Asset Backed Notes	$7,500,000,000(6)	100%	$7,500,000,000(6)	$1,023,000.00
Special Unit of Beneficial Interest Certificates (2)	(3)	(3)	(3)	(3)
Total	$12,000,000,000	100%	$12,000,000,000	$1,636,800.00

(1)	Estimated solely for the purpose of calculating the registration fees.
(2)	VW Credit Leasing, Ltd. will issue special units of beneficial interest (each, a “Transaction SUBI”) in specified assets of VW Credit Leasing, Ltd., including certain motor vehicle leases, the vehicles underlying these leases, and the related rights associated therewith. Each Transaction SUBI will be represented by a certificate (the “Transaction SUBI Certificate”), which will be transferred to the applicable Issuing Entity. Neither the Transaction SUBIs nor the Transaction SUBI Certificates are being offered to investors hereunder.
(3)	Not applicable.
(4)	$136.40 has previously been paid.
(5)	The Registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-160515) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission, which became effective on December 10, 2009. Pursuant to the Prior Registration Statement, there are $371,200,000 of unsold amount of Asset Backed Notes and Certificates thereunder as of the date of this Registration Statement (the “Unsold Securities”). A filing fee of $20,712.96 was paid in connection with the Unsold Securities. Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the Unsold Securities under the Prior Registration Statement are included in this Registration Statement.

(6)	Of the $12,000,000,000 total amount of Asset Backed Notes to be registered, the Registrant hereby allocates (i) $7,500,000,000 to consist of auto loan asset-backed notes with Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as the related registrant and (ii) $4,500,000,000 to consist of auto lease asset-backed notes with Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as the related registrant and VW Credit Leasing, Ltd., as the related co-registrant.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY STATEMENT

This Registration Statement contains two base prospectuses (each, a “Prospectus”) relating to the offering of one or more series of securities, each of which will include one or more classes of notes.

The first Prospectus (the “Loan Prospectus”) contemplates the securitization of assets which may include certain new and used motor vehicle loans or installment sales contracts.

The second Prospectus (the “Lease Prospectus”) contemplates the securitization of assets which may include units of beneficial interest in the Co-Registrant, VW Credit Leasing, Ltd., which is a trust that owns certain motor vehicle leases, the vehicles underlying these leases, and the related rights associated therewith.

This Registration Statement also contains one form of Prospectus Supplement with respect to the Loan Prospectus and one form of Prospectus Supplement with respect to the Lease Prospectus.

Each Prospectus and the related Prospectus Supplement relates only to the securities described therein.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and accompanying prospectus. This preliminary prospectus supplement is not an offer to sell these notes nor is it seeking an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated [                     ]

PROSPECTUS SUPPLEMENT

(To Prospectus Dated [             ], [             ])

$[            ]

Volkswagen Auto Loan Enhanced Trust 20[     ]-[ ]

Issuing Entity

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor, Originator and Servicer

You should carefully read the “risk factors” beginning on page S-18 of this prospectus supplement and page 1 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuing entity only and will not be obligations of or guaranteed by VW Credit, Inc., Volkswagen Auto Lease/Loan Underwritten Funding, LLC or any of their affiliates.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

	Principal Amount	Interest Rate	Final Scheduled Payment Date	Expected Final Maturity Date
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	[LIBOR +]%
[Class B Notes]	$	%

Total	$

	Price to Public(1)	Underwriting Discount		Proceeds to the Seller
Per Class A-1 Note	$		%		%
Per Class A-2 Note	$		%		%
Per Class A-3 Note	$		%		%
Per Class A-4 Note	$		%		%
[Per Class B Note]	$		%		%

Total	$	$		$

(1)	Plus accrued interest, if any, from [ ].

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, minivans and sport utility vehicles, [payments due under an interest rate swap agreement] [and funds on deposit in the reserve account.] [[            ] will be the counterparty to the interest rate swap agreement.]

•	The issuing entity will pay interest and principal on the notes on the [ ] day of each month, or, if the [ ] is not a business day, the next business day, starting on [ ].

•

Credit enhancement for the notes offered hereby will consist of [a reserve account with an initial deposit of $[             ],] [subordinated certificates,] [excess interest on the receivables,] [overcollateralization [(in addition to the yield supplement overcollateralization amount)]] and [the yield supplement overcollateralization amount] [and, in the case of the Class A notes, by subordination of certain payments to the Class B noteholders].

•	The issuing entity will also issue a certificate representing an equity interest in the issuing entity, which is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[UNDERWRITERS]

The date of this prospectus supplement is [                     ]

i

(continued)

ii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

You should rely only on the information contained in, or expressly incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-[__] of this prospectus supplement and page [ ] of the accompanying prospectus.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain at no cost a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.

In this prospectus supplement, the terms “we”, “us” and “our” refer to Volkswagen Auto Lease/Loan Underwritten Funding, LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the notes and the receivables will be prepared by VW Credit, Inc. (“VW Credit”) and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. See the accompanying prospectus under “Reports to Noteholders.”

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. [The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at [            ]. The indenture trustee will forward a hard copy of the reports to each noteholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at [            ]. The indenture trustee is obligated to notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.]

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. VW Credit, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Volkswagen Auto Loan Enhanced Trust [ ]” and file number [ ].

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED PURSUANT TO AN EXEMPTION FROM SECTION 21 OF THE FSMA.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT IS NOT A PROSPECTUS FOR THE PURPOSES OF DIRECTIVE 2003/71/EC (AS AMENDED) INCLUDING ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE (THE “PROSPECTUS DIRECTIVE”). THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE NOTES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EUROPEAN ECONOMIC AREA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR US OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS. NEITHER WE NOR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO WE OR THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE NOTES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE NOTES CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Flow of Funds1

(Prior to an Acceleration after an Event of Default)

1 For more information regarding priority of payments, see “Description of the Transfer Agreements and the Administration Agreement – Priority of Payments.”

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES*

Issuing Entity/Trust

Volkswagen Auto Loan Enhanced Trust 20[ ]-[ ], a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables which are motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, minivans and sport utility vehicles.

Depositor/Seller

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of VW Credit, Inc., is the “depositor” of the issuing entity. The depositor will sell the receivables to the issuing entity. An affiliate of the depositor will be the initial holder of the issuing entity’s certificate.

You may contact the depositor by mail at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171, or by calling (703) 364-7000.

Servicer/Sponsor

VW Credit, Inc., a Delaware corporation, known as “VW Credit” or the “servicer”, will service the receivables held by the issuing entity and is the “sponsor” of the transaction described in this prospectus supplement and the related prospectus. The servicer will be entitled to receive a servicing fee for each collection

* NOTE: Disclose transactions that are not arm’s length or transactions that are outside the ordinary course between sponsor, depositor or issuing entity and any other transaction party.

period. The “servicing fee” for any payment date will be an amount equal to the product of (1) [1.00]%; (2) one-twelfth (or, in the case of the first payment date, [one-sixth] and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment income from amounts on deposit in the collection account and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originator

VW Credit originated the receivables, which VW Credit will sell to the depositor. We refer to VW Credit as the “originator”. VW Credit will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

VW Credit will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

[ ], a [national banking association], will be the “indenture trustee”.

[ ], a [Delaware banking corporation], will be the “owner trustee”.

[Swap Counterparty]

[[            ], a [            ], will be the “swap counterparty”] [insert disclosure required by Item 1115 of Regulation AB].

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	[LIBOR +]%
[Class B Notes	$	%]

[The [Class A-4] notes are sometimes referred to as the “floating rate notes.”]

The issuing entity will also issue a subordinated and non-interest bearing “certificate” which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date.

The notes are issuable in a minimum denomination of $[100,000] and integral multiples of $1,000 in excess thereof.

The issuing entity expects to issue the notes on or about [            ], which we refer to as the “closing date”.

INTEREST AND PRINCIPAL

The issuing entity will pay interest on the notes monthly, on the [ ] day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is [            ]. On each payment date,

payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

Interest Payments

•

Interest on the [Class A-1 notes and the Class A-4] notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the following payment date.

•

[Interest on the Class A-2 notes and the Class A-3 notes will accrue from and including the 20th day of the calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 20th day of the month in which such payment date occurs.]

•

Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•

The issuing entity will pay interest on the Class A-1 notes [and the Class A-4 notes] on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-4 notes, as applicable] will be the product of (i) the outstanding principal balance on the Class A-1 notes [and the Class A-4 notes, as applicable] before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes][and the Class B notes] on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes][and the Class B notes] will be the product of (i) the outstanding principal balance of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding [            ] (assuming a 30 day calendar month)), divided by 360.

•

Interest payments on all classes of Class A notes will have the same priority. [Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments of the Class A notes.]

Principal Payments

•	The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under

 “—Priority of Payments.”

•	The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period.

•	This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

•

On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

(1)	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;
(2)	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

(4)	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; and

[(5)	fifth, to the Class B notes, until the Class B notes are paid in full.]

•	All outstanding principal of a class of notes will be due on the related final scheduled payment date for that class.

Interest and Principal Payments after an Event of Default

On each payment date after an event of default under the indenture occurs [(other than an event of default based on the issuing entity’s breach of a covenant, representation or warranty)] and the notes are accelerated, after payment of certain amounts to the trustees and the servicer [and the swap counterparty], interest on the Class A notes will be paid ratably to each class of Class A notes and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal balance of each remaining class of notes. [After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes.] On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees, the servicer and the swap counterparty, interest on the Class A notes will be paid ratably to each class of Class A notes [followed by interest on the Class B notes]. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the outstanding principal amount of each remaining class of Class A notes until those other classes of Class A notes are paid in full. [Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full.] Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account. See “Description of the Transfer Agreements and the Administration Agreement—Rights Upon Event of Default” in this prospectus supplement.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

If VW Credit is the servicer, then the servicer will have the right at its option to exercise a “clean-up call” and to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if, the outstanding net pool balance of the receivables as of the last day of the related collection period is less than or equal to [10]% of [the sum of (i)] the initial net pool balance as of the cut-off date [and (ii) the initial pre-funding deposit amount, if any]. (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date.) If the servicer[, or any successor to the servicer], purchases the receivables and other issuing entity property (other than the reserve account) the purchase price will equal the greater of (a) the unpaid principal amount on the notes plus accrued and unpaid interest thereon up to but excluding that payment date (after giving effect to all distributions due on that payment date), [plus all amounts owing to the swap counterparty as of that payment date] and (b) the fair market value of the receivables and other issuing entity property (other than the reserve account). It is expected that at the time this option becomes available to the servicer, or any successor to the servicer, only the Class A-4 notes [and the Class B notes] will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining available funds after the payments under clauses first through [fifth] set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than [10] days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and such default shall continue for a period of five business days;

•	default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the outstanding notes [of the Controlling Class] (it being understood that no servicer replacement event will result from a breach by the servicer of any covenant for which the repurchase of the affected receivable is specified as the sole remedy pursuant to the sale and servicing agreement);

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the outstanding notes [of the Controlling Class]; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

[Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 150 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.]

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date or the redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, minivans and sport utility vehicles. We refer to these contracts and loans as “receivables”, to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors”. The receivables were underwritten in accordance with the originator’s underwriting criteria.

The receivables identified on the schedule of receivables delivered by VW Credit on the closing date will be transferred to the depositor by VW Credit and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders [and the swap counterparty].

The “issuing entity property” will include the following:

•

the receivables, including collections on the receivables after the applicable cut-off date (the cut-off date for the receivables sold to the issuing entity on the closing date is [            ], which we refer to as the [initial] “cut-off date”, [and the cut-off date for the receivables sold to the issuing entity on a Funding Date, the “subsequent cut-off date,” is the date specified in the notice relating to that Funding Date)];

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sales contracts and/or loans evidencing the receivables;

•	[rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

•	any other property securing the receivables;

•	all rights of the originator under agreements with the dealers relating to receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	rights of the issuing entity under the sale and servicing agreement and the administration agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the receivables pool as of the cut-off date in the [statistical] pool as of [            ], which we refer to as the “ [statistical] cut-off date”. [The statistical distribution of the characteristics of the actual receivables pool will vary somewhat from the statistical distribution of those characteristics in this prospectus because the actual pool will be selected from the receivables in the [statistical] pool and other receivables owned by the originator. Any variance between the characteristics of the statistical pool and the actual pool will not be material.]

As of the close of business on the [statistical] cut-off date, the receivables in the statistical pool described in this prospectus supplement had:

•	an aggregate receivables balance of $[ ];

•	a weighted average contract rate of [ ]%;

•	a weighted average original maturity of [ ] months; and

•	a weighted average remaining maturity of [ ] months.

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus supplement.

As described in “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, under VW Credit’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. Applications that are not automatically approved are ultimately reviewed by a VW Credit credit analyst with appropriate approval authority. Approximately [    ]% of the net pool balance as of the cut-off date was automatically approved, while approximately [            ]% of the net pool balance as of the cut-off date was evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the receivables in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any receivables in the pool approved after being automatically rejected by the electronic decisioning model.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal—Optional Redemption of the Notes,”

receivables may be purchased from the issuing entity by the depositor or sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Servicer.”

[SUBSEQUENT RECEIVABLES]

[On the closing date, $[            ] of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.” The amount deposited in the pre-funding account on the closing date represents [            ]% of the initial aggregate principal balance of the receivables (including the expected aggregate principal balance of the subsequent receivables). During the Funding Period, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional receivables from the seller, which we refer to as “subsequent receivables,” for an amount equal to the Receivables Purchase Price on each date (no more than once a week) which we refer to as a “Funding Date.” Subsequent receivables must meet certain eligibility criteria as described in “The Transaction Documents—Transfer and Assignment of the Receivables” in the accompanying prospectus.

The Funding Period will begin on the closing date and will end on the earliest to occur of:

•	[ ] full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is $[10,000] or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders. See “Description of the Purchase Agreement, Sale and Servicing Agreement and the Indenture—Pre-Funding Account.”]

[THE REVOLVING PERIOD]

[The issuing entity will not make payments of principal on the notes on payment dates occurring during the revolving period.

The “revolving period” consists of the collection periods from the closing date through [            ] [Insert a date not to exceed three years from the closing date.], and the related payment dates. We refer to the collection periods and the related payment dates following the revolving period as the “amortization period.”

If an early amortization event occurs, the revolving period will terminate early, and the amortization period will begin. See “The Revolving Period” in this prospectus supplement.

On each payment date related to the revolving period, amounts otherwise available to make principal payments on the notes will be applied to purchase additional receivables from the depositor for the purpose of maintaining the initial aggregate principal balance of the receivables. Such additional receivables must meet certain eligibility criteria as described in “The Transaction Documents—Transfer and Assignment of the Receivables” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial aggregate principal balance of the receivables.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the Revolving Period, to the extent applicable, in accordance with Items 1103(a)(5)(iii) and 1103(a)(5)(iv), respectively, of Regulation AB.] See “The Revolving Period” in this prospectus supplement.]

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account and amounts, if any, paid by the swap counterparty) in the following amounts and order of priority:

•	first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances;

•	second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	[third, to the swap counterparty, the Net Swap Payment;]

•

fourth, pro rata, (1) to the Class A noteholders, interest on the Class A notes; provided, that if there are not sufficient funds available to pay the entire amount of interest on the notes, the amount will be applied to the payment of such interest on a pro rata basis based on the amount of interest owing; and [(2) to the Swap Counterparty any Senior Swap Termination Payments payable to the swap counterparty;]

•	fifth, to the principal distribution account for distribution to the noteholders pursuant to “Interest and Principal – Principal Payments” above, the First Allocation of Principal, if any;

•	[sixth, to the Class B noteholders, interest on the Class B notes;]

•	[seventh, to the principal distribution account for distribution to the noteholders pursuant to “Interest and Principal – Principal Payments” above, the Second Allocation of Principal;]
•	eighth, to the reserve account, any additional amounts required to increase the amount on deposit in the reserve account up to the specified reserve account balance;

•	[ninth, to the swap counterparty, any Subordinate Swap Termination Payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

•

tenth, to pay to the owner trustee and the indenture trustee, fees and expenses (including indemnification amounts) due and owing under the trust agreement and the indenture, as applicable, which have not been previously paid; and

•	eleventh, to or at the direction of the certificateholder, any funds remaining.

The final distribution to any noteholder will be made only upon surrender and cancellation of the physical certificate representing that noteholder’s notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes—Payments of Principal.”

For a description of the priority of payments following an event of default, see “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments May Change Upon an Event of Default.”

CREDIT ENHANCEMENT

The credit enhancement provides protection for the [Class A notes and the Class B] notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be the [subordination of the certificate,] [the reserve account,] [overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount] [and the excess interest on the receivables]. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final maturity date generally will bear a greater risk of loss than notes having an earlier final scheduled maturity. See also “Risk Factors—Your share of possible losses may not be proportional” and “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments.”

The credit enhancement for the notes will be as follows:

[Class A notes]	[Subordination of principal payments of the Class B notes, which will have an initial note balance of $[ ],] the reserve account and excess interest on the receivables.

[Class B notes]	[The reserve account and excess interest on the receivables]

[Subordinated Certificates

The certificate [will have an initial principal balance of $[ ] (approximately [ ]% of the aggregate initial principal amount of the notes and the certificate) and] will be subordinated to the notes to provide credit enhancement for the notes because [no payments will be made on the certificate until the notes have been paid in full.] [no payments will be made on the certificate after an event of default until the notes have been paid in full.] See “Priority of Payments” above. The certificate is not offered to you under this prospectus supplement.]

[Subordination of Payments on the Class B Notes]

[As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture [(other than events of default based on the issuing entity’s breach of covenant, representation or warranty)], all payments on the Class B notes will be subordinated to all payments on the Class A notes until the Class A notes are paid in full. See “Description of the Purchase Agreement, Sale and Servicing Agreement and the Indenture—Priority of Payments May Change Upon the Event of Default” in this prospectus supplement.]

Reserve Account

On the closing date, the depositor will deposit from the proceeds of the sale of the notes $[    ] ([    ]% of the adjusted pool balance as of the closing date) in cash into the reserve account[, plus an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts on deposit in the pre-funding account and earnings on funds, if any, on deposit in the pre-funding account]. [(We use the term “adjusted pool balance” to mean, (i) as of the closing date, the net pool balance as of the cut-off date minus the yield supplement overcollateralization amount (as described below) for the closing date and (ii) for any payment date, the net pool balance at the end of the related collection period, minus the yield supplement overcollateralization amount (as described below) for that payment date).] Collections on the receivables and other available funds, to the extent available after payments and deposits of higher priority are made, will be added to the reserve account on each payment date until the amount on deposit in the reserve account is equal to the specified reserve account balance (as described below).

[The initial amount deposited in the reserve account on the closing date from the proceeds of the sale of the notes will be [    ]% of the initial [adjusted] pool balance as of the initial cut-off date.]

On each payment date, available funds will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance. Except as provided in the following paragraph, the “specified reserve account balance” is, on any payment date, the lesser of (a) $[    ] ([ ]% of the adjusted pool balance as of the closing date) and (b) the aggregate outstanding principal balance of the notes after giving effect to all payments of principal on that payment date.

On each payment date, the issuing entity will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses [first] through [seventh] under “Priority of Payments” above.

On any payment date, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be transferred to the collection account and distributed on that payment date [as available funds] [to the holder of the issuing entity’s certificates]. See “Description of the Transfer Agreements and the Administration Agreement—The Accounts—Reserve Account” in this prospectus supplement.

Overcollaterization

Overcollateralization is the amount by which the adjusted pool balance exceeds the aggregate outstanding principal balance of the notes. Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables. The initial amount of overcollateralization will be $[            ], or approximately [            ]% of the adjusted pool balance as of the closing date.

[Yield Supplement Overcollateralization Amount]

[The yield supplement overcollateralization amount for any payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [    ]%.

As of the closing date, the yield supplement overcollateralization amount will equal $[    ], which is approximately [    ]% of the adjusted pool balance as of the closing date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to above.

See “Description of the Transfer Agreements and the Administration Agreement—Yield Supplement Overcollateralization Amount” in this prospectus supplement for more detailed information about the yield supplement overcollateralization amount.]

[Excess Interest]

[Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, any net swap payment and interest on the notes each month, there is expected to be “excess interest”. Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with the “Priority of Payments” described above.]

[INTEREST RATE SWAP]

[On the closing date, the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the [Class A-4 notes]. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the note balance of the [Class A-4 notes] on the closing date, and that notional amount will decrease by the amount of any principal payments made on the [Class A-4 notes]. The notional amount under the interest rate swap will at all times be equal to the note balance of the [Class A-4 notes].

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate of [    ]% times the notional amount of the interest rate swap, and the swap counterparty will be obligated to pay a floating interest rate payment based on a per annum floating rate of LIBOR plus [    ]% times the notional amount of the interest rate swap. Payments (other than swap termination payments) on the interest rate swap agreement will be exchanged on a net basis. Any “net swap payment” owed by the issuing entity to the swap counterparty on the interest rate swap agreement ranks higher in priority than all payments on the notes.

Any interest rate swap agreement may be terminated upon an event of default or other termination event specified in such interest rate swap agreement. If any interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds.

A “senior swap termination payment” means any payment which is pro rata with payments of interest on the notes and is higher in priority than payments of principal on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement that is not a subordinated swap termination payment. A “subordinated swap termination payment” means any payment which is subordinate to payments of principal and interest on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement where the swap counterparty is the defaulting party or sole affected party (other than with respect to illegality or a tax event) as each such term is defined in the interest rate swap agreement. The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity property.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “The Notes—Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus supplement.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

TAX STATUS

Mayer Brown LLP, special federal tax counsel to the depositor, is of the opinion that (i) for United States federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes (other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase,

ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the [Class A notes and Class B] notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

[MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.]

RATINGS

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s evaluation of the receivables and the availability of any credit enhancement for the notes. [The ratings of the notes also will take into account the provisions of the interest rate swap agreement and the ratings currently assigned the debt obligations of the swap counterparty. A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any class of notes. For more specific information concerning risks associated with the interest rate swap agreement, see “Risk Factors—Risks associated with the interest rate swap” in this prospectus supplement.] A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page [ ] of the accompanying prospectus.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.	The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As a result, you may experience payment delays or losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in the prospectus. As of the [initial][statistical] cut-off date, based on the billing addresses of the obligors, [ ]%, [ ]% and [ ]% of the net pool balance of the receivables were located in [ ], [ ] and [ ], respectively. No other state accounts for more than 5.00% of the net pool balance of the receivables as of the cut-off date. Economic factors such as unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales, which may delay and reduce the amount of recoveries and increase net credit losses. All of these factors could result in losses on your notes.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables.	Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to VW Credit’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to VW Credit’s managed portfolio.

This prospectus supplement provides information regarding only the receivables as of the statistical cut-off date[, however the initial receivables and the subsequent receivables added to the receivables pool could have different characteristics.]	[This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The [initial] receivables [and any subsequent receivables transferred to the issuing entity during the Funding Period,] will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the [initial] receivables [and subsequent receivables] to differ materially from the receivables as of the statistical cut-off date, and each [initial] receivable [and subsequent receivable] must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the [initial] receivables [and the subsequent receivables] may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the [initial] receivables [and the subsequent receivables] sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool as of the statistical cut-off date disclosed in this prospectus supplement. [If any material pool characteristic of the actual receivables at the time of issuance of the notes differs by 5% or more (other than as a result of payments and collections on the receivables) from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement, the issuing entity will disclose the characteristics of the actual receivables on a Form 8-K filed with the SEC.]]

[Payments on the Class B notes are subordinated to payments on the Class A notes.]	Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, fees and expenses due to the trustees, any net swap payment, any Senior Swap Termination Payment and interest on and, in specified circumstances, principal payments of the Class A notes. Principal payments of the Class B notes will be fully subordinated to principal and interest payments of the Class A notes.]

[The occurrence of certain events of default under the indenture that result in acceleration of the notes may result in a delay or default in the payment of interest on or principal of the Class B notes.]	[After an event of default under the indenture that results in acceleration of the notes [(other than an event of default that arises from the issuing entity’s breach of a covenant, representation or warranty)], the issuing entity will not make any distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes. This may result in a delay or default in paying interest on or principal of the Class B notes.]

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.]	[On one or more occasions following the closing date, the issuing entity may purchase receivables from the seller, which, in turn, will acquire these receivables from VW Credit, with funds on deposit in the pre-funding account.
You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the Funding Period. See “The Purchase Agreement, Sale and Servicing Agreement and the Indenture—Pre-Funding Account,” in this prospectus supplement, this prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the seller to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

[Risks associated with the interest rate swap.]	[The issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the [Class A-4 notes] will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity property.

An event of default under the indenture may result in payments on your notes being accelerated. The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes, and the swap counterparty’s claim for any due and unpaid senior swap termination payment will be equal in priority to payments of interest on the notes and higher in priority than all payments of principal on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon the occurrence of specific events, which are described in this prospectus supplement in “The Notes—Interest Rate Swap Agreement.” Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the [Class A-4] notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the issuing entity is required to make a Senior Swap Termination Payment to the swap counterparty, that payment will be senior to all payments on the Class [B] notes and principal payments on the Class [A] notes but equal in priority to interest payments on the Class A notes. A Senior Swap Termination Payment to the swap counterparty could cause a shortfall in funds available on any payment date, in which case you may experience delays or reductions on the interest and principal payments of your notes.

If the interest rate swap agreement is terminated and no replacement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes you may experience delays and/or reductions in the interest on and principal payments of your notes.]

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the net pool balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the net pool balance of the receivables has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses due to receivables with low contract rates.	The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.

An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•        you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•        payments on your notes may be delayed until more senior classes of notes are repaid; and

•        your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

The absence of a secondary market could limit your ability to resell your notes.	There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment, that it will enable you to realize your desired yield, or that the market will continue for the life of the notes. The underwriters presently expect to make a secondary market in the notes, but have no obligation to do so. Absent a secondary market for the notes, you may experience a delay if you choose to sell your note or the price you receive for your note may be less than you would receive for a comparable liquid security. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in the prospectus.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses.	There can be no assurance at any time that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool” in this prospectus supplement might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.	Some or all of one or more classes of notes may be retained or purchased by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•       creates a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary, among other things, is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• creates a new framework for the regulation of over-the-counter derivatives activities;

• strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

• creates the Consumer Financial Protection Bureau (the “CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, implementing regulations will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as VW Credit. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to VW Credit or its affiliates, including the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as described in “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power Under OLA” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.	Ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase any notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny.	The Hired Agencies have been hired by the sponsor to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services. Furthermore, rating agencies, including the Hired Agencies, have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the market value of the notes and your ability to resell your notes.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from VW Credit, Inc. (which we sometimes refer to as “VW Credit”); and

•	[deposit the pre-funded amount, if any, into the pre-funding account; and]

•	make the initial deposit into the reserve account.

[The depositor or its affiliates will use $[            ] of the net proceeds of the offering of the notes to pay their respective debts, including “warehouse” debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay debt may be paid to the underwriters, the owner trustee, the indenture trustee or their respective affiliates. Payment of any expenses incurred in connection with the selection and acquisition of the receivables will be made by the depositor or its affiliates directly, rather than out of offering proceeds.]

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Volkswagen Auto Loan Enhanced Trust [            ] is a [statutory trust formed on [ ], 20[ ] under the laws of the State of Delaware] [common law trust formed on [ , 20[ ] under the laws of the State of [New York] [Delaware]] by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuing entity. An affiliate of the depositor will be the initial holder of the issuing entity’s certificate.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificate;

•	making payments on the notes and distributions on the certificate;

•	selling, transferring and exchanging the notes and the certificate to the depositor;

•	[entering into and performing its obligations under the interest rate swap agreement;]

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities [including, without limitation, entering into the interest rate swap agreements,] as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.]

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the issuing entity as of the cut-off date, as if the issuance of the notes had taken place on that date:

Class A-1 Asset Backed Notes	$
Class A-2 Asset Backed Notes	$
Class A-3 Asset Backed Notes	$
Class A-4 Asset Backed Notes	$
[Class B Asset Backed Notes]	$
Overcollateralization	$
Yield Supplement Overcollateralization Amount	$
Initial Reserve Account Balance	$

Total	$

The issuing entity will also issue a certificate, which is not offered by this prospectus supplement, and initially will be held by an affiliate of the depositor. On each payment date, the holder of the certificate will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “Description of the Transfer Agreements and Administration Agreement —Priority of Payments”.

[The issuing entity will also be liable for payments to the swap counterparty as described in “The Notes—Interest Rate Swap Agreement.”]

The issuing entity’s fiscal year ends on [December 31st].

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “Description of the Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus supplement.

The issuing entity’s principal offices are in [Wilmington, Delaware], in care of [            ], as owner trustee, at the address listed in “—The Owner Trustee” below.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in the prospectus and “The Trustees” in this prospectus supplement.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sales contracts or installment loans with respect to new or used automobiles, minivans or sport utility vehicles originated by VW Credit. We refer to VW Credit as the “originator”.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•

the receivables acquired by the issuing entity from the depositor on the closing date [and on each Funding Date] and payments made on the receivables [on or] after the [applicable] after the cut-off date;

•	the receivable files;

•	the security interests in the financed vehicles;

•

any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor under a receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	all rights of the originator under agreements with dealers relating to receivables;

[•	rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

•

the rights of the issuing entity to funds on deposit in the reserve account, the collection account, [the pre-funding account] and the principal distribution account and any other accounts established pursuant to the indenture or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the issuing entity under the sale and servicing agreement and the administration agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES

The Owner Trustee

[            ] is the “owner trustee” of the issuing entity under the trust agreement. [            ] is a [Delaware banking corporation] and its principal offices are located at [            ]. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The [servicer] [administrator] will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” and “—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

[            ] has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [            ] does not believe that the ultimate resolution of any of these proceedings is material to noteholders.

[Insert additional disclosure, if applicable, pursuant to Item 1109 of Regulation AB.]

For a description of the roles and responsibilities of the owner trustee, see “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in the prospectus.

The Indenture Trustee

[            ], a [national banking association], is the “indenture trustee” under the indenture for the benefit of the noteholders. You may contact the indenture trustee at [            ], or by calling [            ].

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The seller and its affiliates may maintain normal commercial and investment banking relations with the indenture trustee and its affiliates. The [servicer] [administrator] will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” and “—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

[            ] has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [            ] does not believe that the ultimate resolution of any of these proceedings is material to noteholders.

[Insert additional disclosure, if applicable, pursuant to Item 1109 of Regulation AB.]

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” and “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in the prospectus and “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement.

THE DEPOSITOR

The “depositor”, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose subsidiary of VW Credit, was formed on August 9, 2002 as a Delaware limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC. On December 15, 2006, Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC. The principal place of business of the depositor is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach the depositor by telephone at (703) 364-7000. The depositor was formed to purchase, accept capital contributions of or otherwise acquire beneficial interests in portfolios of motor vehicle leases and the related leased vehicles, motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of receivables and beneficial interests in vehicle lease portfolios from VW Credit pursuant to purchase agreements, (ii) the depositor of receivables and beneficial interests in vehicle lease portfolios to securitization trusts pursuant to sale and servicing agreements or sale agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

VW Credit was incorporated in the State of Delaware in April 1981 and is a wholly owned subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is a wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sales contracts, installment loans and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floorplan financing and retail auto loan and lease financing.

The principal place of business of VW Credit is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach VW Credit by telephone at (703) 364-7000. VW Credit will act as the “servicer”.

VW Credit securitized its first portfolio of motor vehicle loans in 1988 and has routinely sponsored motor vehicle loan securitizations in conjunction with public offerings of asset-backed securities in since 2003. VW Credit’s experience in and overall procedures for originating or acquiring receivables is described in “Origination and Servicing Procedures” in the accompanying prospectus. No securitizations sponsored by VW Credit have defaulted or experienced an early amortization triggering event.

VW Credit has participated in the structuring of the transaction described in this prospectus supplement [and has originated the receivables to be assigned to the issuing entity]. VW Credit is responsible for servicing the receivables included in the receivables pool as described below. VW Credit is also the administrator of the issuing entity.

THE ORIGINATOR

VW Credit is responsible for originating the receivables included in the transaction described in this prospectus supplement.

The originator purchases retail installment sale contracts and installment loans, secured by automobiles or other motor vehicles, through dealerships throughout the United States. Additionally, VW Credit may utilize direct marketing to offer automobile financing directly to consumers. The originator’s direct marketed products may include financing for the purchase of new and used vehicles, as well as refinancing of existing motor vehicle loans. The originator customizes product features, such as interest rate, loan amount, and loan terms, enabling it to lend to customers with a wide range of credit profiles.

THE SERVICER

VW Credit will be the servicer. VW Credit offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) approximately [            ] dealers in the United States that

sell Volkswagen and/or Audi vehicles. VW Credit has been directly servicing motor vehicle receivables since 1996. Prior to 1996, receivables originated by VW Credit were serviced through a third party servicer. VW Credit’s auto loan asset-backed securitization program was first used in a term securitization in 1988. After the 1988 term securitization, VW Credit began securitizing auto loans again in 2003.

So long as VW Credit is the servicer, it will also act as custodian of the receivables and will maintain possession of the receivables as the issuing entity’s and the indenture trustee’s agent. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity.

The servicer will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices.

VW Credit has made adjustments to its customary servicing practices over time, particularly in the areas of collections timing, collections intensity, repossession timing and business processes and workflow. Most of these adjustments are introduced on a limited and controlled trial basis and are implemented program-wide after VW Credit determines that those adjustments will result in an overall improvement in servicing and collections.

The servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect such security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the sale and servicing agreement, the servicer will covenant not to release the financed vehicle securing each receivable from the security interest granted by that receivable in whole or in part, except as required by applicable law or court order or in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle. If this covenant is breached, under the sale and servicing agreement, the servicer will be required to repurchase the related receivable if such breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable. In addition, if the servicer extends the date for final payment by the obligor on any receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes or reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law or court order, under the sale and servicing agreement the servicer will be required to repurchase the related receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable.

The servicer, in its capacity as custodian, will hold the receivable files for the benefit of the issuing entity and the indenture trustee. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. The servicer will promptly report to the issuing entity and the indenture trustee any failure on its part to hold a material portion of the receivable files and maintain its accounts, records, and computer systems as provided by the sale and servicing agreement and promptly take appropriate action to remedy any such failure. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees.

Additionally, under the sale and servicing agreement, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables, provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes or (ii) reduces the contract date or outstanding principal balance with respect to any receivable other than as required by applicable law or court order, it will promptly purchase such receivable. The servicer may refinance any receivable and deposit the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the obligor or any casualty with respect to the financed vehicle.

The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute Liquidation Proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the receivable free from any lien or other interest of the issuing entity or the indenture trustee.

See “The Transaction Documents” in the accompanying prospectus, which describes other obligations of the servicer under the sale and servicing agreement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The depositor and VW Credit, as servicer, as sponsor and as administrator, are affiliates. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of the other. [The [owner trustee] [indenture] is an affiliate of one of the underwriters.]

[THE SWAP COUNTERPARTY

[            ] will be the swap counterparty. It is organized as a [            ] under the laws of [            ].

Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described above under “The Notes—Interest Rate Swap.”

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.] [Insert disclosure required by Item 1115 of Regulation AB]

THE RECEIVABLES POOL

The characteristics set forth in this section are based on the statistical pool of receivables as of the statistical cut-off date. The [statistical] pool consists of receivables owned by the originator that met the criteria below as of the [statistical] cut-off date. The originator will originate additional receivables after the [statistical] cut-off date that may be included in the receivables pool. In addition, some amortization of the receivables will have occurred since the [statistical] cut-off date and some receivables included in the [statistical] pool will have prepaid in full or have been determined not to meet the eligibility criteria described below and therefore will not be included in the receivables pool. The receivables pool will be selected from (i) the statistical pool [and from (ii) receivables originated after the [statistical] cut-off date] [and (iii) receivables originated prior to the statistical cut-off date but which were not included in the statistical pool because of their failure to meet the eligibility criteria described below as of the statistical cut-off date but which, in each case, satisfy the eligibility criteria as of the actual cut-off date]. The characteristics of the receivables pool sold to the issuing entity on the closing date as of the [initial] [actual] cut-off date may vary somewhat from the characteristics of the actual receivables as of the [initial] [statistical] cut-off date illustrated in the tables below. [If any material pool characteristic of the receivables at the time of issuance of the notes differs by 5% or more (other than as a result of payments and collections on the receivables) from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement, the issuing entity will disclose the characteristics of the actual receivables on a Form 8-K filed with the SEC.]

Criteria Applicable to Selection of Receivables

The receivables sold to the issuing entity on the closing date will be selected for inclusion in the pool by several criteria. These criteria include, among other things, the requirements that, as of the cut-off date, each receivable:

•	had an original term to maturity of [ ] months to [ ] months;

•	had a maturity of no later than [ ];

•	had a remaining principal balance of at least $[ ];

•	had an APR of [ ]% to [ ]%;

•	was not more than 30 days past due;

•	satisfies the other criteria set forth in the transaction documents, including the criteria set forth under “The Receivables” in the accompanying prospectus.

All of the receivables are Simple Interest Receivables. See “The Receivables—Calculation Methods” in the accompanying prospectus.

[As of the statistical cut-off date, the weighted average FICO®1 score of the receivables as of origination of the related receivables is [    ] (excluding receivables of obligors with no FICO® score). Additionally, [    ]% of the net pool balance as of the [statistical] cut-off date is composed of obligors with no FICO® score available as of the origination of the related receivables. The FICO® score of an obligor is calculated as of the origination of the related receivable in the manner described in “Origination and

1 FICO® is a federally registered trademark of Fair, Isaac & Company.

Servicing Procedures—Underwriting Procedures” in the accompanying prospectus. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus. Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.] In addition, FICO® scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore, an obligor’s FICO® score at any time in the future may be higher or lower than the obligor’s FICO® score as of origination of the related receivable. See “Risk Factors—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables” in this prospectus supplement.

Payment of any expenses incurred in connection with the selection and acquisition of the receivables will be made by the depositor or its affiliates directly, rather than out of offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

Pool Underwriting

As described in “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, under VW Credit’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. Applications that are not automatically approved are ultimately reviewed by a VW Credit credit analyst with appropriate approval authority. [    ] receivables, having an aggregate principal balance of approximately $[    ] (approximately [    ]% of the net pool balance as of the cut-off date) were automatically approved, while [    ] receivables, having an aggregate principal balance of approximately $[    ] (approximately [    ]% of the net pool balance as of the cut-off date) were evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the receivables in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any receivables in the pool approved after being automatically rejected by the electronic decisioning model.

Pool Stratifications

The composition, distribution by remaining term, distribution by contract rate and geographic distribution by state of the obligor, in each case of the receivables as of the statistical cut-off date are set forth in the tables below.

*FICO® is a federally registered trademark of Fair, Isaac & Company.

Composition of the Receivables Pool

As of the [Statistical] Cut-off Date

Number of Receivables
Aggregate Outstanding Principal Balance
Outstanding Principal Balance
Average
Minimum
Maximum
APR
Weighted Average(1)
Minimum
Maximum
Original Term (Months)
Weighted Average(1)
Minimum
Maximum
Remaining Term (Months)
Weighted Average(1)
Minimum
Maximum
Percentage By Principal Balance of New Vehicles
Percentage By Principal Balance of Used Vehicles
Percentage By Principal Balance of Volkswagen Vehicles
Percentage By Principal Balance of Audi Vehicles
FICO® Score(2)(3)
Weighted Average(1)(3)
Minimum(3)
Maximum(3)

(1)	Weighted by principal balance as of the [statistical] cut-off date.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated as of origination of the related receivables and exclude obligors for which no FICO® score was available as of origination of the related receivable.

Distribution of the Receivables by Remaining Term

As of the [Statistical] Cut-off Date

Remaining Term Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
6 Months or less
7 months to 12 months
13 months to 18 months
19 months to 24 months
25 months to 30 months
31 months to 36 months
37 months to 42 months
43 months to 48 months
49 months to 54 months
55 months to 60 months
61 months to 66 months
67 months to 72 months

Total

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by APR

As of the [Statistical] Cut-off Date

APR Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
0.00% to 0.99%
1.00% to 1.99%
2.00% to 2.99%
3.00% to 3.99%
4.00% to 4.99%
5.00% to 5.99%
6.00% to 6.99%
7.00% to 7.99%
8.00% to 8.99%
9.00% to 9.99%
10.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%

Total

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by FICO® Score

As of the [Statistical] Cut-off Date

FICO® Score Range(2)	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
600 to 660
661 to 700
701 to 750
751 to 800
801 to 880

Total

(1)	Sum may not equal 100% due to rounding.
(2)	FICO® scores are calculated as of the origination of the related receivables and excludes receivables for which no FICO® score was available as of the origination of the related receivable.

Geographic Distribution of the Receivables by State

As of the [Statistical] Cut-off Date

State(1)	Number of Receivables	Percent of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(2)
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota

Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total

(1)	Based on the billing address of the obligor on the receivables.
(2)	Sum may not equal 100% due to rounding.

[Insert description of any economic or other factors specific to any state or region where 10% or more of the receivables are located which may materially impact the pool assets or pool asset fund.]

[Insert description of any economic or other factors specific to that concentration that may materially impact the receivables or transaction cash flows.]

Distribution of the Receivables by Original Term

As of the [Statistical] Cut-off Date

Original Term Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
12 months to 18 months
19 months to 24 months
25 months to 30 months
31 months to 36 months
37 months to 42 months
43 months to 48 months
49 months to 54 months
55 months to 60 months
61 months to 66 months
67 months to 72 months

Total

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Seasoning

As of the [Statistical] Cut-off Date

Seasoning Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
6 months or less
7 months to 12 months
13 months to 18 months
25 months to 30 months
31 months to 36 months
37 months to 42 months
43 months to 48 months
49 months to 54 months
55 months to 60 months
61 months to 66 months

Total

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Vehicle Type

As of the [Statistical] Cut-off Date

Vehicle Type	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
Car
SUV
Minivan

Total

(1)	Sum may not equal 100% due to rounding.

Delinquencies, Net Credit Loss and Repossession Experience

The following tables provide information relating to delinquency, credit loss and repossession experience for each period indicated with respect to all motor vehicle receivables serviced by VW Credit. This information includes the experience with respect to all motor vehicle receivables serviced as of each respective date or during each listed period. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pool. In addition, motor vehicle receivables with an original term greater than 60 months and the relative percentage of used vehicles in VW Credit’s portfolio has increased over time, which has resulted in a higher percentage of longer term loans and loans financing used vehicles being held by the issuing entity than was present in VW Credit’s motor vehicle receivables servicing portfolio as of the dates and for the periods indicated. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in the receivables pool will correspond to the delinquency and credit loss experience of VW Credit’s motor vehicle receivables servicing portfolio set forth in the following tables.

VCI Managed Retail Portfolio

Delinquency Experience(1)(2)

(dollars in thousands)

	At [ ]		At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Principal Amount Outstanding
Number of Receivables Outstanding

	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%
Delinquencies(2)(3)

31-60 days

61-90 days

91 or more days

Total 30+ Delinquencies

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by VW Credit, including those that have been sold but are serviced by VW Credit.
(2)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due.
(3)

VW Credit generally charges-off a receivable on the earlier of (a) the date on which proceeds from the sale of the vehicle securing that receivable are applied to the contract balance and (b) the month in which the receivable reaches its 120th day of delinquency if the contract has been assigned to a repossession agent for 60 days.

Net Credit Loss and Repossession Experience(1)

(dollars in thousands)

	At or for the [ ] months ended [ ],		At or for the twelve months ended December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Principal Amount Outstanding
Average Principal Amount Outstanding(2)
Number of Receivables Outstanding
Average Number of Receivables Outstanding(2)
Number of Receivables Repossessed
Number of Receivables with a Recovery
Number of Receivables Repossessed as a percent of the Average Number of Receivables Outstanding
Charge-Offs(4)
Recoveries(3)
Net Losses(5)
Net Losses as a percent of Average Principal Amount Outstanding(6)
Average Net Loss or all Receivables with a Net Loss(2)

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.
(3)	Recoveries generally include the net amounts received with respect to retail contracts previously charged off.
(4)

Charge-offs generally represent the total aggregate net outstanding balance of the receivables determined to be uncollectible in the period less proceeds from the disposition of the related retail vehicles, other than recoveries described in Note (5) below.

(5)

“Net Losses” generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers with respect to accounts previously charged off.

(6)	Percentages have been annualized for the [ ] months ended [ ] and are not necessarily indicative of the experience for the entire year.

In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “Origination and Servicing Procedures” in the accompanying prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables. The servicer considers a receivable delinquent when 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due. As of the [statistical] cut-off date, none of the receivables in the [statistical] pool were more than 30 days delinquent[, and as of the cut-off date, none of the receivables in the pool sold to the issuing entity on the closing date will be more than 30 days delinquent].

Historical Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance
Delinquent no more than once for 31-60 days(1)
Delinquent more than once for 31-60 days but never for 61 days or more
Delinquent at least once for 61 days or more

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent 1 time but never exceeded 60 days past due.

Static Pool Information About Certain Previous Securitizations

Appendix A to this prospectus supplement sets forth in tabular format static pool information about prior pools of retail installment sale contracts and installment loans that were sponsored by VW Credit in the last five years, including those receivables acquired and securitized by Volkswagen Auto Lease/Loan Underwritten Funding, LLC, that were included in the Volkswagen Auto Loan Enhanced Trust [            ]† transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A vary from the characteristics of the receivables in this transaction.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

†	Insert transactions sponsored by VW Credit in the last five years.

As part of the review, VW Credit identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by VW Credit’s senior management to ensure the accuracy of such descriptions. VW Credit also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of VW Credit’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, VW Credit also performed a review of the receivables in the pool to confirm that those receivables satisfied the criteria set forth under “The Receivables Pool—Criteria Applicable to Selection of the Receivables” in this prospectus supplement. The first aspect of that review tested the accuracy of the individual receivables data contained in VW Credit’s data tape. The data tape is an electronic record maintained by VW Credit, which includes certain attributes of the receivables. VW Credit selected a random sample of [            ] receivable files to confirm certain data points such as FICO® score, APR and origination date conformed to the applicable information on the data tape. A second aspect of that review consisted of a comparison of the statistical information contained under “The Receivables Pool” to data in, or derived from, the data tape. Statistical information relating to the receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, VW Credit performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

REPURCHASES AND REPLACEMENTS

[No assets securitized by VW Credit were the subject of a demand to repurchase or replace for breach of the representations and warranties during the one year period ending [            ].] [The following table provides information regarding the demand, repurchase and replacement history with respect to receivables securitized by VW Credit during the period from [            ], 20[__] to [            ], 20[__].] Please refer to Form ABS-15G filed by VW Credit on [            ] for additional information. The CIK number of VW Credit is 0000833733.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Receivables in ABS by Originator	Receivables that Were Subject of Demand	Receivables That Were Repurchased or Replaced	Receivables Pending Repurchase or Replacement (within cure period)	Demand in Dispute	Demand Withdrawn	Demand Rejected
Volkswagen Auto Loan Enhanced Trust 20[ ]-[ ]		Originator 1	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %
Volkswagen Auto Loan Enhanced Trust 20[ ]-[ ]		Originator 2	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Outstanding Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds [12] pools of receivables with the following characteristics:

Pool	Outstanding Principal Balance	Gross APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$	%
2	$	%
3	$	%
4	$	%
5	$	%
6	$	%
7	$	%
8	$	%
9	$	%
10	$	%
11	$	%
12	$	%
Total	$

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following coupon rates: Class A-1 notes, [ ]%; Class A-2 notes, [ ]%; Class A-3 notes, [ ]%; Class A-4 notes, [ ]%; [and Class B notes, [ ]%];

•	each scheduled payment on the receivables is made on the last day of each month commencing in [ ], and each month has 30 days;

•	the original outstanding balance of each class of notes is equal to the applicable original outstanding balance set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing [ ],and on the [ ] calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on [ ];

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes, the Class A-4 notes [and the Class B notes] will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that would be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity.

•	the servicing fee will be [1.00]% per annum;

[•       $[            ] will be deposited in the pre-funding account on the closing date; ] and

[•       all of the funds in the pre-funding account are used to purchase additional receivables.]

•	the cut-off date is [ ].

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original outstanding balance of the note.

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

[Percent of the Initial Outstanding Balance at Various ABS Percentages]

[Class B Notes]

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

THE NOTES

The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders [and the swap counterparty]. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. [                    ] will be the “indenture trustee”. You may contact the indenture trustee at [                                        ,] or by calling [                ].

All payments required to be made on the notes will be made monthly on each payment date, which will be the [    ] day of each month or, if that day is not a business day, then the next business day beginning [            ].

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

The original outstanding balance, interest rate and final scheduled payment date for each class of the notes offered hereby are set forth on the cover page to this prospectus supplement.

Distributions to the certificateholder will be subordinated to distributions of principal of and interest on the notes to the extent described in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $[100,000] and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

Payments of Interest

Interest on the unpaid outstanding balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate [(a) for the Class A-1 notes and the floating rate notes,] from and including the prior payment date (or from and including the closing date in the case of the first interest period) to but excluding the following payment date [or (b) for each other class of notes, from and including the [        ] day of the calendar month preceding each payment date (or from and including the closing date in the case of the first interest period) to but excluding the [        ] day of the month] in which that payment date occurs.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes [and the Class A-4 notes] will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-4 notes] will be the product of (i) the outstanding principal balance on the Class A-1 notes [and the Class A-4 notes] before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [and the Class B notes] will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [and the Class B notes] will be the product of (i) the outstanding principal balance of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding [            ] (assuming a 30 day calendar month)), divided by 360.

•

Interest Accrual Periods. Interest will accrue on the outstanding principal amount of each class of notes [(a) with respect to the Class A-1 notes and the floating rate notes,] from the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date [or (b) with respect to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, from and including the [ ]th day of the calendar month preceding a payment date (or in the case of first payment date, from and including the closing date) to but excluding the [ ]th day of the month] in which that payment date occurs. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date occurs. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Virginia, New York [or the principal place of business of the swap counterparty] or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

[A failure to pay the interest due on the notes [of the Controlling Class] on any payment date that continues for a period of [five] business days or more will result in an event of default.] See “Description of the Transfer Agreements and the Administration Agreement—Events of Default” in this prospectus supplement.

Payments of Principal

On each payment date, except as described below, the First Allocation of Principal [and the Second Allocation of Principal] will be applied to make principal payments on the notes. Prior to acceleration of the notes after an event of default, principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the Principal Distribution Amount will be applied to the notes as follows:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; [and]

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; [and]

•	[fifth, to the Class B notes, until the Class B notes are paid in full.]

At any time that the outstanding balances of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other [Class A] noteholders on each payment date, based on the aggregate outstanding principal balance of each class of [Class A] notes (other than the Class A-1 notes), until all events of default have been cured or waived as provided in the indenture or all [Class A] notes have been paid in full[, and then to the Class B noteholders until the Class B notes have been paid in full]. Such payments will be made from Available Funds and other amounts, including all amounts held on deposit in the reserve account.

To the extent not previously paid prior to those dates, the outstanding amount of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, [ ] payment date;

•	for the Class A-2 notes, [ ] payment date;

•	for the Class A-3 notes, [ ] payment date; and

•	for the Class A-4 notes, [ ] payment date; and

[•       for the Class B notes, [                    ] payment date.]

The remaining outstanding balance of each class of notes will be due on the related final scheduled payment date for each class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date or redemption date will be an event of default under the indenture.

Payments of Principal on each Payment Date

(other than Payment Dates after the Notes Have Been Accelerated Following the Occurrence of an Event of Default)

[Interest Rate Swap Agreement]

[On the closing date, the issuing entity will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the [Class A-4 notes]. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the initial Note Balance of the [Class A-4 notes] on the closing date and will decrease by the amount of any principal payments on the [Class A-4 notes]. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the Note Balance of the [Class A-4 notes].

On each payment date the issuing entity will make and receive payments under the interest rate swap agreements calculated with respect to the preceding interest accrual period and exchanged on a net basis. The issuing entity will pay to the swap counterparty the amounts set forth below with respect to the related interest rate swap agreement, in each case on a notional amount equal to the outstanding principal balance of the related class of floating rate notes and the swap counterparty will pay to the issuing entity the following amounts on such notional amount:

Class [A-4] Notes	Amount Payable to Swap Counterparty	Amount Payable to Issuing Entity

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [ ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the [Class A-4 notes] times the same notional amount. Payments on the interest rate swap (other than Swap Termination Payments) will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. A Net Swap Payment made by the issuing entity ranks higher in priority than all payments on the notes.

Among other things, an event of default under the interest rate swap agreement includes:

•	failure to make payments due under the interest rate swap agreement; or

•	the occurrence of certain bankruptcy events of the issuing entity or bankruptcy and insolvency events of the swap counterparty.

•	any breach of the interest rate swap agreement or related agreements by the swap counterparty;

•	failure to post collateral or return collateral pursuant to the terms of the credit support annex by the swap counterparty or the issuing entity (solely with respect to the return of collateral);

•	misrepresentation by the swap counterparty; or

•	merger by the swap counterparty without assumption of its obligations under the interest rate swap agreement.

Among other things, a termination event under the interest rate swap agreement includes:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	any commencement of the liquidation of the issuing entity property following an event of default under the indenture;

•

failure of the swap counterparty to provide the financial information required by Regulation AB and other requested information or to assign the interest rate swap agreement to an eligible counterparty that is able to provide the information;

•	certain tax events;

•

any amendment to the sale and servicing agreement or the indenture by the issuing entity that has a material and adverse affect on the swap counterparty without the prior written consent of the swap counterparty to the extent such consent is required under the related agreement;

•	a merger or consolidation of the swap counterparty into an entity with materially weaker creditworthiness; or

•

failure of the swap counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral; or

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the interest rate swap agreement.

Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party or, in some instances, the affected party or burdened party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. Any Swap Termination Payment that constitutes a Subordinated Swap Termination Payment will be subordinated to payments of principal of and interest on the notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payment will be paid pro rata with interest on the Class A notes. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty, under the interest rate swap agreement to the extent not previously paid.]

[THE REVOLVING PERIOD]

[During the revolving period, noteholders will not receive principal payments. Instead, on each payment date during the revolving period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in additional receivables to be purchased from the depositor.

The issuing entity will purchase additional receivables meeting the eligibility requirements described in “The Receivables Pool.” The purchase price for each additional receivable will be [insert formula for determining purchase price].

The depositor will seek to purchase additional receivables from the originator, with a purchase price equal to the reinvestment amount, to the extent of available funds. The sponsor will seek to make receivables available to the depositor as additional receivables in an amount approximately equal to the amount of the available funds, but it is possible that the sponsor will not have sufficient additional receivables for this purpose. Any portion of available funds that is not used to purchase additional receivables on a payment date during the revolving period will be applied on subsequent payment dates in the revolving period to purchase additional receivables. Noteholders will be notified of the purchase of additional receivables on Form 10-D.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional receivables that can be purchased during the revolving period.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Items 1103(a)(5)(iii) and 1103(a)(5)(iv), respectively, of Regulation AB.]

The revolving period consists of the collection periods beginning with the [            ] collection period and ending with the [                    ] collection period and the related payment dates. Reinvestments in additional receivables will be made on each payment date related to those collection periods. The revolving period will terminate sooner if an early amortization event occurs in one of those collection periods, in which case the amortization period will begin and no reinvestment in additional receivables will be made on the related payment date. During the amortization period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments.”]

An “early amortization event” will occur if:

•	[the amount on deposit in the reserve account is less than the Specified Reserve Account Balance for two consecutive months;

•	an event of default occurs as described under “Description of the Transfer Agreements and the Administration Agreement—Events of Default” in this prospectus supplement; or

•	a servicer replacement event occurs as described under “Description of the Transfer Agreements and the Administration Agreement—Servicer Replacement Events” in this prospectus supplement.

The occurrence of an early amortization event is not necessarily an event of default under the indenture.]

[Insert any additional limitation on the ability of the issuing entity to acquire additional receivables and any additional disclosure required in accordance with Item 1111(g) of Regulation AB.]

DESCRIPTION OF THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The information in this section summarizes material provisions of the “purchase agreement” entered into between VW Credit and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, VW Credit and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the sections titled “The Transaction Documents” and “Description of the Indenture”, to which reference is hereby made.

We will file a copy of the actual transfer agreements and the administration agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables and Related Security Interests

Under the purchase agreement, VW Credit will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Collection and Other Servicing Procedures

Currently, the servicer uses fiscal months rather than calendar months. Each fiscal month is either four or five weeks and generally begins on a Sunday and ends on a Saturday. The servicer uses fiscal months rather than calendar months to assure that each month ends on a weekend, which facilitates an easier internal end of month accounting cut-off. Because the fiscal month does not precisely correspond to the calendar month, a particular fiscal month (for example, the June fiscal month) may include one or more days of the preceding calendar month (for example, a few days of May) at the beginning of the fiscal month and/or a few days of the next calendar month (for example, a few days of July). Fiscal months are determined from time to time by the servicer. Each “collection period” will be the period commencing on the first day of each fiscal month of the servicer and ending on the last day of such fiscal month (or in the case of the initial collection period, the period commencing on the close of business on the cut-off date and ending on [        ]). The servicer may elect in the future to have its fiscal months coincide with calendar months. It is expected that there generally will be a greater amount of Collections received and paid in the aggregate to investors on a payment date relating to a five week collection period then a payment date relating to a four week collection period.

Administration Agreement

VW Credit will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the transfer agreements and certain duties and obligations of the issuing entity and the owner trustee under the trust agreement and the transfer agreements to which the issuing entity is a party (except those duties and obligations of the owner trustee under the transfer agreements related to Regulation AB). However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.

As compensation for the performance of the administrator, the administrator will be entitled to receive $[    ] annually, which shall be solely an obligation of the servicer.

The Accounts

The issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders [and the swap counterparty]:

•	the collection account;

•	the principal distribution account;

•	the reserve account[; and

•	the pre-funding account].

The Collection Account

Under the sale and servicing agreement, unless the monthly remittance condition described below is not satisfied, VW Credit as servicer will remit Collections it receives on the receivables to the collection account on the following payment date or, if the collection account is not maintained at the indenture trustee, then on the business day preceding each payment date (so long as the monthly remittance condition is met). However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all Collections into the collection account within two business days after identification. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least [            ] from [            ] and [            ] from [            ], (y) both [            ] and [            ] are then rating a debt issuance of Volkswagen Group of America, Inc. or VW Credit (and, in the case of VW Credit, that debt issuance is guaranteed by Volkswagen AG) and (z) VW Credit remains a direct or indirect wholly owned subsidiary of Volkswagen AG. The servicer may also remit Collections to the collection account on any other alternate remittance schedule (but not later than the related payment date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds. [Currently, the monthly remittance condition is not satisfied.] The indenture trustee will deposit into the collection account, promptly on the day of receipt, the Net Swap Receipt, if any, received from the swap counterparty, for any payment date.

On each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the sale and servicing agreement to be withdrawn from the reserve account and distributed on that payment date.

Principal Distribution Account

On each payment date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date in the order of priority above under “The Notes—Payments of Principal.”

Reserve Account

The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders [and the swap counterparty.] To the extent that Collections on the receivables and amounts on deposit in the reserve account [and amounts paid by the swap counterparty (if any) are insufficient,] the noteholders will have no recourse to the assets of the certificateholder, [the swap counterparty,] the depositor or servicer as a source of payment.

The reserve account initially will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to [the sum of (a)] [    ]% of the initial Adjusted Pool Balance of the receivables [and (b) an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts in the pre-funding account and earnings on funds, if any, on deposit in the pre-funding account]. [The reserve account will be funded by deposits from proceeds of the sale by the seller of subsequent receivables on each Funding Date in an amount equal to [    ]% of the aggregate receivables balance of the subsequent receivables for that Funding Date.]

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments.”

Amounts on deposit in the collection account, the principal distribution account and the reserve account will be invested by the indenture trustee at the direction of the servicer in Permitted Investments. Permitted Investments are limited to obligations or securities that mature on or before the next payment date.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses [first through seventh] under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the indenture trustee will deposit the amount of the excess into the collection account and the excess will then be distributed as part of Available Funds for that payment date for distribution as specified under “—Priority of Payments” below.

In addition, on any payment date [occurring after the end of the Funding Period,] if the sum of the amount in the reserve account and the amount of remaining Available Funds after payment of the amounts set forth in clauses [first through seventh] under “—Priority of Payments” would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw all amounts from the reserve account for distribution as part of Available Funds for that payment date.

[Pre-Funding Account]

[On the closing date, $[                                        ] will be deposited from the proceeds of the sale of the notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents % of the initial pool balance (including the expected aggregate principal balance of the subsequent receivables). In order to acquire subsequent receivables on a Funding Date, certain conditions precedent must be satisfied and the subsequent receivables must satisfy the same eligibility criteria as the receivables transferred to the issuing entity on the closing date. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a Funding Date will be equal to the Receivables Purchase Price with respect to such subsequent receivables. The underwriting criteria for subsequent receivables are expected to be substantially the same as those for the initial receivables and thus it is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A-1 notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the pre-funding account exceed $100,000, the funds will be paid ratably to the Class A noteholders, until the Class A notes are paid in full[, and then ratably to the Class B noteholders, until the Class B notes are paid in full].

Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in permitted investments and investment earnings therefrom will be deposited into the collection account as Available Funds on each payment date. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the pre-funding account may be invested in investments that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.

In connection with each purchase of subsequent receivables, officers on behalf of the servicer, the seller and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. No person (other than the servicer, the seller and the issuing entity) will provide independent verification of that certification.]

Advances

On each payment date, the servicer will deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses [first] through [seventh] of the payment waterfall described below and (2) the aggregate scheduled monthly payments due on the receivables but not received during and prior to the related collection period (an “advance”).

However, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that such advance is not likely to be repaid from future cash flows from the receivables. No advances will be made with respect to Defaulted Receivables. In making advances, the servicer will assist in maintaining a regular flow of payments on the receivables, rather than guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer, without interest (from Available Funds, including Collections on the receivables pool), prior to any distributions on the notes. See “—Priority of Payments” below.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding that payment date—including funds, if any, deposited into the collection account from the reserve account and any advance made by the servicer—in the following order of priority (which we sometimes refer to as the “payment waterfall”):

(1)        first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;

(2)        second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

(3)        [third, to the swap counterparty, the Net Swap Payment, if any, for such payment date;]

(4)        fourth, pro rata [based on amounts due, (i) to the swap counterparty, any Senior Swap Termination Payments for such payment date and (ii)]to the [Class A] noteholders, pro rata, the accrued [Class A] note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the [Class A] notes at their respective interest rates on the respective note balances as of the previous payment date (after giving effect to all payments of principal to the [Class A] noteholders on prior payment dates); and (b) the excess, if any, of the amount of interest due and payable to the noteholders on prior payment dates over the amounts actually paid to the [Class A] noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of the [Class A] notes (to the extent permitted by law);

(5)        fifth, to the principal distribution account for distribution pursuant to “The Notes—Payments of Principal” above, the First Allocation of Principal;

(6)        [sixth, to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the interest rate on the Class B notes (to the extent permitted by law);]

(7)        [seventh, to the Principal Distribution Account for distribution pursuant to “The Notes—Payments of Principal” above, the Second Allocation of Principal;]

(8)        eighth, reserve account, any additional amount required to increase the amount on deposit in the reserve account up to the specified reserve account balance;

(9)        [ninth, to the swap counterparty, any Subordinated Swap Termination Payments for such payment date;]

(10)        tenth, to the owner trustee and the indenture trustee, fees and expenses (including indemnification amounts) due and owing under the trust agreement and the indenture, as applicable, which have not been previously paid; and

(11)        eleventh, to or at the direction of the certificateholder, any funds remaining.

“First Allocation of Principal“ means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the note balance of the Class A notes as of the preceding payment date over (b)(i) the sum of the pool balance as of the last day of the related collection period [minus the yield supplement overcollateralization amount] plus (ii) amounts, if any, on deposit in the pre-funding account as of the last day of the related collection period; provided, however, that the First Allocation of Principal will not exceed the note balance of the Class A notes; provided, further, that the First Allocation of Principal on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A notes to zero.

“Second Allocation of Principal“ means, for any payment date an amount not less than zero equal to the excess, if any, of (a) the note balance of the notes minus the First Allocation of Principal for the specified payment date over (b)(i) the pool balance as of the last day of the related collection period [minus the yield supplement overcollateralization amount] plus (ii) amounts, if any, on deposit in the pre-funding account as of the last day of the related collection period; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for any class of notes will not be less than the amount that is necessary to reduce the note balance of that class to zero (after the application of the First Allocation of Principal).

Upon and after any distribution to the certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts. On each payment date, after all deposits and distributions of higher priority as described above, the certificateholder will be entitled to any funds remaining on that payment date.

If the sum of the amounts required to be distributed pursuant to clauses first through [fifth] above exceeds the sum of Available Funds [and servicer advances] for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

[Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, any net swap payment and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments”.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee(1)	Product of (a) one-twelfth (or, in the case of the first payment date, [a fraction equal to the number of days from but not including the [initial] cut-off date to and including the last day of the first collection period over 360][one-sixth]), (b) [1.00]% per annum and (c) the net pool balance of the receivables as of the first day of the related collection period [(or as of the [initial] cut-off date, in the case of the first payment date)]	servicer	Payable prior to payment of [net amounts due to the swap counterparty and] interest and principal on the notes

Unpaid Indenture Trustee Compensation or Indemnification Payments(1)	$[ ] as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	indenture trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

Unpaid Owner Trustee Compensation or Indemnification Payments(1)	$[ ] as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	owner trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

(1)	VW Credit, as the servicer pursuant to the Servicing Agreement, is required to pay the fees, expenses and indemnity payments of the indenture trustee and the owner trustee. However, to the extent that the servicer fails to make these payments, the fees, expenses and indemnity payments will be paid out of Available Funds in accordance with the Payment Waterfall to the extent they have not been previously paid when due.
(2)	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will agree to cause the [servicer] to indemnify the indenture trustee for any loss, liability or expense (including reasonable attorney’s fees) incurred without willful misconduct, [gross] negligence or bad faith on the part of the indenture trustee arising out of, or in connection with, the acceptance or administration of the trust, including, with certain limitations, the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments”.

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or [gross] negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments”.

[Yield Supplement Overcollateralization Amount

As of the closing date, the yield supplement overcollateralization amount will equal [            ], which is approximately [            ]% of the initial Adjusted Pool Balance as of the closing date. The yield supplement overcollateralization amount will decline on each payment date. It is intended to compensate for the low APRs on some of the receivables and is in addition to the overcollateralization referred to in “Summary—Credit Enhancement—Overcollateralization”.

With respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount Amount
Closing Date	$

The yield supplement overcollateralization amount for each payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [•]%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.]

Optional Redemption

If VW Credit, as servicer, exercises its optional clean-up call to purchase the assets of the issuing entity (other than the reserve account) on any payment date when the net pool balance of the receivables as of the last day of the related collection period has declined to [10]% or less of [the sum of (i)] the net pool balance as of the cut-off date [and (ii) the initial amount, if any, deposited into the pre-funding account], then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which VW Credit, or any successor to VW Credit, exercises this option. This option is described in the prospectus under “The Transaction Documents—Purchase of Receivables by the Servicer.” The purchase price will be at least equal to the greater of (a) the outstanding principal balance of all the notes plus accrued and unpaid interest thereon (after giving effect to all distributions for that payment date in accordance with “—Priority of Payments” above) up to but excluding that payment date at the applicable interest rate [and any amounts due to the swap counterparty] and (b) the fair market value of the receivables and other issuing entity property (other than the reserve account).

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining available funds after the payments under clauses first through [fifth] set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

It is expected that at the time this clean-up call option becomes available to the servicer, only the Class A-4 notes [and Class B notes] will be outstanding.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, [a fraction equal to the number of days from but not including the [initial] cut-off date to and including the last day of the first collection period over 360][one-sixth]), (2) [1.00]% per annum and (3) the net pool balance of the receivables as of the first day of the related collection period [(or as of the [initial] cut-off date, in the case of the first payment date)]. As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds in the collection account[, the reserve account] and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account and any advances made by the servicer. The servicer will pay all expenses (apart from certain expenses incurred in connection with liquidating a financed vehicle related to a receivable, such as auction, painting, repair or refurbishment in respect of that financed vehicle) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities and of the owner trustee) and generally will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Modifications of Receivables and Extensions of Receivables Final Payment Dates

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the latest final scheduled payment date for any notes or (2) reduces the contract rate or outstanding principal balance of any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, then the servicer will be required to purchase that receivable from the issuing entity if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal balance of the notes;

•

any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal balance of the notes;

•

any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered by the servicer pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal balance of the notes (it being understood that any repurchase of a receivable by VW Credit pursuant to the purchase agreement or the depositor or the servicer pursuant to the sale and servicing agreement shall be deemed to remedy any incorrect representation or warranty with respect to such receivable); or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

[Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of [150] days will not constitute a servicer replacement event if that delay or failure was caused by force majeure or other similar occurrence.]

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first three bullet points above has occurred.

Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the indenture trustee, acting at the direction of noteholders evidencing 66 2/3% of the aggregate outstanding principal balance of the outstanding notes, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, [the swap counterparty] and the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal balance of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. Except as set forth below, no servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties and provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except under limited circumstances in connection with a consolidation or merger or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer from its duties under the sale and servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee without further action will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

The holders of a majority of the aggregate outstanding principal balance [of the Controlling Class] of the notes may waive any servicer replacement event.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and that default continues for a period of five business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the outstanding notes;

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the outstanding notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

[Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of [150] days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.]

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default [(other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity)], the indenture trustee may or if directed by the noteholders of a majority of the aggregate outstanding note principal balance of the outstanding notes will, declare the notes to be immediately due and payable. [Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all accrued and unpaid interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.]

If an event of default is unremedied, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity property, exercise remedies as a secured party, elect to maintain the receivables and the other issuing entity property and, if the indenture trustee elects to maintain such possession, it will continue to apply the proceeds from the receivables and the other issuing entity property as if there had been no event of default or sell the receivables and the other issuing entity property. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables and the other issuing entity property or may elect to have the issuing entity maintain possession of the receivables and the other issuing entity property and apply Collections as received. However, the indenture trustee is prohibited from selling or liquidating the receivables and the other issuing entity property following an event of default unless:

•	the holders of 100% of the aggregate outstanding principal balance [of the Controlling Class] of the outstanding notes [and the swap counterparty] consent to such sale or liquidation;

•

the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on all outstanding notes [and all amounts owed to the swap counterparty at the date of such sale]; or

•

the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal balance of the outstanding notes [of the Controlling Class] [and the swap counterparty].

In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling or liquidating the receivables and the other issuing entity property unless the holders of 100% of the aggregate outstanding principal balance of the outstanding notes consent to a sale or the proceeds of a sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes [and all amounts owed to the swap counterparty.]

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture or to honor the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses, disbursements, advances and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the aggregate outstanding principal balance of the outstanding notes [of the Controlling Class] will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority of the aggregate outstanding principal balance of the outstanding notes [of the Controlling Class] may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of 100% of the aggregate outstanding principal balance of the outstanding notes or a default arising from an insolvency of the issuing entity.

Priority of Payments May Change Upon an Event of Default

Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes (including payments of principal on the notes). On each payment date after an event of default and acceleration of the notes, payments will be made from all funds (including all amounts held on deposit in the reserve account) available to the issuing entity (net of liquidation costs associated with the sale of the trust estate) in the following order of priority:

(1)        first, pro rata, to the indenture trustee and the owner trustee, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the trust agreement and the indenture, provided, that the amounts payable pursuant to this clause will be limited to $[            ] per annum in the aggregate;

(2)        second, to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;

(3)        third, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

(4)        [fourth, to the swap counterparty, any due and unpaid Net Swap Payments];

(5)        fifth, [pro rata, (A) to the swap counterparty for any due and unpaid Senior Swap Termination Payments and (B)] to the [Class A] noteholders, pro rata, the accrued [Class A] note interest; if there are not sufficient funds to pay the entire amount of the accrued note interest, the amount available shall be applied to the payment of such interest on each class of [Class A] notes on a pro rata basis based on the amount of interest payable to each class of [Class A] notes;

(6)        sixth, if an Event of Default has occurred [that arises from (a) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity,] in the following order of priority:

•

to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, in respect of principal thereof, pro rata (based on the outstanding principal balance of each class of outstanding notes on such payment date), until all classes of the notes have been paid in full;

•	[to the Class B noteholders, the accrued Class B note interest;]

•	[to the Class B noteholders, until the Class B notes have been paid in full;]

(7)        [seventh, if an Event of Default has occurred that arises from any event other than those events described above in clause [sixth], in the following order of priority:

•	[to the Class B noteholders, the accrued Class B note interest;]

•	to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, pro rata, until all classes of the Class A notes have been paid in full; [and]

•	[to the Class B noteholders, until the Class B notes have been paid in full;]

(8)        [eighth, to the swap counterparty, any due and unpaid Subordinated Swap Termination Payments];

(9)        ninth, to the owner trustee and the indenture trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid;

(10)        tenth, any remaining funds to or at the direction of the certificateholder.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth under “—Priority of Payments” above, until a liquidation, if any, of the receivables and the other issuing entity property.

Amendment Provisions

(a) The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person, (b) the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person and (c) the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case if one of the following documents is delivered to the indenture trustee by the depositor, servicer or administrator as applicable:

(i)        an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders;

(ii)        an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

(iii)        the Rating Agency Condition is satisfied with respect to such amendment and the servicer or the depositor notifies the indenture trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the aggregate outstanding balance of the [notes, voting as a single class] [Controlling Class]; provided, that the sale and servicing agreement may not be amended if that amendment would (i) reduce the interest rate or principal amount of any note, change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding amount of the notes which were required to consent to such matter before giving effect to such amendment.

The issuing entity and the indenture trustee may, when authorized by an issuing entity order, enter into supplemental indentures, without obtaining the consent of the noteholders for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that (i) either (x) the Rating Agency Condition has been satisfied or (y) the action will not, as evidenced by an officer’s certificate or an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder; and (ii) such action shall not, as evidenced by an opinion of counsel delivered to the indenture trustee, (x) affect the treatment of the notes as debt for federal income tax purposes or (y) be deemed to cause a taxable exchange of the notes for federal income tax purposes. The issuing entity and the indenture trustee may also, when authorized by an issuing entity order, enter into supplemental indentures without obtaining the consent of the noteholders but with prior notice to each Hired Agency, to correct the description of property subject to the lien of the indenture, to add covenants for the benefit of the noteholders, to pledge additional property, to cure ambiguity or inconsistency if such cure does not materially and adversely affect the noteholders, and to make certain other technical amendments specified in the indenture.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may, with prior notice to the Hired Agencies and with the consent of the noteholders of not less than a majority of the aggregate outstanding principal balance of the outstanding notes, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying (except as provided below) in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require the consent of the holder of each outstanding note affected thereby:

•

changes the final scheduled payment date of any note or reduces the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or changes any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

•	impairs the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payments on the notes that such noteholders own;

•

reduces the percentage of the aggregate principal amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them;

•

reduces the percentage of the aggregate outstanding principal balance of the outstanding notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•

decreases the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or the other transaction documents;

•	provides that additional provisions of the indenture or the other transaction documents may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•

affects the calculation of the amount of interest on or principal of any note payable on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any property at any time or deprive the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively. [No amendment or supplemental indenture will be effective which materially and adversely affects the rights of the swap counterparty under the interest rate swap agreement without the consent of the swap counterparty.]

LEGAL INVESTMENT

[Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the investor and its advisor to satisfy those requirements.]

Capital Requirements Directive

Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“Article 122a”), as implemented by national legislation or rulemaking in the Member States of the European Economic Area (EEA) and other countries in the European Economic Area, places certain conditions on investments in asset-backed securities by credit institutions regulated in those countries and affiliates of those institutions. Article 122a allows such credit institutions and their affiliates to invest in asset-backed securities only if the sponsor, originator or original lender has disclosed to investors that it will retain a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, and while it holds that investment, the credit institution or its affiliate, as applicable, must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of VW Credit, the depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution or an affiliate thereof to satisfy the due diligence and monitoring requirements of Article 122a or any corresponding rules applicable to EEA-regulated investors.

Failure of an EEA-regulated credit institution or an affiliate thereof (or any other EEA-regulated investor that may become subject to Article 122a or any corresponding rules) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a or other corresponding rules and the suitability of the notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP is of the opinion that based on the terms of the notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, the [Class A notes and the Class B] notes (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as indebtedness for federal income tax purposes; and for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.

It is anticipated that the notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount discussed in the prospectus under “Material Federal Income Tax Consequences—The Notes—Original Issue Discount”) will not be issued with more than a de minimis amount (i.e.,  1/4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”) (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, which may be subsequently considered issued with OID if sold by such person). If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

As long as the depositor (or an affiliate treated as the same person as the issuing entity for United States federal income tax purposes) is the only owner of the certificate, the issuing entity will be treated as a division of such certificateholder and hence disregarded as a separate entity for United States federal income tax purposes. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition, holding or disposition of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee[, the swap counterparty] or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of notes by, or on behalf of, a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and specified church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (a) it is not acquiring and will not hold the notes with the plan assets of a benefit plan or a governmental plan, non-U.S. plan, or church plan or any other employee benefit plan or retirement arrangement that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“similar law”) or (b)(i) the notes are rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of purchase or transfer, and (ii) its acquisition, holding and disposition of the notes will not give rise to a nonexempt prohibited transaction under ERISA, or Section 4975 of the Code or a nonexempt violation of any similar law.

Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any benefit plan with respect to the benefit plan’s decision to invest in the notes. Each fiduciary or other person with investment responsibilities over the assets of a benefit plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of benefit plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the [Class A notes and the Class B] notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	[Class B Notes]	Total
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$

Total	$	$	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non- defaulting underwriter may be increased or the underwriting agreement may be terminated.

The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3Notes	%	%
Class A-4 Notes	%	%
[Class B Notes	%	%]

If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

The depositor and VW Credit have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereby. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the [Class A notes and the Class B] notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the [Class A notes and the Class B] notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A notes and Class B notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such [Class A notes and Class B] notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the [Class A notes and Class B] notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act “). Over-allotment transactions, involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions, permit bids to purchase the [Class A notes and Class B] notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions, involve purchases of the [Class A notes and Class B] notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes and Class B notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the [Class A notes and Class B] notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

[It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.]

[Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, VW Credit, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.]

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. [One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.] [An affiliate of one of the underwriters is the owner trustee, and an affiliate of another underwriter is the indenture trustee.]

As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuing entity. One or more of the underwriters, the owner trustee, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may receive a portion of the proceeds as a repayment of the debt.

The indenture trustee, on behalf of the issuing entity and at the direction of the servicer, may from time to time invest the funds in accounts and Permitted Investments acquired from the underwriters or their affiliates.

The [Class A notes and the Class B] notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the [Class A notes and Class B] notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the [Class A notes and Class B] notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the [Class A notes and Class B] notes.

The depositor will receive aggregate proceeds of approximately $[ ] from the sale of the [Class A notes and Class B] notes (representing [            ]% of the initial note balance of the [Class A notes and Class B] notes) after paying the aggregate underwriting discount of $[            ] on the [Class A notes and Class B] notes. Additional offering expenses are estimated to be $[            ].

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Subject to receiving certain opinions of counsel, Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuing entity that:

•

it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any securities, bank regulatory or other applicable law that applies to such underwriter; and

•

it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

[Each underwriter has further severally represented to and agreed with the issuing entity that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, as amended (“FSMA”) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.]

[In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden and the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, [swap counterparty,] servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for the servicer and the seller by [            ], Attorney for VW Credit. Certain other legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP, Chicago, Illinois. Mayer Brown LLP has from time to time represented VW Credit and its affiliates in other transactions.

GLOSSARY

“Adjusted Pool Balance” means (a) as of the closing date, an amount equal to (x) the net pool balance as of the cut-off date minus (y) the yield supplement overcollateralization amount for the closing date and (b) for any payment date an amount equal to (x) the net pool balance at the end of the collection period preceding that payment date minus (y) the yield supplement overcollateralization amount for that payment date.

“Available Funds” means, for any payment date and the related collection period, if any, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be purchased by VW Credit, the depositor or the servicer on that payment date, (iii) any amounts in the reserve account in excess of the Specified Reserve Account Balance, [(iv) the Net Swap Receipts (excluding any swap termination payments received from the swap counterparty and deposited into the swap termination payment account), (v) amounts on deposit in the swap termination payment account that exceed the cost of entering into a replacement interest rate swap agreement or any amounts on deposit in the swap termination payment account if the issuing determines not to replace the initial interest rate swap agreement and the Rating Agency Condition is met with respect to such determination, and (vi) the amount by which any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement exceeds the payments due to the swap counterparty following the termination of the interest rate swap agreement following an event of default or termination event under the interest rate swap agreement].

[“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding (excluding, in each case, notes held by the servicer or its affiliates).]

“Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor under that receivable, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of that receivable; provided, however, that the term Collections in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on that payment date or a prior payment date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was not financed by that receivable.

“Defaulted Receivable” means, with respect to any collection period, any receivable as to which (a) any payment is past due 90 or more days or (b) the date on which the related vehicle has been repossessed. The outstanding principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

[“Funding Date” means each date (but not more than once per week) after the closing date on which subsequent receivables are purchased by the issuing entity.]

[“Funding Period” means the period from the closing date until the earliest of (1) two full calendar months following the closing date; (2) the date the amount on deposit in the pre-funding account is $10,000 or less; and (3) the occurrence of an event of default under the indenture.]

[“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Reuters Telerate Page 3750 (or, with respect to the interest rate swap agreement, the source of LIBOR under the interest rate swap agreement) as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Bloomberg Screen BBAM Page (or, with respect to the interest rate swap agreement, the source of LIBOR under the interest rate swap agreement), the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor).]

[“LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.]

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable other than any monthly payments by or on behalf of the obligors thereunder or any full or partial prepayment of such receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable purchased by VW Credit, the depositor or the servicer will not constitute Liquidation Proceeds.

[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.]

[“Net Swap Payment” means for the interest rate swap agreement, the net amount with respect to regularly scheduled payments, if any, owed by the issuing entity to the swap counterparty on any payment date, including prior unpaid Net Swap Payments and any accrued interest thereon under the interest rate swap agreement, but excluding Swap Termination Payments.]

[“Net Swap Receipts” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuing entity, if any, on any payment date, excluding any Swap Termination Payments.]

“Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i), (iii) money market funds (a) rated not lower than the highest rating category from [            ] and [            ] or [            ] from [            ] or (b) which are otherwise acceptable to each Hired Agency, as evidenced by a letter from that Hired Agency to the issuing entity or the indenture trustee, (iv) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) rated, at the time of investment or contractual commitment to invest therein, at least [            ] (or the equivalent) by [            ] and at least [            ] (or the equivalent) by [            ] or (e) such other investments acceptable to each Hired Agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee.

“Principal Distribution Amount” will mean for any payment date, an amount equal to the excess, if any, of (i) the Adjusted Pool Balance as of the end of the collection period preceding the related collection period, or as of the cut-off date, in the case of the first collection period, over (ii) the Adjusted Pool Balance as of the end of the related collection period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior payment date but was not so distributed because sufficient funds were not available to make such distribution; provided, however, that if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through [seventh] under “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” on that payment date would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes and the servicer specifies in the servicer’s certificate that amounts on deposit in the reserve account will be used to the extent necessary to pay all outstanding notes, then the Principal Distribution Amount for such payment date will mean an amount equal to the aggregate outstanding principal balance of all of the outstanding notes; and provided, further, that the Principal Distribution Amount on and after the final scheduled payment date of any class of notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal balance of that class of notes to zero.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under an interest rate swap agreement that is not a Subordinated Swap Termination payment.]

“Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.

“Specified Reserve Account Balance” means, as of the closing date, $[            ], and for any payment date, [the lesser of $[            ] and the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date].

[“Subordinate Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under an interest rate swap agreement where the Swap Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such interest rate swap agreement.]

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Swap Termination Payment” means payments due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty under the interest rate swap agreement, including interest that may accrue thereon, due to a termination of the interest rate swap agreement due to an “event of default” or “termination event” under the interest rate swap agreement.

INDEX OF PRINCIPAL TERMS

[statistical] cut-off date	S-11
2010 PD Amending Directive	S-85
ABS	S-48
ABS Tables	S-48
adjusted pool balance	S-14
Adjusted Pool Balance	S-87
administration agreement	S-61
administrator	S-6, S-30
advance	S-65
amortization period	S-12
Article 122a	S-78
authorised persons	S-3
Available Funds	S-87
BCFP	S-26
benefit plan	S-80
business day	S-56
clean-up call	S-9
closing date	S-7
Code	S-80
collection period	S-62
Collections	S-87
Controlling Class	S-87
cut-off date	S-10
Defaulted Receivable	S-87
depositor	S-6, S-33
Dodd-Frank Act	S-25
ERISA	S-80
European Economic Area	S-85
event of default	S-9, S-72
excess interest	S-15
Exchange Act	S-83
final scheduled payment date	S-57
financed vehicles	S-10
First Allocation of Principal	S-67
floating rate notes	S-7
FSMA	S-3, S-84
Funding Date	S-12, S-87
Funding Period	S-87
Hired Agencies	S-17
indenture	S-61
indenture trustee	S-6, S-33, S-55
interest rate swap agreement	S-58
Investment Company Act	S-17, S-77
issuing entity	S-6
issuing entity property	S-10
LIBOR	S-88
LIBOR Determination Date	S-88
Liquidation Proceeds	S-88
London Business Day	S-88

monthly remittance condition	S-63
net pool balance	S-9
net swap payment	S-16
Net Swap Payment	S-89
Net Swap Receipts	S-89
noteholders	S-56
obligors	S-10
offer of notes to the public	S-85
OID	S-78
originator	S-6, S-31
owner trustee	S-7, S-32
payment date	S-7
payment default	S-73
payment waterfall	S-66
Permitted Investments	S-89
pre-funding account	S-12
Principal Distribution Amount	S-89
Prospectus Directive	S-85
PTCE	S-80
purchase agreement	S-61
Rating Agency Condition	S-89
receivables	S-10
receivables pool	S-10
record date	S-7, S-56
regulation	S-80
Relevant Implementation Date	S-85
Relevant Member State	S-85
Retained Notes	S-84
revolving period	S-12
Rule 193 Information	S-46
sale and servicing agreement	S-61
SEC	S-2, S-55
Second Allocation of Principal	S-67
Securities Act	S-82
securitized pool	S-46
senior swap termination payment	S-16
Senior Swap Termination Payment	S-90
servicer	S-6, S-34
servicer replacement events	S-70
servicing fee	S-6, S-70
similar law	S-81
Simple Interest Receivable	S-90
specified reserve account balance	S-14
Specified Reserve Account Balance	S-90
sponsor	S-6
subordinated swap termination payment	S-16
Subordinated Swap Termination Payment	S-90
subsequent cut-off date	S-10
subsequent receivables	S-12

A-1

Supplemental Servicing Fees	S-90
swap counterparty	S-7
Swap Termination Payment	S-90
transfer agreements	S-61
Volkswagen AG	S-34

Volkswagen Group of America	S-34
VW Credit	S-2, S-6, S-30
weighted average life	S-49
yield supplement overcollateralization amount	S-69

A-2

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment sale contracts and installment loans in each of VW Credit, Inc.’s securitized portfolios consisted of receivables originated by a dealer in accordance with its customary servicing practices in effect at the time of origination in accordance with the underwriting procedures in effect at such time, and assigned to the applicable issuing entity on the applicable closing date. As of the relevant cut-off date, the retail installment sale contracts and installment loans in the securitized portfolios consisted of the characteristics provided below.

A-1

Original Pool Characteristics as of Cutoff Date

Retail Securitization	VALET 20[ ]-[ ]	VALET 20[ ]-[ ]	VALET 20[ ]-[ ]
Closing Date
Cutoff Date
Number of Receivables
Aggregate Outstanding Principal Balance
Outstanding Principal Balance
Average
Minimum
Maximum
Contract Rate
Average(1)
Minimum
Maximum
Weighted Average Original Term (Months)
Average(1)
Minimum
Maximum
Weighted Average Remaining Term (Months)
Average(1)
Minimum
Maximum
Seasoning (Months)(2)
Average
Minimum
Maximum
Percentage By Principal Balance of New Vehicles
Percentage By Principal Balance of Used Vehicles
Percentage of Principal Balance of Volkswagen Vehicles
Percentage of Principal Balance of Audi Vehicles
Weighted Average FICO® Score(3)
Minimum
Maximum

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated as of origination of the related receivables and exclude obligors from which no FICO® score was available as of origination of the related receivable.

A-2

Distribution of Receivables as of Cutoff Date

Retail Securitization	VALET 20[ ]-[ ]		VALET 20[ ]-[ ]		VALET 20[ ]-[ ]
Closing Date
Cutoff Date

By Original Term(1)		%		%		%
12 - 18 months		%		%		%
19 - 23 months		%		%		%
24 - 30 months		%		%		%
31 - 36 months		%		%		%
37 - 42 months		%		%		%
43 - 48 months		%		%		%
49 - 60 months		%		%		%

By Remaining Term(1)
12 - 18 months		%		%		%
19 - 23 months		%		%		%
24 - 30 months		%		%		%
31 - 36 months		%		%		%
37 - 42 months		%		%		%
43 - 48 months		%		%		%
49 - 60 months		%		%		%

By Contract Rate(1)
0.00% - 0.00%		%		%		%
1.00% - 1.99%		%		%		%
2.00% - 2.99%		%		%		%
3.00% - 3.99%		%		%		%
4.00% - 4.99%		%		%		%
5.00% - 5.99%		%		%		%
6.00% - 6.99%		%		%		%
7.00% - 7.99%		%		%		%
8.00% - 8.99%		%		%		%
9.00% - 9.99%		%		%		%
10.00% - 10.99%		%		%		%
11.00% - 11.99%		%		%		%
12.00% - 12.99%		%		%		%
13.00% - 13.99%		%		%		%
14.00% - 14.99%		%		%		%
15.00% - 15.99%		%		%		%
16.00% - 16.99%		%		%		%
17.00% - 17.99%		%		%		%
18.00% - 18.99%		%		%		%

By State, States Representing More than 5%(1)
		%		%		%
		%		%		%
		%		%		%
		%		%		%
		%		%		%
		%		%		%
		%		%		%

(1)	As a Percent of Total Original Aggregate Outstanding Principal Balance

A-3

Prepayment Speed Information

Set forth below is prepayment speed information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans. Prepayment speed information is present in the chart below for each series for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

VALET 20[ ]-[ ] to VALET 20[ ]-[ ](1)

Period	VALET 20[ ]-[ ]	VALET 20[ ]-[ ]	VALET 20[ ]-[ ]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19(2)

(1)	The “Prepayment Amount” is defined as the non-scheduled amortization of the pool of receivables for the applicable period. This includes voluntary prepayments, voluntary early payoffs, payments from third parties, repurchases, aggregate amount of Defaulted Receivables and servicer advances.
This prepayment amount is converted into a monthly Single Month Mortality Rate “SMM” expressed as a percentage which is the Prepayment Amount divided by the previous month’s actual month-end aggregate net pool balance less the scheduled payments made during the month.
The “Prepayment Speeds” shown in the chart are derived by converting the SMM into the ABS Speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.
(2)	Optional clean-up call exercised in month [ ].

A-4

Delinquency Experience

Set forth below is delinquency information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans for new and used automobiles presented on a monthly basis.

VALET 20[ ]-[ ](1)

Aggregate Outstanding Principal Balance	31 — 90 Days Delinquent	% of Ending Pool Balance	90+ Days Delinquent	% of Ending Pool Balance

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.

A-5

Credit Loss Experience

Set forth below is credit loss information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans for new and used automobiles presented on a monthly basis.

VALET 20[ ]-[ ]

[Original Aggregate Outstanding Principal Balance [$            ]

Aggregate Outstanding Principal Balance on Charged-off(1) Units	Recoveries(2)	Net Charge-off	Cumulative Net Charge-off as % Original Aggregate Outstanding Principal Balance

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

A-6

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Volkswagen Auto Loan Enhanced Trust 20[     ]-[ ]

Issuing Entity

Class A-1 Notes                     $

Class A-2 Notes                     $

Class A-3 Notes                     $

Class A-4 Notes                     $

[Class B Notes]                     $

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor, Originator and Servicer

P R O S P E C T U S

S U P P L E M E N T

[Underwriters]

Until [            ], 20[     ], all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and accompanying prospectus. This preliminary prospectus supplement is not an offer to sell these notes nor is it seeking an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated [                     ]

PROSPECTUS SUPPLEMENT

(To Prospectus Dated [             ], [            ])

$[            ]

Volkswagen Auto Lease Trust 20[     ]-[ ]

Issuing Entity

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor and Servicer

You should carefully read the “risk factors” beginning on page S-[    ] of this prospectus supplement and page 1 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuing entity only and will not be obligations of or guaranteed by VW Credit, Inc., VW Credit Leasing, Ltd., Volkswagen Auto Lease/Loan Underwritten Funding, LLC or any of their affiliates.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

	Principal Amount	Interest Rate	Final Scheduled Payment Date	Expected Final Maturity Date
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	[LIBOR + ]%
[Class B Notes]	$

Total	$

	Price to Public(1)		Underwriting Discount		Proceeds to the Seller
Per Class A-1 Note		%		%		%
Per Class A-2 Note		%		%		%
Per Class A-3 Note		%		%		%
Per Class A-4 Note		%		%		%
[Per Class B Note]		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from [ ].

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of a special unit of beneficial interest in a portfolio of retail automobile, minivan and sport utility vehicle leases and the related Volkswagen and Audi leased vehicles, payments due on the lease contracts, proceeds from the sale of the leased vehicles, [payments due under an interest rate swap agreement] [and funds on deposit in the reserve account]. [[            ]] will be the counterparty to the interest rate swap agreement.

•	The issuing entity will pay interest and principal on the notes on the [ ] day of each month, or, if the [ ] is not a business day, the next business day, starting on [ ].

•

Credit enhancement for the notes offered hereby will consist of [a reserve account with an initial deposit of $[             ],] [subordinated certificates,] [overcollateralization,][and, in the case of the Class A notes, by subordination of certain payments to the Class B noteholders]. The certificates are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[UNDERWRITERS]

The date of this prospectus supplement is [                     ]

i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms — provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors — describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-[    ] of this prospectus supplement and page [    ] of the accompanying prospectus.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.

In this prospectus supplement, the terms “we,” “us” and “our” refer to Volkswagen Auto Lease/Loan Underwritten Funding, LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the notes and the leases and leased vehicles will be prepared by VW Credit, Inc. (“VW Credit”) and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. See the accompanying prospectus under “Reports to Noteholders.”

Owners of the notes may receive the reports by submitting a written request to the [indenture trustee]. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. [The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at [                    ]. The indenture trustee will forward a hard copy of the reports to each noteholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at [                    ]. The indenture trustee is obligated to notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.]

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. VW Credit, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Volkswagen Auto Lease Trust 20[    ]-[            ]” file number [    ].

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE SECURITIES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT IS NOT A PROSPECTUS FOR THE PURPOSES OF DIRECTIVE 2003/71/EC (AS AMENDED) INCLUDING ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE (THE “PROSPECTUS DIRECTIVE”). THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE NOTES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EUROPEAN ECONOMIC AREA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR US OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS. NEITHER WE NOR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO WE OR THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE NOTES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE NOTES CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT.

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SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

•	The special unit of beneficial interest, or SUBI, represents a beneficial interest in specific Origination Trust assets.
•	The SUBI represents a beneficial interest in a pool of closed-end Volkswagen and Audi vehicle leases and the related Volkswagen and Audi leased vehicles.
•

The UTI represents Origination Trust assets not allocated to the SUBI or any other special unit of beneficial interest similar to the SUBI and the issuing entity has no rights in the UTI, the UTI assets or the assets related to any other SUBI of the Origination Trust.

Flow of Funds*

(Prior to an Acceleration after an Indenture Default)

* For more information regarding priority of payments, see “Description of the Transfer Agreements and the Administration Agreement – Priority of Payments”.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES1

Issuing Entity/Trust

Volkswagen Auto Lease Trust 20[ ] [ ], a Delaware [statutory trust], will be the “issuing entity” of the notes. The principal asset of the issuing entity will be the beneficial interest in a pool of closed-end, retail automobile leases, the related new [and used] Volkswagen and Audi leased vehicles and related assets.

Depositor

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of VW Credit is the “depositor” of the issuing entity and the seller of the beneficial interest in the pool of leases and related leased vehicles to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate, which represents the residual interest in the issuing entity.

You may contact the depositor by mail at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171, or by calling (703) 364-7000.

Servicer/Sponsor

VW Credit, Inc., a Delaware corporation, known as “VW Credit” or the “servicer”, will service the pool of leases and related leased vehicles owned by the origination trust and beneficially held by the issuing entity and is the “sponsor” of the transaction described in this prospectus supplement and the related prospectus. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) [1.00]%; (2) one-twelfth (or, in the case of the first payment date, [one-sixth]), and (3) the aggregate securitization value of the leases and related leased vehicles as of the first day of the related collection period (or as of the cutoff date, in the case of the first collection period). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Origination Trust

VW Credit Leasing, Ltd., a Delaware statutory trust, is the “origination trust”. Motor vehicle dealers in the Volkswagen and Audi network of dealers have assigned closed-end retail lease contracts and the related leased vehicles to the origination trust.

Some of the leases and related leased vehicles assigned to the origination trust have been allocated to a separate pool of assets, which we call the “Transaction SUBI”, which is represented by a certificate called the “Transaction SUBI Certificate”. The issuing entity will hold the Transaction SUBI Certificate.

*	NOTE: Disclose transactions that are not arm’s length or transactions that are outside the ordinary course between sponsor, depositor or issuing entity and any other transaction party.

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Administrator

VW Credit will be the “administrator” of the issuing entity, and in such capacity will provide administrative services for the issuing entity.

Trustees

[    ], a [national banking association], will be the “indenture trustee”.

[    ], a [Delaware banking corporation], will be the “owner trustee”.

U.S. Bank National Association, a national banking association, is the “UTI trustee”, [“SUBI trustee”] and “administrative trustee” of the origination trust.

Wilmington Trust Company, a Delaware trust company, is the “Delaware trustee” of the origination trust.

The UTI trustee, administrative trustee, SUBI trustee and Delaware trustee are each referred to in this prospectus supplement as an “origination trustee” and, collectively, as the “origination trustees”.

[Swap Counterparty]

[[            ], a [            ], will be the “swap counterparty.”]

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class	Principal Amount	Interest Rate		Final Scheduled Payment Date
Class A-1 Notes	$		%
Class A-2 Notes	$		%
Class A-3 Notes	$		%
Class A-4 Notes	$	[LIBOR +]	%
[Class B Notes	$		%]

The issuing entity will also issue a subordinated and non-interest bearing “certificate”, which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The notes are issuable in a minimum denomination of $[100,000] and integral multiples of $1,000 in excess thereof.

The issuing entity expects to issue the notes on or about [            ], which we refer to as the “closing date”.

PRINCIPAL AND INTEREST

The issuing entity will pay interest on the notes monthly, on the [    ] day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is [            ]. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

Interest Payments

•	Interest on the notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the current payment date.

•

Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•

The issuing entity will pay interest on the Class A-1 notes [and the Class A-4 notes] on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-4 notes, as applicable] will be the product of (i) the outstanding principal amount of the Class A-1 notes [and the Class A-4 notes, as applicable] before giving effect to any payments made on that payment date, (ii) the related interest rate and (iii) the actual number of days from and including the

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previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [and the Class B notes] on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [and the Class B notes] will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date, to but excluding [            ] divided by 360.

•

Interest payments on all classes of Class A notes will have the same priority. [Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments of the Class A notes.]

Principal Payments

•	The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under

“—Priority of Payments.”

•	The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the leases during the prior collection period.

•	This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

•	On each payment date, prior to the acceleration of the notes following an indenture default, which is described below under “—Interest and Principal Payments after an Indenture Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

(1)	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

(4)	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; and

[(5)	fifth, to the Class B notes, until the Class B notes are paid in full.]

•	All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Interest and Principal Payments after an Indenture Default

On each payment date after an indenture default occurs [(other than an event of default based on the issuing entity’s breach of a covenant, representation or warranty)] and the notes are accelerated, after payment of certain amounts to the trustees and the servicer [and the swap counterparty], interest on the Class A notes will be paid ratably to each Class of Class A Notes and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal amount of each remaining class of notes. [After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes.] [On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees, the servicer and the swap counterparty, interest

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on the Class A notes will be paid ratably to each Class of Class A Notes [followed by interest on the Class B notes]]. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the outstanding principal amount of each remaining class of Class A notes until those other classes of Class A notes are paid in full. [Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full.] Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account. See “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments May Change Upon an Indenture Default” in this prospectus supplement.

If an indenture default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth above under “Interest Payments” and “Principal Payments.”

Optional Redemption of the Notes

The [depositor] will have the right at its option to exercise an “optional purchase” and to purchase the Transaction SUBI Certificate from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on that payment date, the aggregate outstanding principal amount of the notes is less than or equal to [10%] of the aggregate initial principal amount of the notes. If the [depositor] exercises this option, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest up to but not including the date of redemption. It is expected that at the time this option becomes available to the depositor, only the [Class A-4 notes and][the Class B notes] will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account, after giving effect to any deposits thereto or withdrawals therefrom on such date, would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than [10] days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: [(i) the redemption date; (ii) the redemption price; (iii) that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that the record date otherwise applicable to that redemption date is not applicable, and (v) that interest on the notes will cease to accrue from and after the redemption date; and (vi) the CUSIP number (if applicable) for the notes].

INDENTURE DEFAULTS

The occurrence of any one of the following events will be an “indenture default” under the indenture:

•	a default for five days or more in the payment of interest on any note [of the controlling class] after the same becomes due;

•	a default in the payment of principal of a note on the related final scheduled payment date or the redemption date;

•

a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture, or any representation or warranty of the issuing entity made in the indenture or any related certificate or writing delivered pursuant to the indenture proves to have been incorrect in any material respect at the time made, which default or

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inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the outstanding principal amount of the notes [of the controlling class] (excluding any notes owned by the issuing entity, the depositor, the servicer, the administrator or any of their respective affiliates); or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

[provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of 150 days will not constitute an indenture default if that delay or failure was caused by force majeure or other similar occurrence].

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an indenture default until the final scheduled payment date or the redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be the Transaction SUBI Certificate, which is described below, and will entitle the issuing entity to receive the monthly payments under the leases and the amounts realized from sales of the related leased vehicles.

The Leases and the Leased Vehicles

The leased vehicles allocated to the Transaction SUBI are new [and used]automobiles, minivans and sport utility vehicles titled in the name of the origination trust. The leases allocated to the Transaction SUBI are the related retail closed-end leases that were originated by Volkswagen and Audi motor vehicle dealers. The leases provide for equal monthly payments that amortize a “capitalized cost” (which may exceed the manufacturer’s suggested retail price) to a stated residual value of the related leased vehicle which is established at the time of origination of the lease. The “securitization value” of each lease and the related leased vehicle will be the sum of (i) the present value (discounted at the securitization rate) of the remaining monthly payments payable under the lease and (ii) the present value (discounted at the securitization rate) of the “base residual value” of the leased vehicle, which is the lowest of (a) the residual value estimate produced by Automotive Lease Guide at the time of origination of the lease without making a distinction between value adding options and non-value adding options, (b) an estimate of the expected residual value at the related maturity date produced by Automotive Lease Guide in [            ] as the “mark-to-market” value, without making a distinction between value adding options and non-value adding options and (c) the stated residual value estimate established at the time the lease was originated [or as subsequently revised in connection with an extension of a lease in accordance with customary servicing practices.] [For purposes of presenting the pool information in this prospectus supplement, a statistical securitization rate of [ ]% has been used. The actual securitization rate may be greater than or less than the statistical securitization rate but such variance is not expected to be material.]

The “issuing entity property” will include the following:

•	Transaction SUBI Certificate;

•	[rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

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•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those amounts;

•	rights under certain transaction documents; and

•

the proceeds of any and all of the above, except that, while the servicer will deposit an amount equal to the sales proceeds of leased vehicles into the collection account, actual sales proceeds will not constitute part of the issuing entity property except after an exercise of remedies upon an indenture default. See “The Transaction Documents—Like Kind Exchange Program” in the accompanying prospectus.

Lease Information

The statistical information in this prospectus supplement is based on the leases and leased vehicles to be allocated to the Transaction SUBI as of [ ], which we refer to as the “cutoff date”. [The statistical distribution of the characteristics of the actual pool of leases and leased vehicles allocated to the Transaction SUBI will vary somewhat from the statistical distribution of those characteristics in this prospectus because the actual pool will be selected from the leases and leased vehicles in the statistical pool and other leases and leased vehicles owned by the origination trust. Any variance between the characteristics of the statistical pool and the actual pool will not be material.]

As of the close of business on the cutoff date, the leases and the related leased vehicles in the statistical pool described in this prospectus supplement had:

•	an aggregate securitization value of $[ ], of which $[ ] (approximately [ ]%) represented the discounted base residual values of the leased vehicles;

•	a weighted average original lease term of approximately [ ] months; and

•	a weighted average remaining term of approximately [ ] months.

In connection with the offering of the notes, the depositor has performed a review of the leases and leased vehicles to be allocated to the Transaction SUBI and certain disclosure in this prospectus supplement and the accompanying prospectus relating to those leases and leased vehicles, as described under “The Leases—Review of Pool Assets” in this prospectus supplement.

As described in “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, under VW Credit’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. Applications that are not automatically approved are ultimately reviewed by a VW Credit credit analyst with appropriate approval authority. [            ] leases, having an aggregate securitization value of approximately $[            ] (approximately [    ]% of the aggregate securitization value as of the cutoff date) were automatically approved, while [            ] leases having an aggregate securitization value of approximately $[            ] (approximately [    ]% of the aggregate securitization value as of the cutoff date) were evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the leases in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any leases in the pool approved after being automatically rejected by the electronic decisioning model.

The Transaction SUBI Certificate

The origination trust will issue a special unit of beneficial interest, which is also called the “Transaction SUBI”, constituting a beneficial interest in the leases and the related vehicles related to this transaction.

The Transaction SUBI will be represented by a Transaction SUBI Certificate representing a beneficial interest in the origination trust relating

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solely to the assets included in the Transaction SUBI, which are the leases and related vehicles related to this transaction. The Transaction SUBI Certificate will be transferred by the depositor to the issuing entity at the time the issuing entity issues the notes. The Transaction SUBI Certificate is not offered under this prospectus supplement.

The Transaction SUBI Certificate will evidence a beneficial interest, not a direct ownership interest, in the related assets included in the Transaction SUBI. The Transaction SUBI Certificate will not evidence an interest in any assets of the origination trust other than those assets, and payments made on or in respect of any other origination trust assets will not be available to make payments on the notes. By holding the Transaction SUBI Certificate, the issuing entity is entitled to receive an amount equal to all payments made on or in respect of the assets included in the Transaction SUBI.

For more information regarding the issuing entity’s property, you should refer to “The Transaction SUBI” and “The Leases” in this prospectus supplement.

In addition to the purchase of the Transaction SUBI from the issuing entity in connection with the depositor’s exercise of its “optional purchase” option as described above under “Principal and Interest –Optional Redemption of the Notes,” the beneficial interest in any affected leases and related leased vehicles must be purchased from the issuing entity by the depositor, in connection with the breach of certain representations and warranties concerning the characteristics of the leases and leased vehicles, and by the servicer, in connection with the breach of certain servicing covenants or in connection with the grant of a postmaturity term extension with respect to a lease, as described under “The Leases — Representations, Warranties and Covenants” in this prospectus supplement.

[SUBSEQUENT ASSETS]

[On the closing date, $[            ] of the proceeds from the sale of the notes by the depositor will be deposited in an account, which we refer to as the “pre-funding account”. The amount deposited in the pre-funding account on the closing date represents [            ]% of the initial aggregate securitization value (including the expected aggregate securitization value of the subsequent leases and related leased vehicles). During the Funding Period, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire the beneficial interest in additional leases and leased vehicles from the depositor, which we refer to as “subsequent assets,” on each date (no more than once a week) which we refer to as a “Funding Date”. Subsequent assets must meet certain eligibility criteria as described in “The Leases— Characteristics of the Units—Eligibility Criteria and Portfolio Characteristics” in this prospectus supplement.

The Funding Period will begin on the closing date and will end on the earliest to occur of:

•	[ ] full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is $[10,000] or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders. See “Description of the Transfer Agreements and the Administration Agreement—The Accounts—Pre-Funding Account” in this prospectus supplement.]

[THE REVOLVING PERIOD]

[The issuing entity will not make payments of principal on the notes on payment dates occurring during the revolving period.

The “revolving period” consists of the collection periods from the closing date through [            ] [Insert a date not to exceed three years

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from the closing date.], and the related payment dates. We refer to the collection periods and the related payment dates following the revolving period as the “amortization period.”

If an early amortization event occurs, the revolving period will terminate early, and the amortization period will begin. See “The Revolving Period” in this prospectus supplement.

On each payment date related to the revolving period, amounts otherwise available to make principal payments on the notes will be applied to purchase the beneficial interest in additional leases and related leased vehicles from the depositor for the purpose of maintaining the initial securitization value of the leases and related leased vehicles. Such additional leases and related leased vehicles must meet certain eligibility criteria as described in “The Transaction Documents—Transfer and Assignment of the Transaction SUBI Certificate” in the accompanying prospectus and “The Leases” in this prospectus supplement.

The amount of additional leases and related leased vehicles will be determined by the amount of cash available from payments and prepayments on existing leases and related leased vehicles. [There are no stated limits on the amount of additional leases and related leased vehicles allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial securitization value of the leases and related leased vehicles.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the Revolving Period, to the extent applicable, in accordance with Items 1103(a)(5)(iii) and 1103(a)(5)(iv), respectively, of Regulation AB.] See “The Revolving Period” in this prospectus supplement.]

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an indenture default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account [and amounts, if any, paid by the swap counterparty]) in the following amounts and order of priority:

•	first, to the servicer, the sum of all outstanding advances made by the servicer prior to that payment date;

•

second, pro rata, to the servicer and the administrator, the servicing fee and administration fee, respectively, together with any unpaid servicing fees and administration fee in respect of one or more prior collections periods;

•	[third, to the swap counterparty, the net swap payment;]

•

fourth, pro rata, to (1) the Class A noteholders, to pay interest due on the outstanding notes on that payment date (including overdue interest), and, to the extent permitted under applicable law, interest on any overdue interest at the applicable interest rate [and (2) to the Swap Counterparty any Seller swap termination payments payable to the Swap Counterparty;]

•

fifth, to the principal distribution account, the “first priority principal distribution amount”, which will generally be an amount not less than zero, equal to the excess of: (x) the aggregate outstanding principal amount of the Class A notes as of the preceding payment date, over (y) the aggregate securitization value of the leases and leased vehicles allocated to the Transaction SUBI as of the end of the related collection period, which amount will be allocated to pay principal on the notes in the amounts and order of priority described under “The Notes—Payments of Principal”;

•	[sixth, to the Class B noteholders, interest on the Class B notes;]

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•

[seventh, to the principal distribution account, the “second priority principal distribution amount”, which will generally be an amount not less than zero, equal to the excess of: (x) the aggregate principal amount of the notes as of the preceding payment date, over (y) the aggregate securitization value of the leases and leased vehicles allocated to the Transaction SUBI as of the end of the related collection period; provided, that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with the [fifth] clause above, which amount will be allocated to pay principal on the notes in the amounts and order of priority described under “The Notes—Payments of Principal”;

•	eighth, to the reserve account, until the amount of funds on deposit in the reserve account is equal to the targeted reserve account balance, as defined in “—Credit Enhancement—Reserve Account” below;

•	ninth, to the principal distribution account, the “regular principal distribution amount”, which will generally be an amount not less than zero equal to the excess of:

•	the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date) over

•	the difference between

(1)	the aggregate securitization value of the leases and leased vehicles allocated to the Transaction SUBI at the end of the collection period and

(2)	$[ ]; provided, that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with the [fifth and seventh] clauses above;

•	[tenth, to the Swap Counterparty, any Subordinate Swap Termination Payment and any other amounts payable by the issuing entity to the Swap Counterparty and not previously paid;]
•

eleventh, to pay any required fees or indemnification amounts due to the indenture trustee, the SUBI trustee or the owner trustee which have not been paid by VW Credit pursuant to the transaction documents; and

•	twelfth, any remaining funds will be distributed to or at the direction of the holder of the issuing entity’s certificate (which initially will be the depositor).

The final distribution to any noteholder will be made only upon surrender and cancellation of its notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity. If any notes are not surrendered for cancellation, any funds held by the indenture trustee or any paying agent for the payment of any amount due with respect to any note after the indenture trustee has taken certain measures to locate the related noteholders and those measures have failed, will be distributed to the holder of the issuing entity’s certificate.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described above under “Principal and Interest—Principal Payments” and in “The Notes—Payments of Principal” in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provides protection for the [Class A notes and the Class B] notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be the [overcollateralization], [subordination of the certificate] and [the reserve account,].

If the credit enhancement is not sufficient to cover all amounts payable on the notes because of the sequential payment of principal on the notes, notes having a higher numerical class designation will generally bear the risk of loss to

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a greater degree than notes having a lower numerical class designation. See also “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

The credit enhancement for the notes will be as follows:

[Class A notes]	[Subordination of principal payments of the Class B notes, which will have an initial note balance of $[ ],] overcollateralization and the reserve account.

[Class B notes]	[Overcollateralization and the reserve account]

[Subordinated Certificate

The certificate [will have an initial principal balance of $[    ] (approximately [    ]% of the aggregate initial principal amount of the notes and the certificate) and] will be subordinated to the notes to provide credit enhancement for the notes. [No payments will be made on the certificate until the notes have been paid in full.] [No payments will be made on the certificate after an event of default until the notes have been paid in full.] See “Priority of Payments” above. The certificate is not offered to you under this prospectus supplement.]

[Subordination of Payments on the Class B Notes]

[As long as the Class A notes remain outstanding, payments of interest on any payment date on the [Class B notes] will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the [Class B notes] will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture [(other than events of default based on the issuing entity’s breach of covenant, representation or warranty)], all payments on the [Class B notes] will be subordinated to all payments on the Class A notes until the Class A notes are paid in full. See “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments May Change Upon an Event of Default“ in this prospectus supplement.]

Reserve Account

As a source of credit enhancement, the issuing entity will establish a reserve account in the name of the indenture trustee. The reserve account will be fully funded on the closing date with a deposit of $[ ], which is [ ]% of the initial aggregate securitization value of the assets allocated to the Transaction SUBI[, plus an amount expected to cover the negative carry with respect to the accrued interest on the portion of the note balance equal to amounts on deposit in the pre-funding account, and earnings or funds if any, on deposit in the pre-funding account] as of the cutoff date. We refer to this amount as the “targeted reserve account balance.”

On each payment date, any excess collections remaining after required interest and certain principal payments on the notes and various other obligations and expenses of the issuing entity have been paid will be deposited into the reserve account if the funds in the reserve account are less than the targeted reserve account balance.

On each payment date, after all appropriate deposits and withdrawals are made to and from the reserve account, any amounts on deposit in the reserve account in excess of the targeted reserve account balance will be distributed to or at the direction of the holder of the issuing entity’s certificate.

Available amounts in the reserve account on each payment date (including investment income earned on those amounts) will be distributed to cover shortfalls in the amount available to make the payments in clauses first through [fifth] under “—Priority of Payments” above.

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For more information regarding the reserve account, you should refer to “Description of the Transfer Agreements and the Administration Agreement—The Accounts—The Reserve Account” in this prospectus supplement.

[Overcollateralization

Overcollateralization is the amount by which the aggregate securitization value of the assets allocated to the Transaction SUBI exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses and residual losses on the leases and related leased vehicles allocated to the Transaction SUBI. The initial amount of overcollateralization will be $ [            ], or [    ]% of the initial aggregate securitization value of the Transaction SUBI assets as of the cutoff date.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

[INTEREST RATE SWAP]

[On the closing date, the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the [Class A-4 notes]. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the note balance of the [Class A-4 notes] on the closing date, and that notional amount will decrease by the amount of any principal payments made on the [Class A-4 notes].

The notional amount under the interest rate swap will at all times be equal to the note balance of the [Class A-4 notes].

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate of [    ]% times the notional

amount of the interest rate swap, and the swap counterparty will be obligated to pay a floating interest rate payment based on a per annum floating rate of LIBOR plus [            ]% times the notional amount of the interest rate swap. Payments on the interest rate swap will be exchanged on a net basis. Any net swap payment owed by the issuing entity to the swap counterparty on the interest rate swap ranks higher in priority than all payments on the notes.

The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds. Any swap termination payment that constitutes a Subordinate Swap Termination Payment will be subordinated to payments of principal and interest on the notes and any swap termination payment that constitutes a Senior Swap Termination Payment will be paid pari passu with interest on the Class A notes.

The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity property.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “The Notes—Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus supplement.]

TAX STATUS

Mayer Brown LLP, special federal tax counsel to the depositor, is of the opinion that (i) for United States federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the [Class A notes and the Class B] notes (other than notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes.

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Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the [Class A notes and Class B] notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

[MONEY MARKET INVESTMENT]

[The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should review the Class A-1 notes for eligibility and consider these requirements before making a purchase.]

RATINGS

The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the leases and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

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RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page [    ] of the accompanying prospectus.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.

An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•     you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•     payments on your notes may be delayed until more senior classes of notes are repaid; and

•     your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

[Payments on the Class B notes are subordinated to payments on the Class A notes.]	[The Class B notes bear greater risk than the Class A notes because certain payments on the Class B notes are subordinated, to the extent described herein, to payments on the Class A notes.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, fees and expenses due to the trustees, any net swap payment, any Senior Swap Termination Payment and interest on and, in specified circumstances, principal payments of the Class A notes. Principal payments of the Class B notes will be fully subordinated to principal and interest payments of the Class A notes.]

[The occurrence of certain events of default under the indenture that result in acceleration of the notes may result in a delay or default in the payment of interest on or principal of the Class B notes.]	[After an event of default under the indenture that results in acceleration of the notes [(other than an event of default that arises from the issuing entity’s breach of a covenant, representation or warranty)], the issuing entity will not make any distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes. This may result in a delay or default in paying interest on or principal of the Class B notes.]

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[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.]	[On one or more occasions following the closing date, the issuing entity may purchase the beneficial interest in additional leases and leased vehicles from the seller, which, in turn, will acquire the beneficial interest in additional leases and leased vehicles from VW Credit, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase the beneficial interest in additional leases and leased vehicles by the end of the Funding Period. See “Description of the Transfer Agreements and the Administration Agreement — Pre-Funding Account” in this prospectus supplement. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the seller to obtain assets meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the aggregate securitization value of the leases and leased vehicles, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the aggregate outstanding securitization value of the leases and leased vehicles has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

[Risks associated with the interest rate swap.]	[The issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the [Class A-4] notes will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as

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principal on the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity property.

An event of default under the indenture may result in payments on your notes being accelerated. The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes and if the note insurer fails to make any payment required under the note guaranty insurance policy, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, insolvency of either party to the interest rate swap agreement, illegality, amendment by the issuing entity of any transaction document without the prior consent of the swap counterparty to the extent that such consent is required under that transaction document; or failure of the swap counterparty to provide financial information as required by Regulation AB or to assign the interest rate swap agreement to an eligible counterparty if it determines in good faith that it is unable to provide that financial information; or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

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If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the [Class A-4] notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the issuing entity is required to make a Senior Swap Termination Payment to the swap counterparty, that payment will be senior to all payments on the Class [B] notes and principal payments on the Class [A] notes but equal in priority to interest payments on the Class A notes. A Senior Swap Termination Payment to the swap counterparty could cause a shortfall in funds available on any payment date, in which case you may experience delays or reductions on the interest and principal payments of your notes.

If the interest rate swap agreement is terminated and no replacement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes you may experience delays and/or reductions in the interest on and principal payments of your notes.]

The concentration of leased vehicles to particular models could negatively affect the issuing entity’s assets.	The [ ], [ ] and [ ] models represent approximately [ ]%, [ ]% and [ ]% of the aggregate securitization value, respectively, of the leases allocated to the Transaction SUBI as of the cutoff date. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

The geographic concentration of the leases, economic factors and lease performance could negatively affect the issuing entity’s assets.	Economic conditions, such as unemployment, interest rates, inflation rates and consumer perceptions of the economy, in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the leases, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. If there is a concentration of vehicle registrations in particular states, these or any other adverse economic conditions or natural disasters in those states may affect the rate of prepayment and defaults on the specified leases and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their Automotive Lease Guide residual values.

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As of the cutoff date, the servicer’s records indicate that the aggregate securitization value of the leases and leased vehicles were concentrated in the following states:

	State	Percentage of Aggregate Securitization Value as of the Cutoff Date
	[ ]	[ ]%
	[ ]	[ ]%
	[ ]	[ ]%
	[ ]	[ ]%

No other state, based on the addresses of the state of origination of the leases, accounted for more than 5.00% of the aggregate securitization value of the leases and related leased vehicles as of the cutoff date.

This prospectus supplement provides information regarding only the leases and leased vehicles as of the statistical cut-off date[, however the initial leases and leased vehicles and the subsequent leases and leased vehicles allocated to the Transaction SUBI Certificate could have different characteristics.]	[This prospectus supplement describes only the characteristics of the leases and related leased vehicles as of the statistical cut-off date. The [initial] leases and related leased vehicles, [and any subsequent] leases and related leased vehicles transferred to the issuing entity during the Funding Period,] will have characteristics that differ somewhat from the characteristics of the leases and leased vehicles as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the [initial] leases and related leased vehicles [and subsequent leases and related leased vehicles] to differ materially from the leases and related leased vehicles as of the statistical cut-off date, and each [initial] lease and related leased vehicle [and subsequent lease and related leased vehicle] must satisfy the eligibility criteria specified in the SUBI Transfer Agreement, you should be aware that the [initial] leases and related leased vehicles [and the subsequent leases and related leased vehicles] may have been originated using credit criteria different from the criteria applied to the leases and related leased vehicles disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the [initial] leases and related leased vehicles [and the subsequent leases and related leased vehicles] will be identical to the characteristics of the leases and related leased vehicles as of the statistical cut-off date disclosed in this prospectus supplement. [If any material pool characteristic of the actual leases and related leased vehicles at the time of issuance of the notes differs by 5% or more (other than as a result of payments and collections on the leases and the related leased vehicles) from the characteristics of the leases and related leased vehicles as of the statistical cut-off date described in this prospectus supplement, the issuing entity will disclose the characteristics of the actual leases and related leased vehicles on a Form 8-K filed with the SEC.]]

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The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.	Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related leases in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating

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agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny.	It may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The absence of a secondary market could limit your ability to resell your notes.	There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment, that it will enable you to realize your desired yield, or that the market will continue for the life of the notes. The underwriters presently expect to make a secondary market in the offered notes, but have no obligation to do so. Absent a secondary market for the notes, you may experience a delay if you choose to sell your note or the price you receive for your note may be less than you would receive for a comparable liquid note. The market values of the notes are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you. [The secondary market for asset-backed securities is experiencing significantly reduced liquidity. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. This period of illiquidity may continue and may adversely affect the market value of your notes.] See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in the prospectus.

The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and recent economic developments.	Historical residual value loss experience on leased vehicles is partially attributable to new vehicles pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new vehicles by VW Credit or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles. Although VW Credit currently does not have any marketing incentive program that reduces the prices of the new vehicles, it may introduce such programs in the future.

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The residual value published in Automotive Lease Guide for a leased vehicle and the stated residual value for a leased vehicle are only estimates, and are not guarantees of the residual value of a leased vehicle. The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by VW Credit or any of its competitors may reduce the prices consumers will be willing to pay for used vehicles, including leased vehicles included in the pool assets at the end of the related leases and thus reduce the residual value of such leased vehicles.

[In addition, the United States has experienced a period of economic slowdown. Additionally, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Rising unemployment and continued lack of availability of credit may lead to increased default rates. This period may be accompanied by decreased consumer demand for vehicles and declining values of off-lease vehicles, which increases the amount of a loss in the event of a default by a lessee. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales. As a result, the proceeds received by the titling trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.]

Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.	Some or all of one or more classes of notes may be retained or purchased by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases.	Information regarding credit scores for the lessees obtained at the time of origination of the related lease is presented in “The Leases—Representations, Warranties and Covenants—Eligibility Criteria and Portfolio Characteristics” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any

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representations or warranties as to any lessee’s current credit score or the actual performance of any lease or that a particular credit score should be relied upon as a basis for an expectation that a lease will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Leases—Representations, Warranties and Covenants—Eligibility Criteria and Portfolio Characteristics” was affected by several variables, including general economic conditions and market residual values, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to VW Credit’s managed portfolio of leases will reflect actual experience with respect to the leases allocated to the Transaction SUBI. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the leases will be better or worse than that set forth in this prospectus supplement with respect to VW Credit’s managed portfolio. However, delinquencies and losses with respect to leases generally have trended higher during periods of economic uncertainty (including the current period of economic slowdown), and these negative trends may continue.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•       creates a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on financial stability or economic conditions of the United States;

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• creates a new framework for the regulation of over-the-counter derivatives activities;

•       strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

•       creates the Bureau of Consumer Financial Protection (“BCFP”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The BCFP has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, implementing regulations will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as VW Credit. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the leases, and on the regulation and supervision of the servicer, the sub-servicer, the sponsor, the originator, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” or their “covered subsidiaries” would not apply to VW Credit, Inc. or its affiliates, the issuing entity, the origination trust or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an

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automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect the transfer of the Transaction SUBI Certificate as further described under “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Additional Legal Aspects of the SUBI and the Origination Trust—Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus.

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OVERVIEW OF THE TRANSACTION

Please refer to page S-[            ] for a diagram providing an overview of the transaction described in this prospectus supplement and accompanying prospectus. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-[            ].

All of the motor vehicle dealers in the VW Credit, Inc. (“VW Credit”) network of dealers have entered into agreements pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to VW Credit Leasing, Ltd., a Delaware statutory trust (the “origination trust”). The origination trust was created in June 1999 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The origination trust issued to VW Credit the undivided trust interest representing the entire beneficial interest in the unallocated assets of the origination trust. In this prospectus supplement, we refer to the undivided trust interest in the origination trust as the “UTI”. See “The Origination Trust—Property of the Origination Trust” in the accompanying prospectus. In connection with this transaction, VW Credit will instruct the trustees of the origination trust:

•	to establish a special unit of beneficial interest in the origination trust (the “Transaction SUBI”); and

•

to allocate a separate portfolio of leases and the related vehicles leased under the leases and some related assets of the origination trust to the Transaction SUBI. A lease, the related leased vehicle and the other origination trust assets directly related to the lease and leased vehicle are collectively called a “Unit”, and all of the Units allocated to the Transaction SUBI are called the “Included Units.”

The Transaction SUBI will represent the entire beneficial interest in the Included Units. The origination trust will issue a certificate evidencing the interest in the Transaction SUBI (the “Transaction SUBI Certificate”) to or upon the order of VW Credit, as beneficiary of the UTI. Upon the creation of the Transaction SUBI, the Included Units will no longer constitute assets of the origination trust represented by the UTI and VW Credit’s interest in the origination trust assets represented by the UTI will be reduced accordingly. The Transaction SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the Included Units. The Transaction SUBI will not represent a beneficial interest in any origination trust assets other than the Included Units. Payments made on or in respect of any origination trust assets other than the Included Units will not be available to make payments on the notes. VW Credit, as beneficiary of the UTI, may from time to time cause special units of beneficial interest similar to the Transaction SUBI (each, an “Other SUBI”) to be created. The issuing entity (and, accordingly, the noteholders) will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. See “The Origination Trust” in the accompanying prospectus and “The Transaction SUBI” in this prospectus supplement.

On the closing date, which is the date of initial issuance of the notes, VW Credit will sell, transfer and assign the Transaction SUBI Certificate to Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “depositor”). The depositor will in turn transfer and assign the Transaction SUBI Certificate to Volkswagen Auto Lease Trust [            -_], a newly formed Delaware statutory trust (the “issuing entity”). The issuing entity will issue the notes in an aggregate principal amount of $[            ] (the “initial note balance”), and will pledge the Transaction SUBI Certificate to the indenture trustee as security therefor. Each note will represent an obligation of the issuing entity.

The notes are the only securities being offered by this prospectus supplement.

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The depositor expects that the notes will receive credit ratings from the Hired Agencies. See “Summary of Terms—Ratings” and “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” above for further information concerning the ratings assigned to the notes, including the limitations of those ratings.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the Transaction SUBI Certificate from VW Credit;

•	[deposit the pre-funded amount, if any, into the pre-funding account; and]

•	make the initial deposit into the reserve account.

[The depositor or its affiliates will use $[            ] of the net proceeds of the offering of the notes to pay their respective debts. Payment of any expenses incurred in connection with the selection and acquisition of the Included Units will be made by the depositor or its affiliates directly, rather than out of offering proceeds.]

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Volkswagen Auto Lease Trust 20[    ] – [    ] is a [statutory trust formed on [    ], 20[    ] under the laws of the State of Delaware] [ common law trust formed on [    ], 20[    ] under the laws of the State of [New York] [Delaware]] by the depositor for the purpose of owning the Transaction SUBI Certificate and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate.

The issuing entity will engage in only the following activities:

•	issuing, selling, transferring and exchanging the notes and the certificates of beneficial interest in the issuing entity;

•	acquiring the Transaction SUBI Certificate and the other property of the issuing entity;

•	making deposits to and withdrawals from the collection account, the reserve account [, swap termination payment account] and the principal distribution account;

•	assigning, granting, transferring, mortgaging, conveying and pledging the property of the issuing entity;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	making payments on the notes and distributions on the issuing entity’s certificate;

•	holding, managing and distributing to the holders of the issuing entity’s certificate any portion of the issuing entity property released from the lien of indenture;

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•	entering into and performing its obligations under the transaction documents to which it is a party;

•

engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities; and

•

subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the issuing entity property and the making of distributions to the holders of the notes and the certificate.

The issuing entity may not engage in any additional activities other than in connection with the foregoing purposes or other than as required or authorized by the terms of the issuing entity’s trust agreement or the other transaction documents [or the Delaware Statutory Trust Act].

The issuing entity’s trust agreement, including permissible activities, may be amended in accordance with the procedures described in “Description of the Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus supplement.

The issuing entity’s principal offices initially will be in [            ], Delaware, in care of the owner trustee, at the address listed below under “The Trustees—The Owner Trustee.” The fiscal year of the issuing entity begins on [            ,             ] of each year. The issuing entity’s fiscal year ends on [December 31st].

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Transaction SUBI Certificate	$	[___________]
[Pre-funding Account]	$	[___________]
Reserve Account	$	[___________]

The following table illustrates the capitalization of the issuing entity as of the closing date as if the issuance and the sale of the notes had taken place on that date:

Class A-1 Asset Backed Notes	$	[___________]
Class A-2 Asset Backed Notes	$	[___________]
Class A-3 Asset Backed Notes	$	[___________]
Class A-4 Asset Backed Notes	$	[___________]
[Class B Asset Backed Notes]	$	[___________]

Total	$	[___________]

The certificate is not offered by this prospectus supplement, and initially will be retained by the depositor. The certificate represents the residual interest in the issuing entity.

[The issuing entity will also be liable for payments to the swap counterparty as described in “The Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

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The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary asset of the issuing entity will be the Transaction SUBI Certificate.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the Transaction SUBI Certificate, evidencing a 100% beneficial interest in the Transaction SUBI and the Included Units, including the rights to payments thereunder after [ , ] (the “cutoff date”);

•	the Transaction SUBI;

•	funds on deposit in the reserve account, the principal distribution account and the collection account (including investment earnings—net of losses and expenses—on amounts on deposit therein);

•	the rights of the depositor, as buyer, under the SUBI Sale Agreement;

•	the rights of the issuing entity, as buyer, under the SUBI Transfer Agreement;

•

the rights of the issuing entity as a third-party beneficiary under the base servicing agreement, origination trust agreement and the supplements to those agreements, to the extent relating to the Included Units; and

•	[the rights of the issuing entity under the interest rate swap agreement and the amounts payable to the issuing entity thereunder; and]

•

all proceeds of the foregoing, provided that, with respect to sales proceeds, actual sales proceeds will not constitute part of the issuing entity property except after an exercise of remedies upon an indenture default (as described under “The Transaction Documents— Like Kind Exchange Program” in the accompanying prospectus).

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES

The Owner Trustee

[            ] is the “owner trustee” of the issuing entity under the trust agreement. [            ] is a [Delaware banking corporation] and its principal offices are located at [            ]. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The [servicer][administrator] will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the [servicer][administrator], they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.

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[            ] has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle leases [and motor vehicle receivables].

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [            ] does not believe that the ultimate resolution of any of these proceedings is material to noteholders.

[Insert additional disclosure pursuant to Item 1109 of Regulation AB.]

For a description of the roles and responsibilities of the owner trustee, see “The Trust Agreement” and “The Transaction Documents—The Administrator” in the accompanying prospectus.

The Indenture Trustee

[            ], a [national banking association], is the “indenture trustee” under the indenture for the benefit of the noteholders. You may contact the indenture trustee at [            ], or by calling [            ]. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The seller and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. The [servicer][administrator] will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the [servicer][administrator], they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.

[            ] has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of motor vehicle leases [and motor vehicle receivables].

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [            ] does not believe that the ultimate resolution of any of these proceedings is material to noteholders.

[Insert additional disclosure pursuant to Item 1109 of Regulation AB.]

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” and “The Transaction Documents” in the prospectus and “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement.

The UTI Trustee, the Administrative Trustee [and SUBI Trustee]

U.S. Bank National Association (“U.S. Bank”), a national banking association, is the UTI trustee and administrative trustee for the origination trust [and the SUBI trustee for the Transaction SUBI]. Since the creation of the origination trust, U.S. Bank has served as the UTI trustee. [Add information regarding U.S. Bank’s experience as UTI trustee.]

U.S. Bank is not affiliated with VW Credit or any of its affiliates. VW Credit, and its affiliates may maintain normal commercial banking or investment banking relationships with [            ] and its affiliates. VW Credit and its affiliates may maintain normal commercial banking or investment banking

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relationships with [            ] and its affiliates. U.S. Bank is also the UTI trustee and the administrative trustee of the origination trust. The principal offices of U.S. Bank are located at [            ], and its telephone number is [    ].

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [            ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as UTI trustee [and as SUBI trustee].

The Delaware Trustee

Wilmington Trust Company (“WTC”), a Delaware banking association, is the Delaware trustee for the origination trust. Since the creation of the origination trust, WTC has served as the Delaware trustee. [Add information regarding WTC’s experience as Delaware trustee.]

WTC is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking relations with the Delaware trustee and its affiliates. The principal offices of WTC are located at [            ], and its telephone number is [    ].

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [            ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Delaware trustee.

THE ORIGINATION TRUST

The origination trust is a Delaware statutory trust and is governed by the trust agreement, dated as of June 2, 1999 (the “origination trust agreement”), among VW Credit, as settlor and initial beneficiary, and the origination trustees. The primary business purpose of the origination trust is to take assignments of, and serve as record holder of title to, the Units in order to facilitate sale or financing transactions involving Units, including the securitization of Units in connection with the issuance of asset backed securities. Additional information regarding the origination trust is set forth under the caption “The Origination Trust” in the accompanying prospectus.

THE DEPOSITOR

The “depositor”, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose subsidiary of VW Credit, was formed on August 9, 2002 as a Delaware limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC. On December 15, 2006, Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC. The principal place of business of the depositor is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach the depositor by telephone at (703) 364-7000. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the Transaction SUBI Certificate; and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of Transaction SUBI Certificates from VW Credit pursuant to SUBI sale agreements, (ii) the seller of Transaction SUBI Certificates to securitization trusts pursuant to SUBI transfer agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements, (iv) the entity that executes underwriting agreements in connection with issuances of asset-backed securities, (v) the purchaser of motor vehicle loans and motor vehicle installment sale contracts from VW Credit pursuant to purchase agreements and (vi) the seller of motor vehicle loans and motor vehicle installment sale contracts to securitization trusts pursuant to sale agreements.

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THE SPONSOR

VW Credit was incorporated in the State of Delaware in April 1981 and is a wholly owned subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is a wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sales contracts, installment loans and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floorplan financing and retail auto loan and lease financing.

The principal place of business of VW Credit is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach VW Credit by telephone at (703) 364-7000. VW Credit will act as the “servicer”.

VW Credit securitized its first portfolio of motor vehicle leases in 1987 and has routinely sponsored motor vehicle lease securitizations in conjunction with public offerings of asset-backed securities since 2002. VW Credit’s experience in and overall procedures for underwriting and servicing leases is described in “Origination and Servicing Procedures” in the accompanying prospectus. No securitizations sponsored by VW Credit have defaulted or experienced an early amortization triggering event.

VW Credit has participated in the structuring of the transaction described in this prospectus supplement. VW Credit is responsible for servicing the leases and the related leased vehicles allocated to the Transaction SUBI as described below. VW Credit is also the administrator of the issuing entity.

THE SERVICER

VW Credit will be the servicer. VW Credit offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) approximately [            ] dealers in the United States that sell Volkswagen and/or Audi Vehicles.

Securitization

Since 2000, one of the funding sources for VW Credit has been the packaging and sale of loans and leases through asset-backed securitization transactions. These loans and leases are purchased by VW Credit or the origination trust, respectively, from Volkswagen and Audi dealers. VW Credit generally holds, or ages these loans and leases for an interim period prior to transferring them in connection with an asset-backed securitization transaction.

VW Credit has never defaulted in its payment obligations under its asset-backed securitization offerings, and none of the public asset-backed securitization securities have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.

A portion of VW Credit’s assets are sold in asset-backed securitization transactions, although the assets remain on VW Credit’s balance sheet. These assets support payments on the asset-backed securitization securities and are not available to VW Credit’s creditors generally. At [ , ], VW Credit in the United States had approximately $[            ], or [            ]% of its consolidated assets pledged in connection with asset-backed securitization transactions. VW Credit expects that asset-backed securitization debt offerings will continue to be a material funding source for VW Credit.

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Lease Securitization

VW Credit’s first auto lease asset-backed term securitization program using the origination trust was first established and used for the Volkswagen Auto Lease Trust 2002-A transaction. Prior to 1999, VW Credit had acquired the leases and titled the related lease vehicles in its own name. In connection with the establishment of the lease asset-backed securitization program, VW Credit formed Volkswagen Auto Leasing, Ltd., a Delaware statutory trust, which began titling leased vehicles into it in June 1999. As discussed under “Overview of the Transaction” in this prospectus supplement, creating the origination trust allowed VW Credit to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases.

Servicing

VW Credit is the servicer for all of the loans and leases that it finances. Although VW Credit may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer replacement event (as defined under the applicable financing documents), VW Credit generally expects to service the loans and leases sold in an asset-backed securitization transaction for the life of that transaction. For more information regarding the circumstances under which VW Credit may be replaced or removed as servicer of the leases and the leased vehicles, you should refer to “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement and “The Transaction Documents — The Servicing Agreement” in the accompanying prospectus. If the servicing of any leases and the leased vehicles were to be transferred from VW Credit to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although VW Credit expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the leases and the leased vehicles as a result of any servicing transfer.

For more information regarding VW Credit’s experience with respect to its entire portfolio of new and used Volkswagen and Audi motor vehicle leases, including leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus supplement.

As the servicer, VW Credit generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles. VW Credit started servicing auto retail loans and leases in 1996.

Delinquencies, Repossessions and Net Losses.

For a discussion of VW Credit’s delinquency, repossession and loss experience with respect to its portfolio of Volkswagen leases, including leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus supplement. For a description of the roles and responsibilities of the servicer, see “The Transaction Documents—The Servicing Agreement” of the accompanying prospectus.

None of the public asset-backed securitization transactions involving VW Credit as servicer has defaulted or experienced an early amortization or other performance triggering event. VW Credit believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving VW Credit as servicer.

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AFFILIATIONS AND CERTAIN RELATIONSHIPS

The depositor and VW Credit, as servicer, as sponsor and as administrator, are affiliates. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of the other. [The [owner trustee] [indenture trustee] is an affiliate of one of the underwriters.]

THE TRANSACTION SUBI

The Transaction SUBI will be issued by the origination trust under a supplement to the origination trust agreement to be dated as of the closing date (the “Transaction SUBI Supplement” and, together with the origination trust agreement, the “Transaction SUBI Trust Agreement”). To provide for the servicing of the Included Units, the origination trust, the servicer and the SUBI trustee will enter into a supplement to the base servicing agreement to be dated as of the closing date (the “Transaction SUBI Servicing Supplement,” and together with the base servicing agreement, the “Servicing Agreement”). The Transaction SUBI will represent a beneficial interest, not a direct interest, in the Included Units. The Transaction SUBI will not represent an interest in any origination trust assets other than those Included Units. The issuing entity and the noteholders will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of origination trust assets not represented by the Transaction SUBI will not be available to make payments on the notes. For further information regarding the origination trust, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—The Origination Trust” in the accompanying prospectus.

The Transaction SUBI Certificate will evidence a beneficial interest in the origination trust assets allocated to the Transaction SUBI, which will generally consist of the Included Units and all proceeds of or payments on or in respect of the leases or leased vehicles received after the cutoff date.

On the closing date, the origination trust will issue the Transaction SUBI Certificate to or upon the order of VW Credit, as initial beneficiary of the UTI.

For further information regarding the origination trust, you should refer to “The Origination Trust” in the accompanying prospectus. See “Description of the Transfer Agreements and the Administration Agreement —-Sale and Assignment of the Transaction SUBI and Related Security Interest” in this prospectus supplement regarding transfers of the Transaction SUBI Certificate.

THE LEASES

The leases allocated to the Transaction SUBI consist of motor vehicle retail closed-end leases for new [and used] Volkswagen, Audi [and other] motor vehicles. Each of the leases was originated by a dealer in the ordinary course of that dealer’s business and assigned to the origination trust in accordance with underwriting procedures described under “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus.

Characteristics of the Units

Securitized Portfolio Information

The portfolio information presented in this prospectus supplement and the accompanying prospectus is based on a statistical pool of leases as of the close of business on the cutoff date and is calculated based on the Securitization Value of the [Included Units.] [Units included in the statistical pool. The statistical pool consists of leases owned by the origination trust that met the criteria below as of the cutoff date. The Included Units will be selected from (i) the statistical pool and/or (ii) other Units

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having materially similar characteristics to those in the statistical pool which, in each case, satisfy the eligibility criteria as of the cutoff date. While the characteristics of the Included Units may vary somewhat from the characteristics of the Units included in the statistical pool illustrated in the tables below, any variance between the characteristics of the statistical pool and the actual pool will not be material. [If any material pool characteristic of the actual leases and related leased vehicles at the time of issuance of the notes differs by 5% or more (other than as a result of payments and collections on the leases and the related leased vehicles) from the characteristics of the leases and related leased vehicles as of the statistical cut-off date described in this prospectus supplement, the issuing entity will disclose the characteristics of the actual leases and related leased vehicles on a Form 8-K filed with the SEC.]] As of the cutoff date, the Units in the statistical pool described in this prospectus supplement had an aggregate Securitization Value of approximately $[            ]. As of the cutoff date, the Units allocated to the Transaction SUBI are expected to have an aggregate initial Securitization Value of approximately $[            ]. For more information regarding how the Securitization Value for each lease is calculated, you should refer to “—Calculation of the Securitization Value” below.

Representations, Warranties and Covenants

The Included Units will be identified in a schedule appearing as a schedule to the Transaction SUBI Supplement. In the SUBI Sale Agreement, VW Credit will make representations and warranties with respect to each lease and related leased vehicle, including, among other things, that each lease met the eligibility criteria described below under “—Eligibility Criteria and Portfolio Characteristics” as of the cutoff date. On the closing date, the depositor will assign all of its rights under the SUBI Sale Agreement to the issuing entity.

The SUBI Sale Agreement will also provide that if VW Credit or the depositor discovers a breach of any representation or warranty referred to in the preceding paragraph that materially and adversely affects the issuing entity’s interest in the related lease or leased vehicle, which breach is not cured prior to the end of the collection period following the collection period in which the depositor was notified of that breach (either pursuant to notice or otherwise), then the applicable Unit will be reallocated to the UTI on the payment date related to that collection period. In consideration for such reallocation, VW Credit will be required to deposit into the collection account a repurchase payment equal to the Securitization Value of the applicable Unit as of the beginning of the Collection Period preceding such payment date (the “repurchase payment”). Upon making that payment, the related Unit will no longer constitute an Included Unit.

In addition, VW Credit, as a servicer, will be required to cause any Units which include leases as to which the servicer grants a Postmaturity Term Extension to be reallocated to the UTI or another SUBI on the payment date following the beginning of the collection period during which such Postmaturity Term Extension is granted. In consideration for such reallocation, the servicer will be required to deposit into the collection account a repurchase payment equal to the Securitization Value of the applicable Unit as of the end of the collection period preceding such payment date. See “Origination and Servicing Procedures—Extensions and Pull-Aheads” in the accompanying prospectus. A “Postmaturity Term Extension” means, for any Included Unit, that the servicer has granted a term extension for that Included Unit beyond the last day of the collection period preceding the final scheduled payment date for the Class A-4 notes.

The repurchase payment must be made by VW Credit as of the payment date immediately following the end of the collection period in which the related cure period ended or the Postmaturity Term Extension was granted. Upon making that payment, the related Unit will no longer constitute an Included Unit.

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Eligibility Criteria and Portfolio Characteristics

The leases allocated to the Transaction SUBI on the closing date will be selected randomly from a pool of eligible leases originated by VW Credit. The eligibility criteria for the leases include, among other things, as of the cutoff date, that each lease:

•	Was originated out of the lease of a new [or used] vehicle.

•

Has a lessee which (a) is a resident of, or organized under the laws of and with its chief executive office in, the United States, (b) is not an affiliate of VW Credit, (c) is not a government or a governmental subdivision or agency, (d) is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding and (e) is not the lessee of any defaulted Unit.

•

Has a remaining term to maturity, as of the cutoff date greater than or equal to [    ] months and less than or equal to [    ] months and had an original lease term greater than or equal to 12 months and less than or equal to [    ] months.

•	Provides for substantially equal monthly payments.

•	Is not more than [30] days past due as of the cutoff date and is not a defaulted lease.

•	Was originated in compliance with, and complies in all material respect with, all material applicable legal requirements.

•

Is the valid, legal, and binding payment obligation of the related lessee, enforceable against that lessee in accordance with its terms subject to no offset, counterclaim, defense or other lien, security interest, mortgage, pledge or encumbrance in, of or on that lease in favor of any other person, except for those liens permitted under the transaction documents.

•	Is payable solely in U.S. dollars.

•	Has a Securitization Value, as of the cutoff date, not greater than $[ ].

•	Does not require the lessee to consent to the transfer, sale or assignment of the rights of the origination trust under that lease.

•

Does not, in whole or in part, materially contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

•	Was generated in the ordinary course of the origination trust’s business.

•	Provides for level payments that fully amortize the adjusted capitalized cost of the lease to the related stated residual value over the lease term.

•	Was originated in compliance with the servicer’s customary servicing practices.

•	Is evidenced by only one original of the related lease, which is held by the servicer on behalf of the origination trust.

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•	Has no credit-related recourse to the related dealer.

•	Was originated on or after [ , ].

•	Is in full force and effect, and has not been satisfied, subordinated or rescinded.

•	Requires the related lessee to obtain physical damage insurance covering the related leased vehicle in accordance with the servicer’s customary servicing practices.

•	Is with respect to a Volkswagen brand or Audi brand vehicle [or other brand vehicle].

[The FICO® score of a lessee is calculated as of the origination of the related lease in the manner described in “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as a FICO® score, is one of several factors that may be used by VW Credit in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures —Underwriting Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Units. In addition, FICO® scores may change over time, depending on the conduct of the lessee and changes in credit score technology and therefore, a lessee’s FICO® score at any time in the future may be higher or lower than the lessee’s FICO® score as of origination of the related lease. See “Risk Factors – Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases.”

Pool Underwriting

As described in “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, under VW Credit’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. Applications that are not automatically approved are ultimately reviewed by a VW Credit credit analyst with appropriate approval authority. [            ] leases, having an aggregate securitization value of approximately $[            ] (approximately [    ]% of the aggregate securitization value as of the cut off date) were automatically approved, while [            ] leases, having an aggregate securitization value of approximately $[            ] (approximately [            ]% of the aggregate securitization value as of the cut off date) were evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the leases in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any leases in the pool approved after being automatically rejected by the electronic decisioning model.

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The Included Units, in the aggregate, possess the following characteristics:

Pool Characteristics

as of Cutoff Date

Lease Securitization	[________	]
Closing Date	[________	]
Cutoff Date	[________	]
Number of Leases
Original Book Value(1)
Original Aggregate Securitization Value
Average
Minimum
Maximum
Percentage New Vehicles
Percentage Audi Vehicles
Percentage Volkswagen Vehicles
Base Residual
Average
Minimum
Maximum
Original Term (Months)
Weighted Average(2)
Minimum
Maximum
Remaining Term (Months)
Weighted Average(2)
Minimum
Maximum
Seasoning (Months)(3)
Weighted Average(2)
Minimum
Maximum
FICO® Score (4)(5)
Weighted Average(2)
Minimum(5)
Maximum(5)
Discounted Base Residual as a % of Aggregate Securitization Value
Base Residual as a % of MSRP

(1)	Original Book Value is determined based on capitalized amounts of the leases less the accumulated depreciation of the related leased vehicles.
(2)	Weighted average by Securitization Value.
(3)	Seasoning refers to the number of months elapsed since origination of the leases.
(4)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(5)	FICO® scores are calculated as of the origination of the related leases and excludes lessees for which no FICO® score was available as of the origination of the related lease.

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Calculation of the Securitization Value

Under the Servicing Agreement, the servicer will calculate a “Securitization Value” for each Included Unit equal to the following:

Calculation Date	Securitization Value Formula
as of any date other than its maturity date	the sum of the present values, calculated using a discount rate equal to the Securitization Rate, of (a) the aggregate monthly payments remaining on the lease (including monthly payments due but not yet paid) and (b) the Base Residual Value of the related leased vehicle and

as of its maturity date	the Base Residual Value of the related leased vehicle.

The Securitization Value of a Terminated Unit is equal to zero.

The Securitization Value represents the amount of financing that will be raised against each lease and the related leased vehicle. The Securitization Value will, at any given time during the term of the lease represent the principal amount of notes that can be amortized by the sum of the monthly payments due in respect of the leased vehicle over the remaining lease term, plus the Base Residual Value of the leased vehicle, in each case discounted at an annualized rate equal to the Securitization Rate.

“Securitization Rate” means, for any Included Unit, [            ].

[For purposes of presenting the pool information in this prospectus supplement, a statistical securitization rate of [    %] has been used. The actual securitization rate may be greater than or less than the statistical securitization rate but such variance is not expected to be material.]

[The Securitization Rate is determined based on anticipated losses from the selected leases and leased vehicles such that it is anticipated that the excess spread between the coupon rate on the notes and the discount rate on the pool assets will be sufficient to make payments on the notes, after giving effect to, among other things, anticipated losses and prepayments on the selected leases and leased vehicles.]

“Base Residual Value” means, for each leased vehicle, [the lowest of (i) the stated residual value estimate established at the time the related lease was originated (or as subsequently revised in connection with an extension of a lease in accordance with customary servicing practices), (ii) the MSRP ALG Residual and (iii) the Updated ALG Residual. The MSRP ALG Residual and the Updated ALG Residual are residual value estimates produced by the third-party source, Automotive Lease Guide (also referred to as “ALG”), an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting estimated vehicle market values at lease termination. The MSRP ALG Residual is a residual value estimate produced by Automotive Lease Guide at the time of origination of the lease based on the total manufacturer’s suggested retail price (commonly referred to as “MSRP”) of the base vehicle and all VW Credit authorized options, without making a distinction between the value adding options and non-value adding options. The “Updated ALG Residual” is an estimate of the expected residual value at the related maturity date produced by Automotive Lease Guide in [            ] as the “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the MSRP of the base vehicle and all VW Credit authorized options, without making a distinction between the value adding options and non-value adding options. The calculation of Base Residual Value has the effect of placing a cap on the estimated residual value of a vehicle for purposes of calculating the securitization value of such vehicle.

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A “Terminated Unit” is an Included Unit for which any of the following has occurred during a collection period:

•

the related leased vehicle was sold or otherwise disposed of by the servicer following (i) the related lease becoming a defaulted lease or (ii) the scheduled or early termination (including any early termination by the related lessee) of the related lease;

•	the related lease became a defaulted lease or the related lease terminated or expired more than 90 days prior to the end of that collection period and the related leased vehicle was not sold; or

•

the servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds expected to be received have been received by the servicer following a casualty or other loss with respect to the related leased vehicle.

A “defaulted lease” means a lease for which any of the following has occurred during a collection period:

•	any payment on that lease is past due [90 or more] days;

•	the related vehicle for that lease has been repossessed but has not been charged off; or

•	the lease has been charged off in accordance with the servicer’s customary servicing practices.

Determination of Residual Values

The value of the notes being offered under this prospectus supplement is based on the aggregate Securitization Value of the Included Units. Each lease sets forth a residual value, which we refer to in this prospectus as the “stated residual value” established at the time of lease origination (as it may be subsequently revised in connection with an extension of a lease in accordance with customary servicing practices). The stated residual value as provided in the lease agreement is the estimated value of the vehicle at the end of the lease and is the amount used to calculate the base monthly lease payments under the lease, assuming that the lease amortizes like a loan. If we assume that the original capitalized cost of the lease is the initial principal amount of the loan, that the lease rate is the interest rate, that the lease term is the term of the loan and that all monthly payments are timely made, the stated residual value is the amount to which the outstanding balance would decline at the scheduled expiration of the lease term. When a vehicle is sold after being returned by the lessee at the end of the related lease, there will be a residual loss if the net sales proceeds of the vehicle are less than the stated residual value. For more information regarding the determination of residual values, you should refer to “Origination and Servicing Procedures—Determination of Residual Values” in the accompanying prospectus.

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Distribution of the Leased Vehicles by Model

The distribution of the leased vehicles in the pool as of the cutoff date by model was as follows:

	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)		Percentage of Aggregate Securitization Value(1)
A6		%	$		%
S6		%	$		%
RS6		%	$		%
PASSAT		%	$		%
A4		%	$		%
S4		%	$		%
JETTA		%	$		%
ALL ROAD		%	$		%
TOUAREG		%	$		%
BEETLE		%	$		%
TT		%	$		%
GOLF		%	$		%
GTI		%	$		%
VW Other		%	$		%
Audi Other		%	$		%

Total		100.00%		$(2)	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on the [statistical] Securitization Rate.

Distribution of the Leases by Original Term to Maturity

The distribution of the leases in the pool as of the cutoff date by original term to maturity was as follows:

Original Term	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)		Percentage of Aggregate Securitization Value(1)
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%

Total		100.00%		$(2)	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on the [statistical] Securitization Rate.

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Distribution of the Leases by Remaining Term to Maturity

The distribution of the leases in the pool as of the cutoff date by remaining term to maturity was as follows:

Remaining Term	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)		Percentage of Aggregate Securitization Value(1)
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%
		%	$		%

Total		100.00%		$(2)	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on the [statistical] Securitization Rate.

Distribution of the Leases by Maturity

The distribution of the leases in the pool as of the cutoff date by year and quarter of maturity was as follows:

Quarter of Maturity	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)		Percentage of Aggregate Securitization Value(1)
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%
[ ] Quarter [ ]		%	$		%

Total		100.00%		$(2)	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on the [statistical] Securitization Rate.

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Distribution of the Leases by State

The distribution of the leases in the pool as of the cutoff date by state of origination (based on the address of the lessee), was as follows:

State of Origination	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)	Percentage of Aggregate Securitization Value(1)
Alabama		%	$	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah

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State of Origination	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)		Percentage of Aggregate Securitization Value(1)
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total		100.00%		$(2)	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on the [statistical] Securitization Rate.

[No state other than [            ] and [            ] accounts for [            ]% or more of the cutoff date aggregate Securitization Value of the leases and related leased vehicles [in the statistical pool]. Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the leases and the leased vehicles. See “Risk Factors – The geographic concentration of the leases, economic factors and lease performance could negatively affect the issuing entity’s assets” in this prospectus supplement.] [Insert a description of any economic or other factors specific to any state or region where 10% or more of the cutoff date Securitization Value of the leases and leased vehicles are located and how such factors may materially impact the pool of leases.]

Distribution of the Leases by FICO® Score

The distribution of the leases in the pool as of the cutoff date by FICO® score was as follows:

FICO® Score Range(3)	Number of Leases	Percent of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percent of Aggregate Securitization Value(1)(2)
No FICO		%	$	%
500 to 549
550 to 599
600 to 649
650 to 699
700 to 749
750 to 799
800 to 849
850 to 899

Total			$	%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on [statistical] Securitization Rate.
(3)	FICO® scores are calculated as of the origination of the related leases and exclude lessees for which no FICO® score was available as of the origination of the related lease.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the leases and leased vehicles in the pool and the disclosure regarding those leases and leased vehicles required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

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As part of the review, VW Credit identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by VW Credit’s senior management to ensure the accuracy of such descriptions. VW Credit also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of VW Credit’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the leases or payments on the notes.

In addition, VW Credit also performed a review of the leases and leased vehicles in the pool to confirm that those leases and leased vehicles satisfied the criteria set forth under “The Leases—Representations, Warranties and Covenants—Eligibility Criteria and Portfolio Characteristics” in this prospectus supplement. The first aspect of that review tested the accuracy of the individual lease data contained in VW Credit’s data tape. The data tape is an electronic record maintained by VW Credit, which includes certain attributes of the leases and leased vehicles. VW Credit selected a random sample of [            ] lease files to confirm certain data points such as FICO® score, term to maturity and origination date conformed to the applicable information on the data tape. A second aspect of that review consisted of a comparison of the statistical information contained under “The Leases” in this prospectus supplement to data in, or derived from, the data tape. Statistical information relating to the leases and leased vehicles in the pool was recalculated using the applicable information on the data tape. In addition to this review, VW Credit performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Set forth below is information concerning VW Credit’s experience with respect to certain of its securitized portfolios of leases and the related leased vehicles.

Delinquency, Repossession and Loss Data

Set forth below is information concerning VW Credit’s experience with respect to its entire portfolio of new and used Volkswagen and Audi motor vehicle leases and the related leased vehicles, which includes leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit. The dollar amounts of the leases outstanding are VW Credit’s book value. Credit losses are an expected cost in the business of extending credit and are considered in VW Credit’s rate-setting process. VW Credit’s strategy is to minimize credit losses while providing financing support for the sale of the motor vehicles.

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For credit loss terminations, VW Credit charges off the account balance of a lease upon the related vehicle’s sale date.

Gains or losses associated with the sale of off-lease inventory also are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond VW Credit’s control. There is no assurance that VW Credit’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the issuing entity with respect to the leases and the leased vehicles, will be similar to that set forth below.

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Lease Delinquency Experience(1)(2)(4)

(Dollars in Thousands)

	At [ ],		At [ ],
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Dollar Amount of Lease Contracts Outstanding(3)	$	$	$	$	$	$	$
Number of Lease Contracts Outstanding

	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%
Number of Delinquent Lease Contracts(2)
31-60 Days
61-90 Days
91 Days or More

Total 31 days or more

(1)	Data presented in the table is based upon lease balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.
(2)	VW Credit considers a payment to be past due or delinquent when a lessee fails to make at least 75% of the scheduled monthly payment by the related due date.
(3)	Outstanding balance is the net book value.
(4)	Balances and percentages may not add to total due to rounding.

Net Credit Loss and Repossession and Experience(1)(2)(6)

(Dollars in Thousands)

	At or For the [ ] Months Ended [ ],		As or For the Twelve Months Ended [ ],
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Dollar Amount of Lease Contracts Outstanding(3)	$	$	$	$	$	$	$
Dollar Amount of Average Lease Contracts Outstanding(3)	$	$	$	$	$	$	$
Number of Lease Contracts Outstanding
Average Number of Lease Contracts Outstanding
Repossessions:
Number of Repossessions
Number of Repossessions as a Percentage of the Average Number of Lease Contracts Outstanding
Charge-offs(4)	$	$	$	$	$	$	$
Recoveries(5)	$	$	$	$	$	$	$

Net Losses	$	$	$	$	$	$	$

Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding(3)

(1)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.
(2)	Data presented in the table is based upon lease balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.
(3)	Outstanding balance is the net book value.
(4)

Charge-offs generally represent the total aggregate net outstanding balance of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).

(5)	Recoveries generally include the net amounts received with respect to lease contracts previously charged off.
(6)	Balances and percentages may not add to total due to rounding.

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Residual Value Loss Experience

Set forth below is information concerning residual value loss experience and return rates for Volkswagen and Audi vehicles at termination. The residual value loss rates are indicated as the difference between the ALG Residual at origination and the actual amounts received for the off-lease vehicles, where the “ALG Residual” is, for each vehicle, the lesser of the MSRP ALG Residual for that vehicle and the MRM ALG Residual for that vehicle. The “MRM ALG Residual” is a residual value estimate that is a percentage of the MSRP of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle. The Base Residual Value for the Included Units is calculated in the manner described in “The Leases—Representations, Warranties and Covenants—Determination of Residual Values.”

Residual Value Loss Experience(1)(2)(6)(7)

	For the [ ] Months Ended [ ],				For the Twelve Months Ended [ ]
	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Total Number of Vehicles Scheduled to Terminate
Total ALG Residual on Vehicles Scheduled to Terminate(3)	$		$		$		$		$		$		$
Number of Vehicles Returned to VW Credit(4)%				%		%		%		%		%		%
Vehicles Returned to VW Credit Ratio		%		%		%		%		%		%		%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to VW Credit(5)	$		$		$		$		$		$		$
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to VW Credit	$		$		$		$		$		$		$
Total ALG Residual on Vehicles Returned to VW Credit	$		$		$		$		$		$		$
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to VW Credit as a Percentage of ALG Residuals of Returned Vehicles Sold by VW Credit		%		%		%		%		%		%		%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to VW Credit as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate		%		%		%		%		%		%		%
Average Stated Residual Value Percentage of MSRP
Average ALG Residual Percentage of MSRP
Percentage Difference

(1)	Includes leases which VW Credit has sold to third parties but continues to service. The leases are grouped by scheduled maturity date.
(2)	Includes only new [and used] Audi and VW leases with obligors in the United States with a VW Credit residual value less than MSRP.
(3)	Total ALG Residual is the sum of the ALG Residuals for all vehicles scheduled to terminate during the period.
(4)	Excludes repossessions and vehicles terminating [ ] days or more prior to scheduled maturity.
(5)

Gain/(Loss) calculated as (a) the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus (b) the sum of (i) auction expenses plus (ii) certification expenses plus (iii) MSRP ALG Residual.

(6)	All periods presented exclude the [ ] family of vehicles ([ ] and [ ]).
(7)	Balances and percentages may not add to total due to rounding.

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STATIC POOL DATA

Appendix A to this prospectus supplement sets forth in tabular format static pool information about prior pools of motor vehicle leases that were securitized by VW Credit in the last five years, including those leases acquired by the origination trust that were included in the Volkswagen Auto Lease Trust [            ]* transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of motor vehicle leases as of the related cutoff date. The characteristics of the securitized pools included in Appendix A vary from the characteristics of the leases in this transaction.

The characteristics of leases included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those leases were originated and repaid, may vary materially from the characteristics of the leases in this transaction and the social, economic and other conditions existing at the time when the leases in this transaction were originated and those that will exist in the future when the leases in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this lease securitization transaction.

REPURCHASES AND REPLACEMENTS

[No assets securitized by VW Credit were the subject of a demand to repurchase or replace for breach of the representations and warranties during the one year period ending [            ].] The following table provides information regarding the demand, repurchase and replacement history with respect to receivables securitized by VW Credit during the period from [            ], 20[        ] to [            ], 20[        ].]

Name of Issuing Entity	Check if Registered	Name of Originator	Total Receivables in ABS by Originator			Receivables that Were Subject of Demand			Receivables That Were Repurchased or Replaced			Receivables Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
Volkswagen Auto Lease Trust 20[ ]-[ ]		Originator 1	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%
Volkswagen Auto Lease Trust 20[ ]-[ ]		Originator 2	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%

Please refer to Form ABS-15G filed by VW Credit on [            ] for additional information. The CIK number of VW Credit is 0000833733.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the leases and the related leased vehicles on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in

* Insert transactions sponsored by VW Credit in the last five years.

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the pool prepay each month. The “Prepayment Assumption,” which we refer to in this prospectus supplement, assumes that the original principal balance of the leases will prepay at 100% of the following curve:

(1)	In month one, prepayments will occur at [ ]% ABS and increase by [ ]% ABS each month until reaching [ ]% ABS in the [ ] month of the life of the lease.

(2)	In month [ ] through [ ], prepayments remain at [ ]%.

(3)	In month [ ], prepayments decrease to [ ]% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

Neither any ABS rate nor the Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

•	all monthly payments are received timely and no lease is ever delinquent;

•	11 months have elapsed since the origination of the leases in the aggregate;

•	each fiscal month of VW Credit is equivalent to a calendar month;

•	each lease payment is received in accordance with the assumed cashflows set forth in Appendix B;

•

the Base Residual Value for each leased vehicle is received in the collection period following the last monthly payment of the related lease in accordance with the assumed cashflows set forth in Appendix B;

•	no repurchase payment is required to be made by VW Credit in respect of any Included Unit;

•	there are no losses in respect of the leases;

•	payments on the notes are made on the [ ] day of each month, whether or not that day is a business day;

•	[there are no termination payments due to the issuing entity or to the swap counterparty as a result of the termination of the interest rate swap agreement];

•

the interest on the Class A-1 notes is based on an actual/360 day count and the interest on the Class A-2 notes, the Class A-3 notes [and] the Class A-4 notes [and the Class B notes] is based on a 30/360 day count;

•	interest accrues on the notes at the following assumed coupon rates: Class A-1 notes, [ ]%; Class A-2 notes, [ ]%; Class A-3 notes, [ ]%; and Class A-4 notes, [ ]%; [and Class B Notes, [ ]%;]

•	although the cutoff date is [ ], only one month of lease payments will be applied on the first payment date;

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•	the servicing fee is [1.00]% per annum of the initial aggregate Securitization Value of the Included Units;

•	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

•	the reserve account is [initially] funded with an amount equal to $[ ];

•	investment income equals zero, and trustee fees and expenses equal zero;

•	the aggregate Securitization Value of the Included Units as of the cutoff date is $[ ], based on the [statistical] Securitization Rate;

•	[Insert Pre-funding Assumptions]; and

•	the closing date (the “closing date”) is assumed to be [ , ].

No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of each class of the notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption “75% Prepayment Assumption” assumes that a lease will prepay at 75% of the Prepayment Assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) (2)
Weighted Average Life to Optional Purchase (years)(2)(3)

(1)	Percentages assume no optional purchase occurs.
(2)	The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

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Percentage of Class A-2 Note Balance Outstanding

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) (2)
Weighted Average Life to Optional Purchase (years)(2)(3)

(1)	Percentages assume no optional purchase occurs.
(2)

The weighted average life of the Class A-2 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-3 Note Balance Outstanding

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) (2)
Weighted Average Life to Optional Purchase (years)(2)(3)

(1)	Percentages assume no optional purchase occurs.
(2)

The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-4 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) (2)
Weighted Average Life to Optional Purchase (years)(2)(3)

(1)	Percentages assume no optional purchase occurs.
(2)

The weighted average life of the Class A-4 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

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[Percentage of Class B Note Balance Outstanding]

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) (2)
Weighted Average Life to Optional Purchase (years)(2)(3)

(1)	Percentages assume no optional purchase occurs.
(2)

The weighted average life of the Class B notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

THE NOTES

The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders [and the swap counterparty]. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. Holders of the notes will have the right to receive payments made with respect to the leases and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. [ ] will be the “indenture trustee”. You may contact the indenture trustee at [                    ,] or by calling [        ].

All payments required to be made on the notes will be made monthly on each payment date, which will be the [    ] day of each month or, if that day is not a business day, then the next business day beginning [            ].

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

The original principal amount, interest rate and final scheduled payment date for each class of the notes offered hereby are set forth on the cover page to this prospectus supplement.

Distributions with respect to the certificate will be subordinated to distributions of principal of and interest on the notes to the extent described in “Description of the Transfer Agreements and the Administration Agreement–Priority of Payments” in this prospectus supplement.

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Delivery of Notes

The offered notes will be issued in the minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of The Depository Trust Company against payment in immediately available funds.

Payments of Interest

Interest on the unpaid outstanding balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes, from and including the most recent payment date (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for the Class A-2 notes, the Class A-3 notes and the Class A-4 notes [and the Class B notes], from and including the [            ] day of each calendar month preceding each payment date (or from and including the closing date in the case of the first interest period) to but excluding the [            ] day of the following month.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes [and the Class A-4 notes] will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-4 notes] will be the product of (i) the outstanding principal amount on the Class A-1 notes [and the Class A-4 notes] (before giving effect to any payments made on that payment date), (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes, [and the Class A-4 notes] [and the Class B notes] will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, [and the Class A-4 notes] [and the Class B notes] will be the product of (i) the outstanding principal amount of the related class of notes (before giving effect to any payments made on that payment date), (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding [            ]) divided by 360.

•

Interest Accrual Periods. Interest will accrue on the outstanding principal balance of each class of notes (a) with respect to the Class A-1 notes, from the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to the Class A-2 notes the Class A-3 notes and the Class A-4 notes [and the Class B notes], from the [            ] day of each calendar month (or in the case of first payment date, the closing date) to but excluding the [            ] day of the following month. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month

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immediately preceding the calendar month in which the applicable payment date occurs. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Virginia or New York [or the principal place of business of the swap counterparty] are authorized or obligated by law, executive order or government decree to be closed.

[A failure to pay the interest due on the notes [of the Controlling Class] on any payment date that continues for a period of [five] days or more will result in an indenture default.] See “Description of the Transfer Agreements and the Administration Agreement—Events of Default” in this prospectus supplement.

Payments of Principal

On each payment date, the noteholders collectively will be entitled to receive (to the extent funds are available therefor) the “Principal Distribution Amount”, in accordance with the payment priorities described below, which is an amount of principal equal to the sum of

•	the First Priority Principal Distribution Amount (as defined in this prospectus supplement);

•	[the Second Priority Principal Distribution Amount (as defined in this prospectus supplement);] and

•	the Regular Principal Distribution Amount (as defined in this prospectus supplement).

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account, after giving effect to all deposits and withdrawals on that payment date, would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer.

Notwithstanding the foregoing, the aggregate amount of principal paid in respect of a class of notes will not exceed its initial note balance.

On each payment date prior to the acceleration of the notes following an indenture default, principal payments on the notes will be made sequentially so that no principal will be paid on any class of notes until each class of the notes with a lower numerical designation has been paid in full. Thus, no principal will be paid on the Class A-2 notes until the principal on the Class A-1 notes has been paid in full, no principal will be paid on the Class A-3 notes until the principal on the Class A-2 notes has been paid in full, no principal will be paid on the Class A-4 notes until the principal on the Class A-3 notes has been paid in full[, and no principal will be paid on the Class B notes until the principal on the Class A-4 notes has been paid in full].

On any payment date, the “note balance” will equal the initial principal amount for that class or classes, reduced by all payments of principal made on or prior to the payment date on that class or classes of notes.

On each payment date after the maturity of the notes has been accelerated following an indenture default, principal will be allocated first, to the Class A-1 notes until the Class A-1 notes are paid in full and then, pro rata (based on the aggregate outstanding principal amount of each remaining class of notes)

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among all other classes of the notes until they have been paid in full. See “The Notes” and “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement. If an indenture default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth under “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

To the extent not previously paid prior to those dates, the outstanding principal amount of each class of notes will be payable in full on the payment date in the months specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, [ ] payment date;

•	for the Class A-2 notes, [ ] payment date;

•	for the Class A-3 notes, [ ] payment date;

•	for the Class A-4 notes, [ ] payment date; and

[•	for the Class B notes, [ ] payment date.]

The remaining outstanding note balance of each class of notes will be due on the related final scheduled payment date for each class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date will be an indenture default under the indenture.

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[Interest Rate Swap Agreement]

[On the closing date, the issuing entity will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the [Class A-4 notes]. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the initial Note Balance of the [Class A-4 notes] on the closing date and will decrease by the amount of any principal payments on the [Class A-4 notes]. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the Note Balance of the [Class A-4 notes].

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [ ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the [Class A-4 notes] times the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are

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secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. A Net Swap Payment made by the issuing entity ranks higher in priority than all payments on the notes.

An event of default under the interest rate swap agreement includes, among other things:

•	failure to make payments due under the interest rate swap agreement; or

•	the occurrence of certain bankruptcy and insolvency events of the issuing entity or the swap counterparty.

A termination event under the interest rate swap agreement includes, among other things:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	the issuing entity amends any transaction document without the prior consent of the swap counterparty if such consent is required under the transaction documents;

•

any redemption, acceleration, auction, clean-up call or other prepayment in full, but not in part, of the notes under the indenture or any event of default under the indenture caused by the failure of the issuing entity to make a payment or maintain solvency that results in certain rights or remedies being exercised with respect to the collateral;

•

failure of the swap counterparty to provide financial information as required by Regulation AB as specified in the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty;

•	determines in good faith that it is unable to provide that financial information; and

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that is able to provide that information and that satisfies the Rating Agency Condition;

•

failure of the swap counterparty to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty, among other things:

•	posts collateral;

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that satisfies the Rating Agency Condition; or

•	obtains an unconditional guarantee or other similar assurance in respect of the swap counterparty’s obligations under the interest rate swap agreement that satisfies the Rating Agency Condition.

Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuer out of Available Funds. Any Swap Termination Payment that constitutes a

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Subordinate Swap Termination Payment will be subordinated to payments of principal of and interest on the notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payment will be paid pari passu with interest on the Class A notes. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty, under the interest rate swap agreement to the extent not previously paid.]

[THE REVOLVING PERIOD]

[During the revolving period, noteholders will not receive principal payments. Instead, on each payment date during the revolving period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in the beneficial interest in additional leases and related leased vehicles to be purchased from the depositor.

The issuing entity will purchase the beneficial interest in additional leases and related leased vehicles meeting the eligibility requirements described in “The Leases.” The purchase price for each additional beneficial interest in additional leases and related leased vehicles will be [insert formula for determining purchase price].

The depositor will seek to purchase the beneficial interest in additional leases and related vehicles, with a purchase price equal to the reinvestment amount, to the extent of available funds. The sponsor will seek to make the beneficial interests in leases and related leased vehicles available to the depositor as additional leases and related leased vehicles in an amount approximately equal to the amount of the available funds, but it is possible that the sponsor will not have sufficient additional leases and related leased vehicles for this purpose. Any portion of available funds that is not used to purchase the beneficial interest in additional leases and related leased vehicles on a payment date during the revolving period will be applied on subsequent payment dates in the revolving period to purchase the beneficial interest in additional leases and related leased vehicles. Noteholders will be notified of the purchase of additional leases and related leased vehicles on Form 10-D.

The amount of additional leases and related leased vehicles will be determined by the amount of cash available from payments and prepayments on existing leases and related leased vehicles. [There are no stated limits on the amount of additional leases and related leased vehicles allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional leases and related leased vehicles that can be purchased during the revolving period.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Items 1103(a)(5)(iii) and 1103(a)(5)(iv), respectively, of Regulation AB.]

The revolving period consists of the collection periods beginning with the [            ] collection period and ending with the [            ] collection period and the related payment dates. Reinvestments in the beneficial interest in additional leases and related leased vehicles will be made on each payment date related to those collection periods. The revolving period will terminate sooner if an early amortization event occurs in one of those collection periods, in which case the amortization period will begin and no reinvestment in the beneficial interest in additional leases and related leased vehicles will be

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made on the related payment date. During the amortization period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments.”]

An “early amortization event” will occur if:

•	[the amount on deposit in the reserve account is less than the Specified Reserve Account Balance for two consecutive months;

•	an event of default occurs as described under “Description of the Transfer Agreements and the Administration Agreement—Events of Default” in this prospectus supplement; or

•	a servicer replacement event occurs as described under “Description of the Transfer Agreements and the Administration Agreement—Servicer Replacement Events” in this prospectus supplement.

The occurrence of an early amortization event is not necessarily an event of default under the indenture.]

[Insert any additional limitation on the ability of the issuing entity to acquire additional the beneficial interest in additional leases and related vehicles and any additional disclosure required in accordance with Item 1111(g) of Regulation AB.]

DESCRIPTION OF THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The following information summarizes material provisions of the “SUBI Sale Agreement” entered into between VW Credit and the depositor, the “SUBI Transfer Agreement” entered into between the depositor and the issuing entity, the “base servicing agreement” entered into between the origination trust and the servicer and the “Transaction SUBI Servicing Supplement” entered into between the origination trust, the servicer and the SUBI trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” The following information also summarizes the “administration agreement” entered into among the issuing entity, VW Credit and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “The Transaction Documents”, to which reference is hereby made.

We will file a copy of the actual transfer agreements and the administration agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of the Transaction SUBI and Related Security Interests

Under the SUBI Sale Agreement, VW Credit will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the Transaction SUBI Certificate and the related beneficial interest in the Included Units. The SUBI Sale Agreement will create a first priority security interest in that property in favor of the depositor.

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Under the SUBI Transfer Agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the Transaction SUBI Certificate and the related beneficial interest of the Included Units. The SUBI Transfer Agreement will create an ownership/first priority security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Collection and Other Servicing Procedures

Currently, the servicer uses fiscal months rather than calendar months. Each fiscal month is either four or five weeks and generally begins on a Sunday and ends on a Saturday. The servicer uses fiscal months rather than calendar months to assure that each month ends on a weekend, which facilitates an easier internal end of month accounting cutoff. Because the fiscal month does not precisely correspond to the calendar month, a particular fiscal month (for example, the June fiscal month) may include one or more days of the preceding calendar month (for example, a few days of May) at the beginning of the fiscal month and/or a few days of the next calendar month (for example, a few days of July). Fiscal months are determined from time to time by the servicer. Each “collection period” will be the period commencing on the first day of each fiscal month of the servicer and ending on the last day of such fiscal month (or in the case of the initial collection period, the period commencing on the close of business on the cutoff date and ending on [            ]). The servicer may elect in the future to have its fiscal months coincide with calendar months. It is expected that there generally will be a greater amount of collections received and paid in the aggregate to investors on a payment date relating to a five week collection period then a payment date relating to a four week collection period.

Administration Agreement

VW Credit will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the indenture, the trust agreement and other related agreements as well as certain duties and obligations of the issuing entity and the owner trustee under those agreements. However, except as otherwise provided in those agreements, the administrator will have no obligation to make any payment required to be made by the issuing entity under the agreements. The administrator will monitor the performance of the issuing entity and will advise those parties when action is necessary to comply with their duties and obligations under the administration agreement, the indenture, the trust agreement and other related agreements. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity to take pursuant to the those agreements.

The Accounts

The issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

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The Collection Account

On or prior to the closing date, a “collection account” will be established for the benefit of the noteholders into which an amount equal to the Collections on or in respect of the leases and other Available Funds will generally be deposited. The collection account will be under the sole control of the indenture trustee until the outstanding note amount is reduced to zero. As more fully described under “The Transaction Documents — Collections” in the accompanying prospectus, an amount equal to the Collections received and other Available Funds generally will be deposited by the servicer into the collection account within two business days after identification by the servicer. If the monthly remittance condition is satisfied, however, the servicer will deposit an amount equal to all Collections into the collection account (net of any amounts that would otherwise be paid to the servicer and its affiliates) on the related payment date. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least [            ] from [            ] and [            ] from [            ], (y) both [            ] and [            ] are then rating a debt issuance of Volkswagen Group of America or VW Credit (and, in the case of VW Credit, that debt issuance is guaranteed by Volkswagen AG) and (z) VW Credit remains a direct or indirect wholly-owned subsidiary of Volkswagen AG. See “The Transaction Documents — Collections” in the accompanying prospectus.

On each payment date, the paying agent (which initially will be the indenture trustee) will transfer the sum of all Available Funds for the related collection period from the collection account and apply such amounts in the priority as set forth under “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.

The Principal Distribution Account

On each payment date, payments will be made to the principal distribution account by the paying agent. Such amount on deposit in the principal distribution account will be distributed to the noteholders in accordance with each noteholder’s right to receive payments of principal.

The Reserve Account

The reserve account will be established in the name of the indenture trustee for the benefit of the noteholders [and the swap counterparty.] On each payment date, amounts on deposit in the reserve account will be available to the extent Available Funds are insufficient to make certain of the distributions described under “Description of the Transfer Agreements and the Administration Agreement —Priority of Payments” in this prospectus supplement. The reserve account will be under the sole control of the indenture trustee until the outstanding note amount is reduced to zero.

The reserve account will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to $[            ] (the “Targeted Reserve Account Balance”), representing [            ]% of the initial aggregate Securitization Value of the assets allocated to the Transaction SUBI as of the cutoff date. The reserve account and all amounts on deposit in the reserve account will be pledged to the indenture trustee.

On each payment date, the indenture trustee will withdraw funds from the reserve account in an amount equal to the lesser of (1) any amount by which the Available Funds for that payment date are less than the amounts required to be paid under clauses (a) through ([g]) of the Payment Waterfall or (2) the amount on deposit in the reserve account after giving effect to all deposits thereto on that payment date for distribution in accordance with the Payment Waterfall.

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On any payment date on which the amount on deposit in the reserve account, after giving effect to all withdrawals therefrom or deposits thereto in respect of that payment date, exceeds the Targeted Reserve Account Balance, the indenture trustee will release that excess amount to or at the direction of the holder of the issuing entity’s certificate (initially, the depositor). In addition, if on any payment date the amount on deposit in the reserve account, after giving effect to all withdrawals therefrom or deposits thereto in respect of that payment date would be sufficient to pay in full the aggregate unpaid principal amount of all notes then outstanding, that amount will be used to redeem the then outstanding notes on that payment date.

[Pre-Funding Account]

[On the closing date, $[                    ] will be deposited from the proceeds of the sale of the notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents     % of the initial pool balance (including the expected aggregate principal balance of the subsequent leases). In order to acquire subsequent beneficial interest in additional leases on a Funding Date, certain conditions precedent must be satisfied and the subsequent leases and leased vehicles must satisfy the same eligibility criteria as the leases included to the Included Units issuing entity on the closing date. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent leases and leased vehicles on a Funding Date will be equal to the [            ] with respect to such subsequent leases and leased vehicles. The underwriting criteria for subsequent leases and leased vehicles are substantially the same as those for the initial leases and leased vehicles and thus it is expected that the characteristics of the subsequent leases and leased vehicles acquired through the pre-funding account will not vary materially from the characteristics of the lease pool on the closing date.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A-1 notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the pre-funding account exceed $100,000, the funds will be paid ratably to the Class A noteholders, until the Class A notes are paid in full[, and then ratably to the Class B noteholders, until the Class B notes are paid in full].

Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in permitted investments and investment earnings therefrom will be deposited into the collection account as Available Funds on each payment date. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the pre-funding account may be invested in investments that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.

In connection with each purchase of subsequent leases, officers on behalf of the servicer, the seller and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. No person (other than the servicer, the seller and the issuing entity) will provide independent verification of that certification.]

Maintenance of the Accounts

The reserve account, the collection account [the swap termination payment account and the swap collateral account] and the principal distribution account are required by the transaction documents to be eligible accounts. An “eligible account” is either (a) a segregated account with an eligible institution or

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(b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity which is organized under the laws of the United States or any state or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account and which has at least an investment grade long-term unsecured debt rating from each of [            ] and [            ]. An “eligible institution” is a depository institution or trust company which is organized under the laws of the United States or any state or the District of Columbia (or any domestic branch of a foreign bank), which (x) at all times has either (i) a long-term senior unsecured debt rating of at least [    ] or [    ] by each by each of [            ] and [            ], respectively, or (ii) a certificate of deposit rating of [    ] and [    ] by each of [            ] and [            ], respectively, or (y) otherwise satisfies the Rating Agency Condition. To be an “eligible institution,” the institution must also have deposits insured by the Federal Deposit Insurance Corporation (or, in the case of a foreign financial institution, meet the requirements of Rule 13K-1-(b)(1) of the Exchange Act).

If the requirements summarized above are satisfied, the accounts may be maintained at the owner trustee, the indenture trustee or any of their affiliates. The reserve account, the principal distribution account and the collection account [and the swap termination payment account and the swap collateral account] initially will be maintained with the indenture trustee. If the indenture trustee at any time is not an eligible institution or if the reserve account, collection account and the principal distribution account [the swap termination payment account and the swap collateral account] are not otherwise eligible accounts, the administrator will (with the assistance of the indenture trustee) as necessary, cause the accounts to be moved to an eligible account.

On the payment date on which all notes have been paid in full and after the discharge of the indenture following payment of any remaining obligations of the issuing entity under the transaction documents, any amounts remaining on deposit in the collection account, the reserve account and the principal distribution account [the swap termination payment account and the swap collateral account] after giving effect to all withdrawals and deposits in respect of that payment date will be paid to the holder of the issuing entity’s certificate, which initially will be the depositor.

Permitted Investments

When funds are deposited in the collection account and the reserve account, they will be invested and reinvested by the indenture trustee at the direction of the administrator in one or more permitted investments maturing no later than the day before the next payment date. “Permitted investments” will be limited to highly-rated investments that meet criteria established by each Hired Agency.

All net investment earnings from the investment of funds on deposit in the collection account in respect of the related collection period will be Available Funds distributed in accordance with the Payment Waterfall, and all net investment earnings received from the investment of funds on deposit in the reserve account will be considered amounts on deposit in the reserve account and will be either reinvested in permitted investments or will be distributed as described above under “—The Reserve Account.” [All net investment earnings received from the investment of funds on deposit in the Swap Termination Payment Account, if any, will be considered amounts on deposit in the Swap Termination Payment Account and will be distributed as described above under “— The Swap Termination Payment Account.”]

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Payments on the Notes

General

On the [second] business day preceding each payment date (each, a “determination date”), the servicer will deliver a report to the indenture trustee, the issuing entity, the administrator and each paying agent which includes, among other information, the amount of (a) Collections, (b) advances to be made by the servicer and included in Available Funds and (c) the servicing fee payable to the servicer and the administration fee payable to the administrator, in each case with respect to the related collection period. For any payment date, the “related collection period” is the collection period which precedes that payment date. For a more detailed discussion of collection periods, please see “— Collection and Other Servicing Procedures” above. On or before each determination date, the servicer will also determine the Principal Distribution Amount and, based on the Available Funds and other amounts available for distribution on the related payment date as described below, the amount to be distributed to the noteholders.

The paying agent will make distributions to the noteholders out of amounts on deposit in the collection account and the principal distribution account (including amounts transferred from the reserve account). The amount to be distributed to the servicer, the noteholders and other parties will be determined in the manner described below.

Determination of Available Funds

The amount of funds available for distribution on a payment date will generally equal the sum of the Available Funds and amounts on deposit in the reserve account.

“Available Funds” for a payment date and the related collection period will be an amount equal to the sum of (1) the Collections received by the servicer during that collection period, (2) advances made by the servicer on that payment date, (3) any repurchase payments made by VW Credit or the Servicer and (4) [all investment earnings (if any) on amounts on deposit in the collection account for the related collection period] [and (5) any net swap payments, if any (other than Swap Termination Payments deposited into the swap termination payment account, (6) amounts on deposit in the swap termination payment account or swap replacement proceeds (to the extent required to be included in Available Funds, as described above in “The Notes — Interest Rate Swap Agreement”)].

“Collections” means, with respect to any collection period, all monthly lease payments on any lease, Sales Proceeds in respect of any leased vehicle, Pull-Ahead Amounts, excess wear and use charges, excess mileage charges and any other payments, receipts or Recoveries (including any residual value insurance proceeds and other insurance proceeds) by or on behalf of any lessee or otherwise with respect to an Included Unit other than:

•	Supplemental Servicing Fees;

•

payments allocable to sales, use or other taxes (which will be collected by the servicer and remitted to the applicable governmental authority or used to reimburse the servicer for payment of those amounts in accordance with the servicer’s customary servicing practices);

•

payments allocable to premiums for force-placed insurance policies purchased by the servicer on behalf of any lessee (which will be collected by the servicer and remitted to the applicable insurance company (or if those amounts were paid by the servicer, to the servicer) in accordance with the servicer’s customary servicing practices);

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•

payments allocable to fines for parking violations incurred by any lessee but assessed to the origination trust as the owner of the related leased vehicle (which will be collected by the servicer and remitted to the applicable governmental authority (or if those amounts were paid by the servicer, to the servicer) in accordance with the customary servicing practices); and

•	rebates of premiums with respect to the cancellation of any insurance policy or service contract.

“Pull-Ahead Amount” means, with respect to any vehicle allocated to the Transaction SUBI and the related lease, an amount equal to (a) the sum of (i) any due and unpaid payments under that lease plus (ii) the monthly payment amount times the number of monthly payments not yet due with respect to that lease minus (b) any unearned rent charges calculated under the scheduled actuarial method under that lease.

“Recoveries” means, with respect to any lease or leased vehicle that has become a defaulted lease, all monies collected by the servicer (from whatever source, including, but not limited to, proceeds of a deficiency balance or insurance proceeds recovered after the charge-off of the related lease) on such defaulted lease, net of any expenses incurred by the servicer in connection therewith, Supplemental Servicing Fees and any payments required by law to be remitted to the lessee.

“Sales Proceeds” means, with respect to any leased vehicle, an amount equal to the aggregate amount of proceeds received by the servicer from the purchaser in connection with the sale or other disposition of that leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with that sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) prepayment charges, (iv) early termination fees or any other fees paid to the servicer in connection with the termination of any lease (other than monthly lease payments and excess wear and use charges and excess mileage charges), (v) non-sufficient funds charges and (vi) any and all other administrative fees or similar charges allowed by applicable law received by or on behalf of the servicer, the issuing entity, the depositor or the origination trust with respect to any Unit.

Advances

On each payment date, the servicer will be obligated to deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses (a) through [(g)] of the Payment Waterfall and (2) the aggregate scheduled monthly lease payments due on Included Units but not received (or not received in full) during and prior to the related collection period (an “advance”).

However, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that such advance is not likely to be repaid from future cash flows from the Transaction SUBI assets. No advances will be made with respect to defaulted leases. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the leases, rather than guaranteeing or insuring against losses. Accordingly, all advances will be reimbursable to the servicer, without interest, from Available Funds prior to any distributions on the notes. See “Description of the Transfer Agreements and the Administration Agreement —Priority of Payments” in this prospectus supplement.

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Servicer Certificate

The issuing entity will cause the servicer to agree to deliver to the indenture trustee, the issuing entity, the administrator and each paying agent, if any, on the second business day preceding each payment date, a certificate (the “Servicer Certificate”) including, among other things, the following information with respect to such payment date and the related collection period:

(i)	the amount of Collections for that collection period;

(ii)	the amount of Available Funds for that collection period;

(iii)	the amount of interest accrued since the preceding payment date on each class of notes;

(iv)	the Class A-1 note balance, the Class A-2 note balance, the Class A-3 note balance, the Class A-4 note balance [and the Class B note balance], in each case before giving effect to payments on that payment date;

(v)	(A) the amount on deposit in the reserve account and the Targeted Reserve Account Balance, each as of the beginning and end of the related collection period, (B) the amount to be deposited in the reserve account in respect of that payment date, if any, (C) the amount, if any, to be withdrawn from the reserve account on that payment date, (D) the balance on deposit in the reserve account on that payment date after giving effect to withdrawals therefrom or deposits thereto in respect of that payment date and (E) the change in that balance from the immediately preceding payment date;

(vi)	the aggregate amount being paid on that payment date in respect of interest on and principal of each class of the notes;

(vii)	the First Priority Principal Distribution Amount, [the Second Priority Principal Distribution Amount] and the Regular Principal Distribution Amount for that payment date;

(viii)	the note factor for each class of the notes, after giving effect to distributions to the noteholders on that payment date;

(ix)	the amount of advances by the servicer included in Available Funds for that collection period;

(x)	the amount of any Payment Date Advance Reimbursement for that collection period;

(xi)	the amounts released to the holder of the issuing entity’s certificate (which initially will be the depositor) on that payment date;

(xii)	the servicing fee and the administration fee for that collection period;

(xiii)	the aggregate amount of residual losses and credit losses for that collection period;

(xiv)	amounts paid by the issuing entity to the indenture trustee, the owner trustee or any origination trustee with respect to trustee fees, expenses or indemnifications;

[(xv)	the amount of the Swap Payments and the Swap Termination Payments received, if any, by the issuing entity from the Swap Counterparty]under the Swap Agreement,]

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[(xvi)	the amount of the swap payments and the swap termination payments, if any, due to the swap counterparty under the swap agreement,]

(xvii)	delinquency and loss information for the collection period,

(xviii)	any material change in practices with respect to charge-offs, collection and management of delinquent leases, and the “effect of any grade period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience,

(xix)	any material breaches of representations, warranties or covenants contained in the leases,

(xx)	any material additions, removals or substitutions of Included Units, repurchases of Included Units,

(xxi)	any material change in the underwriting, origination or acquisition of leases,

(xxii)	the aggregate Securitization Value of the Included Units, and the aggregate Base Residual Value of the Included Units,

(xxiii)	the number of Included Units at the beginning and at the end of that collection period,

(xxiv)	the number and Securitization Value of vehicles turned-in by lessees at the end of the related lease terms,

(xxv)	the number and Securitization Value of Included Units for which a Pull-Ahead Amount has been paid to the issuing entity during that collection period,

(xxvi)	a summary of material modifications, extensions or waivers, if any, to the terms of the leases related to the Included Units during that collection period, or since the closing date, if such modifications, extensions or waivers have become material over time,

(xxvii)	a summary of material breaches of representations or warranties related to eligibility criteria for the Units, together with the number and aggregate Securitization Value of repurchased Included Units in connection with such breaches during that collection period,

(xxviii)	the number and aggregate Securitization Value of repurchased Included Units in connection with a Postmaturity Term Extension, and

(xxix)	a summary of any material breach by the issuing entity of covenants contained in the transfer agreements.

Each amount set forth pursuant to clauses (iii), (iv), (vi) and (vii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a note.

The indenture trustee has no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer Certificate delivered to the indenture trustee, and the indenture trustee will be fully protected in relying upon the Servicer Certificate.

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Priority of Payments

On each payment date prior to an acceleration of the maturity of the notes following an indenture default, the paying agent in accordance with the related Servicer Certificate described above under “Servicer Certificate” and pursuant to the instructions of the servicer, will transfer all Available Funds from the collection account and will make the following deposits and distributions in the following amounts and order of priority:

(a)         to the servicer, the Payment Date Advance Reimbursement;

(b)         pro rata, to the servicer and the administrator, the servicing fee and administration fee, respectively, together with any unpaid servicing fees and administration fees in respect of one or more prior collection periods, respectively;

[(c)         the net amount, if any, to be paid under the Swap Agreement to the Swap Counterparty,]

(d)         pro rata, to the Class A noteholders, to pay interest due on the outstanding Class A notes on that payment date (including overdue interest), [termination payments due under the [Swap] Agreement to the [Swap Counterparty] and, to the extent permitted under applicable law, interest on any overdue interest at the applicable interest rate];

(e)        (i) to the principal distribution account, the First Priority Principal Distribution Amount for that payment date, if any, which will be allocated to pay principal on the notes, first, to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes, until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full and fourth and to the Class A-4 notes until they have been paid in full, unless the maturity of the notes has been accelerated following an indenture default, or (ii) if the maturity of the notes has been accelerated following an indenture default (unless and until such acceleration has been rescinded), the principal payments (A) first, to the Class A-1 notes and then second, pro rata, to the Class A-2 notes, the Class A-3 notes and to the Class A-4 notes until they have been paid in full;

(f)        pro rata, to the Class B noteholders, to pay interest due on the outstanding Class B notes on that payment date (including overdue interest), and to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable interest rate;

(g)         [(i) to the principal distribution account, the Second Priority Principal Distribution Amount for that payment date, if any, which will be allocated to pay principal on the notes, first to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes, until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full, fourth, to the Class A-4 notes, until they have been paid in full and fifth, [to the Class B notes until they have been paid in full], unless the maturity of the notes has been accelerated following an indenture default, or (ii) if the maturity of the notes has been accelerated following an indenture default (unless and until such acceleration has been rescinded), the principal payments (A) first, to the Class A-1 notes, then second, pro rata, to the Class A-2 notes, the Class A-3 notes and the Class A-4 until they have been paid in full [and third, to the Class B notes];

(h)         to the reserve account [unless the maturity of the notes has been accelerated following an indenture default], until the amount of funds on deposit in the reserve account is equal to the Targeted Reserve Account Balance;

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(i)         to the principal distribution account, the Regular Principal Distribution Amount for that payment date, if any, which will be allocated to pay principal on the notes first, to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes, until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full, fourth, to the Class A-4 notes, until they have been paid in full [and fifth, to the Class B notes until they have been paid in full], unless the maturity of the notes has been accelerated following an indenture default, or if the maturity of the notes has been accelerated following an indenture default (unless and until such acceleration has been rescinded), the principal payments (A) first to the Class A-1 notes, until they have been paid in full, then second, pro rata, to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes until they have been paid in full, [and third, to the Class B notes, until they have been paid in full]; and

(j)         to pay all amounts due as compensation or indemnification payments to the indenture trustee, the owner trustee or the SUBI trustee which have not been previously paid pursuant to the transaction documents; and

(k)         any remaining funds will be distributed in or at the direction of the holder of the issuing entity’s certificate, which initially will be the depositor.

Upon and after any distribution to the holder of the issuing entity’s certificate of any amounts, the noteholders will not have any rights in, or claims to, those amounts. Upon acceleration of the maturity of the notes following an indenture default, payments and deposits will be made on each payment date in the order of priority specified below in “— Priority of Payments May Change Upon an Indenture Default.”

The foregoing list of distributions from the collection account on each payment date is referred to as the “Payment Waterfall.”

For the purposes of this prospectus supplement, the following terms will have the following meanings:

“First Priority Principal Distribution Amount” means, with respect to any payment date, an amount not less than zero, equal to (a) the aggregate outstanding principal amount of the Class A notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date), minus (b) the aggregate Securitization Value at the end of the collection period preceding that payment date; provided, however, that the First Priority Principal Distribution Amount on and after the final scheduled payment date of any class of the notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of notes to zero.

“Second Priority Principal Distribution Amount” will mean, with respect to any payment date, an amount not less than zero, equal to (a) the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date), minus (b) the aggregate Securitization Value at the end of the collection period preceding that payment date minus (c) the First Priority Principal Distribution Amount; provided, however, that the Second Priority Principal Distribution Amount on and after the final scheduled payment date of any class of the notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of notes to zero.

The “Payment Date Advance Reimbursement” for a payment date will equal the sum of all outstanding advances made by the servicer prior to that payment date.

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“Regular Principal Distribution Amount” means, with respect to any payment date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date) over (ii) the Targeted Note Balance minus (b) the First Priority Principal Distribution Amount, if any, with respect to that payment date.

“Targeted Note Balance” means, with respect to any payment date, the excess, if any, of (x) the aggregate Securitization Value at the end of the collection period preceding that payment date over (y) the Targeted Overcollateralization Amount.

“Targeted Overcollateralization Amount” means $[                    ].

None of the noteholders, the indenture trustee, the owner trustee, the depositor, the administrator or the servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make in full distributions to the noteholders. The final distribution to any noteholder will be made only upon surrender and cancellation of its notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity. If any notes are not surrendered for cancellation, any funds held by the indenture trustee or any paying agent for the payment of any amount due with respect to any note after the indenture trustee has taken certain measures to locate the related noteholders and those measures have failed, will be distributed to the holder of the issuing entity’s certificate.

Subordinated Certificate

The certificate [will have an initial principal balance of $[ ] (approximately [ ]% of the aggregate initial principal amount of the notes and the certificate) and] will be subordinated to the notes to provide credit enhancement for the notes. [No payments will be made on the certificate until the notes have been paid in full.] The certificate is not offered to you under this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the aggregate Securitization Value of the assets allocated to the Transaction SUBI exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses and residual losses on the leases and related leased vehicles allocated to the Transaction SUBI. The initial amount of overcollateralization will be $ [            ], or [ ]% of the initial Securitization Value of the Transaction SUBI assets as of the cutoff date.

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item  1114(b) of Regulation AB.]

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments”.

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Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee(1)	Product of (a) one-twelfth (or, in the case of the initial collection period, one-sixth), (b) [1.00]% and (c) the aggregate Securitization Value of all Included Units as of the beginning of the related collection period, or in the case of the first payment date, at the cutoff date(2)	servicer	Payable pro rata with administration fees prior to payment of [net amounts due to the swap counterparty and] interest and principal on the notes

Administration Fee	$[ ] as compensation for its services during the preceding collection period	administrator	Payable pro rata with servicing fees prior to payment of [net amounts due to the swap counterparty and] interest and principal on the notes

[Net amounts due to the Swap Counterparty]	[Net amount due on each payment date from the issuing entity to the swap counterparty under the Swap Agreement for the related Collection Period]	[swap counterparty]	[Payable prior to payment of interest and principal on the notes]

[Swap termination payments]	[Market value of the Swap Agreement based on market quotations of the cost of entering into interest rate swap agreements with the same terms and conditions that would have the effect of preserving the full payment obligations of the parties in accordance with the procedures set forth in the Swap Agreement.]	[swap counterparty]	[Payable pari passu with payment of interest on the notes]

Unpaid Indenture Trustee Compensation or Indemnification Payments(1)	$[ ] as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents	indenture trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

Unpaid Owner Trustee Compensation or Indemnification Payments(1)	$[ ] as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents	owner trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

Unpaid SUBI Trustee Compensation or Indemnification Payments(1)	$[ ] as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents	SUBI trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

(1)

VW Credit, as the administrator pursuant to the administration agreement or as the servicer pursuant to the Servicing Agreement, as applicable, is required to pay the fees, expenses and indemnity payments of the indenture trustee, the owner trustee and the SUBI trustee.

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However, to the extent that the administrator or the servicer fails to make these payments, the fees, expenses and indemnity payments will be paid out of Available Funds in accordance with the Payment Waterfall to the extent they have not been previously paid when due.
(2)	[Reimbursable Expenses will be paid to the servicer on any day after the servicer supplies the origination trustee and indenture trustee with an officer’s certificate setting forth the calculations for such Reimbursable Expenses. See [“Description of the Transfer Agreements and the Administration Agreement—The Accounts—The Collection Account” in this prospectus supplement.] The formula for calculating Reimbursable Expenses may not be changed without the consent of all of the holders of the notes then outstanding and delivery of an opinion of counsel as to certain tax matters. See “Description of the Transfer Agreements and the Administration Agreement —Amendment Provisions” in this prospectus supplement.]

Redemption of the Notes

In order to avoid excessive administrative expenses, the depositor will have the right at its option to purchase the Transaction SUBI Certificate from the issuing entity on any payment date if the then-outstanding aggregate note balance is less than or equal to [10]% of the initial note balance. The exercise of that option by the depositor is referred to in this prospectus supplement as the “optional purchase.” The purchase price for the Transaction SUBI Certificate will be equal to the greater of (i) the unpaid outstanding principal amount of the notes, together with accrued interest on the notes to (but not including) the date fixed for redemption [plus all payments due to the swap counterparty], and (ii) the aggregate Securitization Value of the Included Units as of the last day of the collection period immediately preceding the redemption date. The amount of the purchase price will be deposited by the depositor into the collection account on the payment date fixed for redemption. In connection with the optional purchase, the outstanding notes, if any, will be redeemed on the redemption date in whole, but not in part, for the redemption price. No interest will accrue on the notes after the payment date fixed for redemption. The “redemption price” for the notes being redeemed will equal the unpaid principal amount of the notes, plus accrued and unpaid interest on the notes at the applicable interest rates, to but not including the payment date fixed for redemption. The administrator or the issuing entity will provide at least [    ] days’ prior notice of the redemption of the notes to the indenture trustee. The indenture trustee will provide prompt—but at least [    ] days’—notice to the noteholders of such redemption. Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account, after giving effect to any deposits thereto or withdrawals therefrom on such date, would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that the record date otherwise applicable to that redemption date is not applicable, and (v) that interest on the notes will cease to accrue from and after the redemption date; and (vi) the CUSIP number (if applicable) for the notes.

Servicing Compensation and Expenses

The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the Included Units under the Transaction SUBI Servicing Supplement. The servicer will be entitled to receive a fee in respect of the Included Units equal to, for each collection period, of the product of (a) one-twelfth (or, in the case of the initial collection period, [one-sixth]), (b) [1.00]% and (c) the aggregate Securitization Value of all Included Units as of the beginning of that collection period, or in the case of the first payment date, at the cutoff date (the “servicing fee”). The servicing fee will be payable on each payment date.

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The servicer will also be entitled to the Supplemental Servicing Fees. The servicer will pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement and will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to any origination trust assets.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the Transaction SUBI Servicing Supplement:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes [of the controlling class] [, voting together as a single class];

•

any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the base servicing agreement and the Transaction SUBI Servicing Supplement, which failure materially and adversely affects the rights of any holder of the Transaction SUBI Certificate or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes [of the controlling class][, voting together as a single class;

•

any representation or warranty of the servicer made in the base servicing agreement and the Transaction SUBI Servicing Supplement, any other transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the base servicing agreement and the Transaction SUBI Servicing Supplement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of a Transaction SUBI Certificate or the noteholders, and that failure continues unremedied for [90] days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes [of the controlling class][, voting together as a single class] (provided, that any repurchase of a Unit by VW Credit pursuant to the SUBI Sale Agreement will be deemed to remedy any incorrect representation or warranty with respect to such Unit); and

•	the occurrence of certain events (which, if involuntary, remain unstayed and in effect for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer;

provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of [150] days will not constitute a servicer replacement event if that delay or failure was caused by force majeure or other similar occurrence.

Upon the occurrence of any servicer replacement event, the sole remedy available to the holder of the Transaction SUBI Certificate will be to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal. See “—Removal or Replacement of the Servicer” below.

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Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the SUBI trustee will, upon the direction of the indenture trustee, acting at the direction of noteholders holding not less than 66 2/3% of the aggregate outstanding principal amount of the notes terminate all of the rights and obligations of the servicer under the Servicing Agreement with respect to the Transaction SUBI and the Included Units. The SUBI trustee will effect that termination by delivering notice thereof to the servicer, the indenture trustee, the issuing entity and the administrator.

The servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would cause the servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the servicer or its financial condition. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations under the Servicing Agreement. The servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets. However, the servicer may delegate, at any time without notice or consent, (i) any or all of its duties under the Servicing Agreement to any person more than 50% of the voting securities of which are owned, directly or indirectly, by Volkswagen AG or any successor thereto or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the Transaction SUBI portfolio has assumed the responsibilities and obligations of the resigning or terminated servicer under the Transaction SUBI Servicing Supplement and has provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the Transaction SUBI portfolio under the Servicing Agreement (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement); provided, however, that no successor servicer will have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee, the noteholders or the holder of the issuing entity’s certificate from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances made with respect to the Included Units to the extent funds are available therefor in accordance with the Payment Waterfall.

In the event of a replacement of VW Credit as servicer, the indenture trustee, acting at the direction of the holders of not less than 66 2/3% of the aggregate outstanding principal amount of the notes is required to cause the successor servicer to agree to indemnify VW Credit against any losses, liabilities, damages or expenses (including attorneys’ fees) as a result of the negligence or willful misconduct of such successor servicer.

The SUBI Trustee, acting at the direction of the Indenture Trustee, (acting at the direction of the holders of not less than 66 2/3% of the aggregate outstanding principal amount of the [Controlling Class] [notes]), may waive any servicer replacement event.

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Events of Default

The following events (each, an “indenture default”) will be events of default under the indenture:

•	a default for [five] days or more in the payment of interest on any note [of the controlling class after the same becomes due;

•	a default in the payment of principal of a note on the related final scheduled payment date or the Redemption Date;

•

a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture, or any representation or warranty of the issuing entity made in the indenture or any related certificate or writing delivered pursuant to the indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of [60] days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the outstanding principal amount of the notes [of the controlling class] (excluding any notes owned by the issuing entity, the depositor, the servicer, the administrator or any of their respective affiliates); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than [90] days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

[provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of 150 days will not constitute an indenture default if that delay or failure was caused by force majeure or other similar occurrence.]

The indenture requires the issuing entity to give written notice of any indenture default, its status and what action the issuing entity is taking or proposes to take to the [swap counterparty,] indenture trustee and each Hired Agency.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an indenture default until the final scheduled payment date or redemption date for that class of notes.

Rights Upon Indenture Default

Upon the occurrence and continuation of any indenture default (other than an indenture default arising from a bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may (or if directed by the holders of at least a majority of the outstanding principal amount of the notes, [voting together as a single class][of the controlling class], will) declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the aggregate outstanding principal amount of the notes, [voting together as a single class][of the controlling class], before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

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•

the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes as if the indenture default giving rise to that declaration had not occurred, (2) all reasonable amounts previously advanced by the indenture trustee and its reasonable costs and expenses [(3) any amounts then due and payable by the issuing entity to the swap counterparty under the interest rate swap agreement]; and

•	all indenture defaults—other than the nonpayment of principal of the notes that has become due solely due to that acceleration—have been cured or waived.

At any time prior to the declaration of the acceleration of the maturity of the notes, noteholders holding not less than a majority of the aggregate outstanding principal amount of the notes[, voting together as a single class][of the controlling class], may waive any indenture default and its consequences by giving written notice to the issuing entity and the indenture trustee other than the following defaults:

•	the failure of the issuing entity to pay principal of or interest on the notes; and

•	any default related to any covenant or provision of the indenture that cannot be modified or amended without the consent of 100% of the noteholders.

No waiver will affect any subsequent default or impair any related right.

If an indenture default arising from a bankruptcy, insolvency, receivership or liquidation of the issuing entity has occurred, the outstanding principal amount of the notes shall automatically become immediately due and payable without any further action by the indenture trustee or the holders of the notes, and such acceleration of the maturity of the notes may not be rescinded except by the holders of all outstanding notes.

If the notes have been declared due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the issuing entity property, or elect to maintain the issuing entity property and continue to apply proceeds from the issuing entity property as if there had been no declaration of acceleration. The indenture trustee may not, however, sell or otherwise liquidate the issuing entity property following an indenture default unless:

•	the depositor elects to exercise the optional purchase and purchases the Transaction SUBI Certificate;

•	100% of the noteholders [and the swap counterparty] consent thereto;

•

the proceeds of that sale or liquidation are sufficient to pay in full all unpaid principal of and accrued interest on all outstanding notes [and all amounts due by the issuing entity to the swap counterparty]; or

•

there has been an indenture default described in one of the first two bullet points under the caption “—Events of Default” above and the indenture trustee determines that the issuing entity property would not be sufficient on an ongoing basis to make all payments of principal of and interest on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of [the swap counterparty and] holders of 66 2/3% of the outstanding principal amount of the notes, voting together as a single class.

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The indenture trustee may, but is not required to, obtain (at the expense of the issuing entity) and rely upon an opinion of an independent accounting firm or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the notes on an ongoing basis. Prior to selling the issuing entity property, the indenture trustee must obtain an opinion of counsel to the effect that that sale will not cause the origination trust or an interest or portion thereof or the issuing entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any noteholder, if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the indenture, noteholders holding not less than a majority of the outstanding note amount, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee, and noteholders holding not less than a majority of the outstanding note amount, voting together as a single class, may, in certain cases, waive any indenture default except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the waiver or consent of all of the holders of the outstanding notes.

Priority of Payments May Change Upon an Indenture Default

Following the occurrence and during the continuation of an indenture default resulting in the acceleration of the maturity of the notes, the indenture trustee will pay out of the issuing entity property (including, in the event of a sale of the issuing entity property at the direction of the indenture trustee or the noteholders, the proceeds of that sale and available monies on deposit in the reserve account) and deposited in the collection account in accordance with the following priority:

(a)         first, pro rata to the indenture trustee, the SUBI trustee and the owner trustee, for any accrued and unpaid fees, expenses and indemnity payments pursuant to the terms of the indenture, the origination trust agreement or the trust agreement, as applicable; provided, however, that aggregate expenses payable to the indenture trustee, the SUBI trustee and the owner trustee pursuant to this clause first are limited to $100,000 per annum in the aggregate;

(b)         second, to the servicer (or any predecessor servicer, if applicable) for reimbursement of all outstanding advances;

(c)         third, pro rata, to the servicer, the servicing fee, together with amounts due in respect of unpaid servicing fees in respect of one or more prior collection periods and to the administrator, the administration fee, together with any amounts due in respect of unpaid administration fees in respect of one or more prior collection periods;

(d)         fourth, pro rata, to the Class A noteholders to pay due and unpaid interest—(including any overdue interest) and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate [and, to the swap counterparty for any due and unpaid net swap payment];

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(e)         [fifth, pro rata, (A) to the swap counterparty for any unpaid Senior Swap Termination Payments and (B) pro rata to the noteholders to pay due and unpaid interest — including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;]

(f)         sixth, to the holders of the Class A-1 notes to pay outstanding principal on the Class A-1 notes;

(g)         seventh, to the holders of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis (based on the outstanding principal amount of each Class on that payment date), to pay outstanding principal on such notes;

(h)         [eighth, to the Class B noteholders to pay due and unpaid interest—including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;]

(i)         [ninth, to the holders of the Class B notes to pay outstanding principal on the Class B notes;]

(j)         [(tenth, to the swap counterparty, any due and unpaid Subordinated Swap Termination Payment;]

(k)         eleventh, pro rata to the indenture trustee, the SUBI trustee and the owner trustee, for any accrued and unpaid fees, expenses and indemnity payments; and

(l)         twelfth, any remaining amounts to or at the direction of the holder of the certificate of the issuing entity (which initially will be the depositor).

Each noteholder has the right to institute suit for the enforcement of the payment of principal and interest. However, no noteholder will have the right to institute any proceeding (including for the appointment of a receiver or trustee) with respect to the indenture unless:

•	that noteholder previously has given the indenture trustee written notice of a continuing indenture default;

•

noteholders holding not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute that proceeding in its own name as indenture trustee;

•	that noteholder has offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with the request to institute proceedings;

•	the indenture trustee has for 60 days after its receipt of notice, request and offer of indemnity failed to institute that proceeding; and

•

no direction inconsistent with the noteholders’ written request has been given to the indenture trustee during that 60-day period by noteholders holding at least a majority of the outstanding principal amount of the notes [of the controlling class].

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Replacement of the Indenture Trustee

Noteholders holding at least a majority of the aggregate principal amount of the notes outstanding[, voting together as a single class][of the controlling class], may remove the indenture trustee without cause by so notifying the indenture trustee, the servicer and the issuing entity, and following that removal may appoint a successor indenture trustee. Any successor indenture trustee must (i) at all times have a combined capital and surplus of at least $50,000,000, (ii) a long-term debt rating of [    ] or better by each of [            ] or otherwise satisfy the Rating Agency Condition and (iii) satisfy the requirements of Section 310(a) and (b) of the Trust Indenture Act of 1939, as amended.

The indenture trustee may resign at any time by so notifying the issuing entity, the servicer and the administrator [the swap counterparty]. The issuing entity will be required to remove the indenture trustee if the indenture trustee:

•	ceases to satisfy the eligibility requirements of the indenture trustee;

•	is subject to certain events of bankruptcy, insolvency, receivership or liquidation (which, if involuntary, remain unstayed for more than 30 days); or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders holding at least a majority of the aggregate principal amount of the outstanding notes [of the controlling class] to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the issuing entity will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 45 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or noteholders holding not less than a majority of the aggregate notes [of the controlling class] may petition any court of competent jurisdiction (at the expense of the issuing entity) for the appointment of a successor indenture trustee.

Compensation and Indemnity

Pursuant to the administration agreement, the administrator will:

•	pay the indenture trustee from time to time compensation for its services in accordance with a fee letter between the administrator and the indenture trustee;

•	reimburse the indenture trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as indenture trustee; and

•

indemnify the indenture trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the issuing entity or performance of its duties as indenture trustee.

The indenture trustee will not be indemnified by the administrator, the issuing entity, the depositor or the servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee will not be liable:

•	for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

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•	with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the noteholders in accordance with the terms of the indenture; and

•	for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee will not be deemed to have knowledge of any indenture default or other event unless an officer of the indenture trustee within its corporate trust department, who customarily performs functions similar to those performed by the persons who at the time are such officers, or to whom any corporate trust matter is referred because of that person’s knowledge and familiarity with the particular subject and who has direct responsibility for the administration of the indenture and has actual knowledge of the event or has received written notice of the event.

Access to Noteholder Lists

If definitive notes are issued in the limited circumstances set forth in “The Notes—Definitive Notes” in the accompanying prospectus and if the indenture trustee is not the note registrar, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each record date, within five days after that record date;

•	within 30 days after receipt by the issuing entity of a written request for that list, as of not more than ten days before that list is furnished.

Annual Compliance Statement

The issuing entity will be required to deliver an annual written statement to the indenture trustee and each Hired Agency certifying the fulfillment of its obligations under the indenture or describing any defaults thereunder.

Furnishing of Documents

Copies of all reports, notices, requests, demand, certificates and any other instruments furnished to the indenture trustee under the transaction documents may be obtained by a noteholder (at its own expense) by a request in writing to the indenture trustee.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of the notes or, with some limitations — including receipt of certain opinions of counsel — upon deposit with the indenture trustee of funds sufficient for the payment in full of principal and accrued interest on the notes and any fees then due and payable to the indenture trustee.

Amendment Provisions

Each of the transaction documents (other than the indenture) may be amended without the consent of the noteholders, the indenture trustee, [the swap counterparty,] the issuing entity or the owner trustee subject to satisfaction of one of the following conditions: (i) the depositor, the servicer, the

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administrator or VW Credit (as applicable) delivers an officer’s certificate or an opinion of counsel to the indenture trustee and, with respect to the trust agreement and the owner trustee, to the effect that the amendment will not materially and adversely affect the interests of the noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment. Except as described in the paragraph below, any term or provision may be amended with the consent of noteholders evidencing not less than a majority of the aggregate principal amount of the outstanding notes[, voting as a single class][of the controlling class]; provided that any amendment that materially and adversely affects the interests of the certificateholders, [the swap counterparty,] the origination trustee, the indenture trustee or the owner trustee (in each case, with respect to specific transaction documents only), the servicer or the administrator (in the case of the trust agreement only) will require the prior written consent of the persons whose interests are materially and adversely affected. The “Rating Agency Condition” means, with respect to any event and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in that Hired Agency’s published rating criteria) by a Hired Agency that the occurrence of a certain event will not cause it to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the Hired Agency has been given notice of that event at least ten (10) days prior to the occurrence of that event (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and the Hired Agency has not issued any written notice that the occurrence of that event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

Notwithstanding the foregoing, no amendment to any transaction document will (i) reduce the interest rate or principal amount of any note, or delay the final scheduled payment date of any note without the consent of the holder of such note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal amount of the outstanding notes which were required to consent to such matter before giving effect to such amendment.

Under the trust agreement, the owner trustee may not take any action with respect to the following matters unless (a) at least 30 days before the taking of that action, the owner trustee gives written notice to the certificateholder and (b) the certificateholder has not notified the owner trustee in writing within 30 days after the notice is given by the owner trustee that the certificateholder has withheld consent or provided alternative direction:

•	the amendment of the indenture by a supplemental indenture where the consent of any noteholder is required;

•

the amendment of the indenture by a supplemental indenture where the consent of any noteholder is not required and such amendment materially and adversely affects the interests of the certificateholder;

•

the amendment, change or modification of the SUBI Transfer Agreement or the administration agreement, except to cure an ambiguity or defect or to amend or supplement a provision that would not materially adversely affect the certificateholder; or

•	the appointment of a successor indenture trustee or the consent to the assignment by the note registrar or the indenture trustee of its obligations.

Amendment of the Indenture. Without the consent of the noteholders or any other person, and except as described in the paragraph below, the issuing entity and the indenture trustee, upon request by the issuing entity, may execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the indenture or for the purpose of

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modifying in any manner the rights of the noteholders subject to satisfaction of one of the following conditions: (i) the certificateholder or the administrator delivers an officer’s certificate or an opinion of counsel to the indenture trustee to the effect that the amendment will not materially and adversely affect the interests of the noteholders or (ii) the Rating Agency Condition is satisfied with respect to that amendment. In connection with any such amendment, the issuing entity must deliver an opinion of counsel to the effect that such action will not (A) affect the treatment of the notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the notes for federal income tax purposes or (C) cause the issuing entity, the depositor or the origination trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. In addition, except as described in the paragraph below, any term or provision of the indenture may be amended with the consent of noteholders evidencing not less than a majority of the aggregate principal amount of the outstanding notes[, voting as a single class][of the controlling class].

Without the consent of each noteholder affected thereby, no supplemental indenture may:

•

change the final scheduled payment date of any note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

•

reduce the percentage of the aggregate outstanding principal amount of the outstanding notes, the holders of which are required to consent to any supplemental indenture or to waive compliance with the provisions of the indenture, indenture defaults or consequences provided for in the indenture;

•	modify or alter the provisions of the proviso to the definition of the term “outstanding”;

•

reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to direct the issuing entity to sell the issuing entity property after an indenture default if the proceeds of such sale would be insufficient to pay the outstanding principal amount of the notes plus accrued but unpaid interest on the notes;

•	provide that additional provisions of the indenture or the other transaction documents may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•

affect the calculation of the amount of interest on or principal of any note payable on any payment date (including the calculation of any of the individual components of such calculation) or affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

•

permit the creation of any lien ranking prior to or on parity with the lien of the indenture with respect to any portion of the issuing entity property or, except as otherwise permitted in the indenture, terminate the lien of the indenture on any property or deprive any noteholder of the security provided for by the lien of the indenture; or

•	impair any right to institute suit for the enforcement of certain provisions of the indenture regarding payment.

In addition, any amendment that materially and adversely affects the interests of the indenture trustee, the owner trustee, the servicer, the certificateholders or the administrator will require the prior written consent of the persons whose interests are materially and adversely affected. The consent of the servicer, the certificateholders or the administrator will be deemed to have been given if the issuing entity does not receive a written objection from such person within ten (10) business days after a written request for such consent has been given.

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[THE SWAP COUNTERPARTY]

[[        ] is the swap counterparty. It is organized as a [    ] under the laws of [        ]. [To be inserted: description of the general character of the business of the swap counterparty.]

Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described above under “The Notes – Interest Rate Swap Agreement.”

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.]

[Insert required financial information for the swap counterparty if the significance percentage of the interest rate swap agreement is more than 10% as required by Item 1115(b) of Regulation AB.]

LEGAL INVESTMENT

[Money Market Investment

[The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.]

Capital Requirements Directive

Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“Article 122a”), as implemented by national legislation or rulemaking in the Member States of the European Union (EU) and other countries in the European Economic Area, places certain conditions on investments in asset-backed securities by credit institutions regulated in those countries and certain affiliates of those institutions. Article 122a requires such credit institutions and certain of their affiliates to only invest in asset-backed securities in respect of which the sponsor or originator has disclosed to investors that it will retain a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution or certain affiliates thereof, as applicable, must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of VW Credit, the depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution or certain affiliates thereof to satisfy the due diligence and monitoring requirements of Article 122a or any corresponding rules applicable to EU-regulated investors.

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Failure of an EU-regulated credit institution or certain affiliates thereof (or any other EU-regulated investor that may become subject to Article 122a or any corresponding rules) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a or other corresponding rules and the suitability of the notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP is of the opinion that, based on the terms of the notes, the transactions relating to the Transaction SUBI Certificate as set forth herein and the applicable provisions of the trust agreement and related documents, the [Class A notes and the Class B] notes (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as indebtedness for federal income tax purposes; and for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.

It is anticipated that the notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount discussed in the prospectus under “Material Federal Income Tax Consequences—Original Issue Discount”) will not be issued with more than a de minimis amount (i.e.,  1/4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”) (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, which may be subsequently considered issued with OID if sold by such person). If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a

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rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

As long as the depositor (or an affiliate treated as the same person as the issuing entity for United States federal income tax purposes) is the only owner of the certificate, the issuing entity will be treated as a division of such certificateholder and hence disregarded as a separate entity for United States federal income tax purposes. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

General

Subject to the following discussion the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

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Prohibited Transactions

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition, holding and disposition of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the administrator, the servicer, the SUBI trustee, the owner trustee, the indenture trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of notes by, or on behalf of, a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts, PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts, PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds, PTCE 96-23, regarding transactions effected by “in-house asset managers” and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and specified church plans (as defined in Section 3(33) of ERISA are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

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Each purchaser or transferee of a note, by its acceptance of that note, will be deemed to have represented that (a) it is not acquiring the note (or any interest therein) with the assets of, any “employee benefit plan” as defined in and subject to Section 3(3) of ERISA which is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, an entity whose underlying assets include “plan assets” of the foregoing or any other employee benefit plan or arrangement that is subject to a law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (b)(i) the notes are rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of purchase or transfer and (ii) its acquisition, holding and disposition of such note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, a nonexempt violation of any similar applicable law).

Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any benefit plan with respect to the benefit plan’s decision to invest in the notes. Each fiduciary or other person with investment responsibilities over the assets of a benefit plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of benefit plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the [Class A notes and the Class B] notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	[Class B Notes]	Total
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$

Total	$	$	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non- defaulting underwriter may be increased or the underwriting agreement may be terminated.

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The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
[Class B Notes	%	%]

If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

VW Credit has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereby. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the [Class A notes and the Class B] notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the [Class A notes and the Class B] notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the Class A notes and Class B notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such [Class A notes and Class B] notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the [Class A notes and Class B] notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions, involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions, permit bids to purchase the [Class A notes and Class B] notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions, involve purchases of the [Class A notes and Class B] notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the [Class A notes and Class B] notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the [Class A notes and Class B] notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

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[It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.]

[Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, VW Credit, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.]

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the seller, the servicer, the issuing entity and their affiliates. [One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.]

The [indenture trustee, at the direction of the administrator], on behalf of the issuing entity, may from time to time invest the funds in accounts and permitted investments acquired from the underwriters or their affiliates.

The [Class A notes and the Class B] notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the [Class A notes and Class B] notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the [Class A notes and Class B] notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the [Class A notes and Class B] notes.

The seller will receive aggregate proceeds of approximately $[            ] from the sale of the [Class A notes and Class B] notes (representing [    ]% of the initial note balance of the [Class A notes and Class B] notes) after paying the aggregate underwriting discount of $[            ] on the [Class A notes and Class B] notes. Additional offering expenses are estimated to be $[            ].

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuing entity that:

•

it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

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•

it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

[Each underwriter has further severally represented to and agreed with the issuing entity that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, as amended (“FSMA”)) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the United Kingdom.]

[In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, any origination trustee, issuing entity, servicer or the origination trust, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by [            ], Attorney for VW Credit. Certain other legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer [and] the depositor [and the underwriters] by Mayer Brown LLP. Mayer Brown LLP has from time to time represented VW Credit and its affiliates in other transactions. [Certain legal matters for the underwriters will be passed upon by [            ].]

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INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important capitalized terms used in this prospectus and the pages on which the definitions of those terms may be found.

2010 PD Amending Directive	95
ABS	53
administration agreement	64
administrative trustee	7
administrator	7, 31
advance	70
amortization period	13
Article 122a	88
Available Funds	69
base residual value	10
Base Residual Value	43
BCFP	28
benefit plan	91
business day	59
certificate	7
closing date	7, 55
Code	91
collection account	66
collection period	65
Collections	69
cutoff date	11, 33
defaulted lease	44
Delaware trustee	7
depositor	6, 30, 35
determination date	69
Dodd-Frank Act	27
eligible account	67
eligible institution	68
ERISA	91
Exchange Act	93
final scheduled payment date	60
first priority principal distribution amount	14
First Priority Principal Distribution Amount	74
FSMA	95
Included Units	30
indenture	64
indenture default	9, 80
indenture trustee	7, 34, 57
initial note balance	30
Investment Company Act	88
issuing entity	6, 30
issuing entity property	11
monthly remittance condition	66
MSRP	43
note balance	59

noteholders	59
OID	89
optional purchase	77
origination trust	6, 30
origination trust agreement	35
origination trustee	7
origination trustees	7
Other SUBI	30
owner trustee	7, 33
payment date	7
Payment Date Advance Reimbursement	75
Payment Waterfall	74
Permitted investments	68
Postmaturity Term Extension	39
pre-funding account	12
Prepayment Amount	4
Prepayment Assumption	54
Principal Distribution Amount	59
Prospectus Directive	95
PTCE	91
Pull-Ahead Amount	70
Rating Agency Condition	86
record date	7, 58
Recoveries	70
redemption price	77
regular principal distribution amount	14
Regular Principal Distribution Amount	75
regulation	91
related collection period	69
Relevant Implementation Date	95
Relevant Member State	95
repurchase payment	39
Retained Notes	94
revolving period	13
Rule 193 Information	48
Sales Proceeds	70
SEC	2, 57
second priority principal distribution amount	14
Second Priority Principal Distribution Amount	74
Securities Act	93
Securitization Rate	43
securitization value	10
Securitization Value	43
servicer	6, 36

I-1

Servicer Certificate	71
servicer replacement events	78
Servicing Agreement	38
servicing fee	6, 78
stated residual value	44
SUBI trustee	7
subsequent assets	12
Supplemental Servicing Fees	70
swap counterparty	7
Targeted Note Balance	75
Targeted Overcollateralization Amount	75
targeted reserve account balance	15
Terminated Unit	44

Transaction SUBI	12, 30
Transaction SUBI Certificate	30
Transaction SUBI Servicing Supplement	38
Transaction SUBI Supplement	38
U.S. Bank	34
Unit	30
Updated ALG Residual	43
UTI	30
UTI trustee	7
Volkswagen AG	36
Volkswagen Group of America	36
VW Credit	2, 6, 30
WTC	35

I-2

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

The assets in each of VW Credit, Inc.’s securitized portfolios consisted of the beneficial interest in a portfolio of automobile, minivan and sport utility vehicle leases and the related leased vehicles generated in the ordinary course of business by VW Credit Leasing, Ltd. in accordance with the underwriting procedures described under “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, and assigned by VW Credit, Inc. to Volkswagen Auto Lease/Loan Underwritten Funding, LLC on the applicable closing date as described under “Overview of the Transaction”. As of the relevant cutoff date, the automobile lease contracts and leased vehicles in the securitized portfolios consisted of the characteristics provided below.

Original Pool Characteristics as of Cutoff Date

Lease Securitization Closing Date Cutoff Date	VALT-[ ] [ , ] [ , ]	VALT-[ ] [ , ] [ , ]	VALT-[ ] [ , ] [ , ]
Number of Leases
Original Book Value (1)
Original Securitization Value
Average
Minimum
Maximum
Percentage New Vehicles
Percentage Audi Vehicles
Percentage Volkswagen Vehicles
Base Residual
Average
Minimum
Maximum
Original Term (Months)
Weighted Average (2)
Minimum
Maximum
Remaining Term (Months)
Weighted Average (2)
Minimum
Maximum
Seasoning (Months) (3)
Weighted Average (2)
Minimum
Maximum
Weighted Average FICO® Score (4) (5)
Minimum (5) (6)
Maximum (5) (6)
Base Residual as a % of Securitization Value
Base Residual as a % of MSRP

(1)	Original Book Value is determined based on capitalized amounts of the leases less the accumulated depreciation of the related leased vehicles.
(2)	Weighted average by Securitization Value.
(3)	Seasoning refers to the number of months elapsed since origination of the leases.
(4)	FICO® is a federally registered service mark of Fair, Isaac & Company.
(5)	FICO® scores are calculated excluding accounts for which no FICO® score is available at the origination of the related lease.
(6)	“Transaction Base Residual” means, for each leased vehicle, the lesser of (1) the stated residual value estimate established at the time the related lease was originated and (2) the ALG Residual for that leased vehicle.

Distribution Of Leases As Of Cutoff Date

Lease Securitization Closing Date Cutoff Date	VALT-[ ] [ , ] [ , ]	VALT-[ ] [ , ] [ , ]	VALT-[ ] [ , ] [ , ]
By Original Term (1)
12—18 months	%	%	%
19—23 months	%	%	%
24—30 months	%	%	%
31—36 months	%	%	%
37—42 months	%	%	%
43—48 months	%	%	%
49—60 months	%	%	%
By Remaining Term (1)
12—18 months	%	%	%
19—23 months	%	%	%
24—30 months	%	%	%
31—36 months	%	%	%
37—42 months	%	%	%
43—48 months	%	%	%
49—60 months	%	%	%
By Model, Top Five (1)
	%	%	%
	%	%	%
	%	%	%
	%	%	%
	%	%	%
	%	%	%
	%	%	%
By State, States Representing More than 5% of Securitization Value (1)
	%	%	%
	%	%	%
	%	%	%
	%	%	%
	%	%	%
	%	%	%

(1)	As a percent of total Original Securitization Value.

Prepayment Speed Information

Set forth below is prepayment speed information relating to VW Credit’s securitized portfolios of lease contracts. Prepayment speed information is present in the chart below for each series for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

VALT-[    ] to VALT –[    ] (1)

Period	VALT-[ ]	VALT-[ ]	VALT-[ ]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20

(1)	Actual prepayments on a lease are any Monthly Lease Payments related to a lease in excess of the Monthly Lease Payment for that lease for the applicable period. These include voluntary prepayments, voluntary early terminations, payments from third parties, repurchases, repossession proceeds, funds not recovered due to charge-offs and servicer advances.

The “Prepayment Amount” is defined as the change in the actual month-end Securitization Value of the pool that relates to early terminations of the related leases.

This Prepayment Amount is converted into a monthly Single Month Mortality Rate “SMM” expressed as a percentage which is the Prepayment Amount divided by the previous month’s actual month-end Securitization Value less the scheduled payments made during the month.

The “Prepayment Speeds” shown in the chart are derived by converting the SMM into the ABS Speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cutoff date plus the number of months since the cutoff date.

(2)	Optional clean-up call exercised.

Delinquency Experience

Set forth below is delinquency information relating to VW Credit’s securitized portfolios of lease contracts presented on a monthly basis.

VALT [    -    ](1)

Securitization Value Outstanding	31—60 Days Delinquent	% of Ending Pool Balance	90+ Days Delinquent	% of Ending Pool Balance

(1)	VW Credit considers an account delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

Credit Loss Experience

Set forth below is credit loss information relating to VW Credit’s securitized portfolios of lease contracts presented on a monthly basis.

VALT [        -    ]

Original Securitization Value $[            ]

Aggregate Securitization Value on Charged-off (1) Units	Recoveries (2)	Net Charge-off	Cumulative Net Charge-off as % Original Securitization Value

(1)	Charge-offs generally represent the total aggregate net securitization value of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (2).

(2)	Recoveries generally include the net amounts received with respect to a lease contract previously charged off.

Residual Value Experience

Set forth below is residual loss information relating to VW Credit’s securitized portfolios of lease contracts presented on a monthly basis.

VALT-[ - ]

Original Securitization Value $[            ]

Number of Scheduled (1) Terminated Units	Number of Scheduled (1) Terminated Units Returned	Turn-in Ratio	Aggregate Securitization Value for Scheduled (1) Terminated Units	Proceeds, including Excess Wear, Tear & Mileage collected	Net Residual Losses	Cumulative Net Residual Losses	Cumulative Net Residual Losses as % Original Securitization Value

(1)	Excludes repossessions and vehicles terminating prior to scheduled maturity.

APPENDIX B

ASSUMED CASHFLOWS

Modeling Assumption: The cash flows in the immediately following table were generated assuming that (i) each lease payment is made on the last day of each calendar month beginning in [            ]; and (2) the Base Residual Value for each leased vehicle is received in the collection period following the last monthly payment of the related lease.

Monthly Period	Aggregate Securitization Value	Monthly Payments	Base Residual Value

B-1

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Volkswagen Auto Lease Trust 20[     ]-[ ]

Issuing Entity

Class A-1 Notes                     $

Class A-2 Notes                     $

Class A-3 Notes                     $

Class A-4 Notes                     $

[Class B Notes]                     $

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor and Servicer

P R O S P E C T U S

S U P P L E M E N T

[UNDERWRITERS]

Until [             ], 20[     ], all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

Volkswagen Auto Loan Enhanced Trusts

Issuing Entities

Auto Loan Asset-Backed Notes

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor and Servicer

You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes will represent obligations of the related issuing entity only and are not guaranteed by any person including Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc. or any of their respective affiliates. Neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell notes only if accompanied by an applicable prospectus supplement for the related issuing entity.

The Issuing Entities:

The issuing entities may periodically issue asset-backed notes in one or more series with one or more classes, and each issuing entity will own:

•	motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit or cash flow enhancement issued in favor of the issuing entity.

The Notes:

•	will represent indebtedness of the issuing entity that issued those notes;

•	will be paid only from the assets of the issuing entity that issued those notes;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2013.

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OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the notes;

•	the timing and amount of interest payments on and principal payments of the notes;

•	the receivables underlying your notes;

•	the credit enhancement and cash flow enhancement for each class of notes; and

•	the method of selling the notes.

Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of, and risks related to, these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

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RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.	Your notes are secured by the assets of the related issuing entity. Your notes will not represent an interest in or obligation of VW Credit, the depositor or any of their respective affiliates. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement or cash flow enhancement for the notes. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement or cash flow enhancement.

You may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement or cash flow enhancement.	The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables together with its right to payments under any interest rate or currency swap or cap agreement or credit enhancement and available funds in certain accounts. The notes of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity unless otherwise indicated in the applicable prospectus supplement. Accordingly, you will rely primarily upon collections on the receivables owned by the issuing entity for your series of notes and, to the extent available, any credit enhancement for the issuing entity, including payments under any interest rate or currency swap or cap agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover shortfalls due to delinquencies and losses on the receivables up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of notes, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.	You may receive payments on your notes earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

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•            The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if an originator, the depositor or the servicer is required to repurchase receivables from the issuing entity because of a breach of representation or warranty, payment of principal on the notes will be accelerated.

•            You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the notes prior to the expected principal payment date for one or more classes of notes of a series. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•            An early redemption of the notes from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer or any other entity specified in the applicable prospectus supplement, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus any other amounts due to noteholders, such as accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional

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interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

The failure to make principal payments on any notes of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date.	The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of notes.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.

The servicer, as custodian of the receivables, will maintain possession of the original contracts for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.

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Furthermore, if the servicer, as custodian of the receivables, becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payments to you or an acceleration of the repayment of the notes.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.	Upon the origination of a receivable, each Originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, each Originator, either directly or through one or more other Originators, will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the notes. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. We, an Originator or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of that Originator or an affiliate, as applicable, in the financed vehicle.

We, the servicer, an Originator or another entity may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the noteholders in the receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

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Failure to comply with consumer protection laws could result in a loss.	Federal and state consumer protection laws impose requirements on retail loan contracts such as the receivables. The failure by the applicable originator to comply with these requirements may give rise to liabilities on the part of the issuing entity of a series of notes. Each applicable Originator will represent and warrant that each receivable complies with applicable law in all material respects. If that representation and warranty relating to any receivable for a series of notes proves incorrect, materially and adversely affects the interests of the issuing entity and is not timely cured, that originator will be required to repurchase the noncompliant receivable from the issuing entity. To the extent that the originator fails to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. If sufficient funds are not available to make both payments to obligors and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables —Consumer Protection Law” in this prospectus.

A depositor or sponsor bankruptcy could delay or limit payments to you.	Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the receivables for your series of notes are owned by the sponsor or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of the receivables from VW Credit to the depositor or from the depositor to the related issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be treated as the same entity as the sponsor or the depositor for bankruptcy purposes. VW Credit will not treat the sale of receivables to the depositor as a sale for generally accepted accounting principle purposes, and this fact could make a court more likely to reach that conclusion than if such sale were treated as a sale by VW Credit for generally accepted accounting principle purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

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•            the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•            tax or government liens on the sponsor’s or depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•            the fact that the issuing entity and the indenture trustee for your series of notes may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor or the depositor may affect the issuing entity and the notes, you should refer to “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency” in this prospectus.

The Originators, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the notes.	The Originators, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. The Originators, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your notes. However, the Originators will and the depositor may make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an Originator with respect to a receivable is untrue, or if that Originator breaches a covenant with respect to a receivable, then that Originator or another entity may be required to repurchase that receivable. If that Originator or another entity fails to repurchase that receivable, you might experience delays and/or reductions in payments on the notes. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes.

See “The Transaction Documents—Payments and Distributions on the Notes” in this prospectus.

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Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor any Originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.	If certain events of default under the indenture occur and the notes of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes of that series in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal balance of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors— Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.

The servicer’s commingling of funds with its own funds could result in a loss.	Subject to the satisfaction of certain conditions set forth in the applicable prospectus supplement, VW Credit, as the servicer, may be able to commingle funds relating to a transaction such as collections from the loans and proceeds from the disposition of any repossessed financed vehicles with its own funds during each collection period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

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Extensions and deferrals of payments on receivables could increase the average life of the notes.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, if specified in the applicable prospectus supplement, the servicer will be required to purchase a receivable from the issuing entity if it extends the term of the receivable beyond the latest final scheduled payment date for any class of related notes.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The economic conditions could deteriorate in connection with an economic recession or due to events such as rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of obligors’ payment obligations under other indebtedness incurred by the obligors. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The return on your notes could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act.	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty, including reservists or national guard members. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

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Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

The absence of a secondary market for the notes could limit your ability to resell your notes.	If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will initially be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes of a series will remain in book-entry form except in the limited circumstances described under the caption “The Securities—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related notes.

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As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to VW Credit or any of its affiliates or a third party provider to whom VW Credit outsources its activities could result in servicing disruptions or reduce the market value of your notes. In the event of a termination and replacement of VW Credit as the servicer, there may be some disruption of the collection activity with respect to delinquent loans and therefore delinquencies and credit losses could increase. Similarly, if an Originator becomes unable to repurchase any receivables which do not comply with representations and warranties about the receivables made by that Originator in the related transfer agreement (for example, representations relating to the compliance of the receivables with applicable laws), then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, VW Credit is an indirect wholly-owned subsidiary of Volkswagen AG. Although Volkswagen AG is not guaranteeing the obligations of the issuing entity for any series of notes, if Volkswagen AG ceased to manufacture vehicles or

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support the sale of vehicles or if Volkswagen AG faced financial or operational difficulties, such events may reduce the market value of Volkswagen and Audi vehicles, and ultimately the amount realized on any Volkswagen or Audi vehicle repossessed following an obligor’s default under the related receivable.

The notes may not be a suitable investment for you.	The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.	The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to an issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its serving discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

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CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUING ENTITIES

With respect to each series of notes, Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “depositor”), a Delaware limited liability company and a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, Inc., a Delaware corporation (“VW Credit”), will establish a separate issuing entity that will issue the notes of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for the notes of that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.

The issuing entity may issue asset-backed notes in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):

•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each subsequent funding date, if any, which are a pool of motor vehicle retail installment sales contracts and/or installment loans made by an Originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new or used automobiles, light-duty trucks and/or other types of motor vehicles;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	the depositor’s right to all documents and information contained in the receivable files;

•	the security interests in the financed vehicles;

•	rights under any interest rate swap or cap agreement and payments made by the counterparty under that interest rate swap or cap agreement;

•	an Originator’s rights to receive any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to defaulted receivables from the applicable cut-off date;

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•	any other property securing the receivables;

•	to the extent specified in the applicable prospectus supplement, some of the Originator’s rights relating to the receivables purchased from dealers under agreements between the Originators that purchase receivables from dealers and the dealers that sold the financed vehicles;

•	the Issuing Entity Accounts and all amounts on deposit in the applicable Issuing Entity Accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Permitted Investments credited thereto (but excluding any investment income from Permitted Investments which is to be paid to the servicer of the receivables or other entity identified in the applicable prospectus supplement);

•	rights of the issuing entity under the applicable transaction documents;

•	the rights under any credit enhancement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related notes. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or cap, or a guaranteed investment contract may also be a part of the property of any given issuing entity.

If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables directly or indirectly from Originators during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related notes, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE OWNER TRUSTEE

The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator of each issuing entity may also remove the owner trustee if:

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•	the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement;

•	the owner trustee becomes legally unable to act; or

•	the owner trustee becomes insolvent.

In any of these circumstances, the depositor and/or the administrator, as specified in the applicable prospectus supplement, must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.

The principal offices of the applicable issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

THE DEPOSITOR

The depositor, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, was formed as a limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC under the laws of the State of Delaware on August 9, 2002. Volkswagen Auto Lease Underwritten Funding LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC on December 15, 2006. The principal offices of the depositor are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 and the telephone number is (703) 364-7000. The depositor was organized solely for the limited purposes of acquiring beneficial interests in portfolios of motor vehicle leases and the related leased vehicles, acquiring motor vehicle loans and motor vehicle retail installment sale contracts and associated rights, issuing securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of beneficial interests in portfolios of motor vehicle leases and the related leased vehicles from VW Credit pursuant to purchase agreements, (ii) the depositor of beneficial interests in portfolios of motor vehicle leases and the related leased vehicles pursuant to sale agreements, (iii) the purchaser of receivables from VW Credit pursuant to purchase agreements, (iv) the depositor of motor vehicle loans and motor vehicle retail installment sale contracts to securitization trusts pursuant to sale and servicing agreements, (v) the depositor that formed various securitization trusts pursuant to trust agreements and (vi) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks or other types of motor vehicles. The receivables to be transferred to any issuing entity have been or will be purchased or originated by the Originators. See “Origination and Servicing Procedures” in this prospectus.

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The Receivables Pools

The receivables to be purchased by each issuing entity, also known as the “receivables pool,” will be selected by the depositor based upon the satisfaction of several criteria, including, among other criteria, that each receivable:

•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made by the related obligor;

•	has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding; and

•	is not more than 30 days delinquent on the related cut-off date.

Each of receivables will be selected using selection procedures that were not known or intended by VW Credit or the servicer to be adverse to the related issuing entity.

The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each receivable included in the issuing entity property of the issuing entity will reflect the outstanding principal balance of the receivable as of the cut-off date calculated under either the Scheduled Interest Method or the Simple Interest Method.

Additional information with respect to the receivables pool securing each series of notes will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate or annual percentage rate, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles and by used vehicles.

Calculation Methods

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the Originators as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuing entity.

The Originators originate or acquire receivables through a variety of origination channels across a wide spectrum of credit quality obligors. VW Credit will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.

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General

VW Credit was incorporated in Delaware on April 2, 1981 and is a wholly owned indirect subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is an indirect wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers a wide range of automobile-related financial products, including wholesale floor plan financing and retail auto loan and lease financing.

The principal offices of VW Credit are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. Its telephone number is (703) 364-7000.

Underwriting Procedures

VW Credit’s underwriting standards emphasize the prospective obligor’s willingness and ability to repay the amounts when due on the contract, as well as the asset value of the motor vehicle to be financed. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements under existing agreements between VW Credit and dealers. VW Credit’s underwriting, servicing and collection activities are conducted principally at processing centers located in Libertyville, Illinois and Hillsboro, Oregon.

Each applicant for a retail installment sale contract is required to complete a credit application. Applications submitted to VW Credit include the following information about the applicant:

•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal and financial information.

Dealers submit applications together with information about the proposed terms of the retail installment sale contract to VW Credit through website based systems or by facsimile. VW Credit generally obtains a credit report on the applicant from a national credit bureau selected based upon VW Credit’s assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a “credit bureau score” or a FICO®1score, which is generated using statistical models created by Fair, Isaac & Company. The credit bureau score measures the likelihood an applicant will repay an obligation as expected. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers.

VW Credit also evaluates each application using a proprietary credit scoring algorithm developed by a third party credit scoring company for VW Credit and referred to as a scorecard. The scorecard is used to assess the creditworthiness of an applicant using the credit bureau data to assign the applicant a proprietary credit score.

[1]	FICO® is a registered trademark of Fair, Isaac & Company

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Credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. The model uses the VW Credit-derived credit score, the applicant’s credit bureau score, and a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality. The model also identifies incomplete or inconsistent data such as an address or social security number mismatch, which is often caused by incorrect data entry but could possibly be a sign of fraud. In some cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. In such cases, a credit analyst evaluates the application to make a purchase decision using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective purchaser’s prior experience with VW Credit. If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or obtain proof of the inconsistent data. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the analyst will then either approve the application, reject the application or forward the application for review by a VW Credit credit analyst with higher approval authority.

VW Credit uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If VW Credit considers an applicant to be relatively less creditworthy and, as a result, a greater risk, VW Credit will assign the applicant a higher interest rate and lower permissible advance rates. VW Credit makes its final credit decision based upon the degree of credit risk with respect to each applicant.

VW Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, VW Credit may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

Servicing and Collections

VW Credit will be hired by the issuing entity to act as servicer, unless some other servicer is specified in the applicable prospectus supplement. For a description of the servicer’s portfolio, see “The Receivables Pool—Delinquencies, Net Credit Loss and Repossession Experience” in the related prospectus supplement. The servicer will be one of the Originators or an affiliate of one of the Originators. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or specific duties to sub-contractors who are in the business of performing such duties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.

Pursuant to the sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary practices, using the degree of skill and attention that the servicer exercises with respect to all comparable retail motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The applicable prospectus supplement may include a description of more specific servicing requirements than the general and broad requirements set forth above.

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Collection and Repossession Procedures

The customer billing process is generally initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to VW Credit, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to VW Credit and processed through VW Credit’s servicing system for the application of payments to the appropriate accounts.

VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the installment contract. VW Credit considers an account delinquent if 25% or more of the scheduled monthly payment is past due. If a loan is between 5 and 20 days delinquent, VW Credit generally mails a notice to the purchaser and/or initiates telephone contact requesting payment. VW Credit improves its collection efficiency through the use of technology such as automatic dialing, predictive dialing and behavioral scoring of loan accounts. If the delinquent loan cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge-off a loan contract on the earlier of (1) the date on which the proceeds of sale of the vehicle are applied to the loan contract and (2) the month in which the loan contract reaches its 120th day of delinquency if the loan has been assigned to a repossession agent for 60 days. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Material Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus.

VW Credit’s underwriting and collection standards are reviewed by its Retail Credit Committee. Any change in VW Credit’s underwriting and collection standards requires prior approval from the Retail Credit Committee.

Extens ions

VW Credit will grant extensions or deferments of retail installment sales contracts in accordance with its customary servicing procedures and the applicable sale and servicing agreement.

Servicing Experience

None of VW Credit’s term securitization transactions have experienced early amortizations, servicer defaults or events of default. Neither VW Credit nor any issuing entity can guarantee that there will not be any early amortizations, servicer defaults or events of default in the future.

Insurance

Each retail installment sale contract requires the purchaser to obtain and maintain physical damage insurance on the purchased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the purchaser has physical damage insurance which meets the requirements of the installment contract at the inception of the loan; nevertheless, there can be no assurance that each purchased vehicle will continue to be covered by physical damage insurance for the entire term of the installment contract or that VW Credit will continue to monitor insurance while the notes remain outstanding. The amount of insurance required by the loan contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name VW Credit as loss payee with respect to physical damage.

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VW Credit does not require purchasers to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the loan on behalf of purchasers in the event of disability or death. To the extent that the purchaser obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related loan to the extent that the purchaser’s beneficiary chooses to do so.

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle. Each Originator will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of notes, the related sale and servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related notes are issued. With respect to a series of notes, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related sale and servicing agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is used in connection with the issuance of a series of notes, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the noteholders. Up to 50% of the proceeds received from the sale of the notes will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to the applicable Originator for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Permitted Investments. Information regarding the subsequent receivables, if applicable, will be included in one or more reports filed by the issuing entity under Item 1 of Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The use of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of notes. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the Originators and the issuance of a larger principal amount of notes than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related

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obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The weighted average life of the notes of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property of an issuing entity will be paid or distributed to the related noteholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an Originator or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life or credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the notes may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related notes or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the percentage specified in the applicable prospectus supplement. See “Description of the Transfer Agreements and the Administration Agreement—Optional Redemption” in the related prospectus supplement.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The Originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Noteholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.

POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

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For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a six-digit decimal equal to (1) the sum of the Net Pool Balance and any subsequent receivables added to the issuing entity property as of the end of the preceding collection period divided by (2) the sum of the aggregate outstanding principal balance of the receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the Net Pool Balance. The amount of a noteholder’s pro rata share of the Net Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

For transactions in which the servicer will compute a Note Factor, the Note Factor will be a six-digit decimal indicating the outstanding balance of the notes or a class of notes, as applicable, at the end of the month as a fraction of the original balance of the notes or a class of notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding balance of the notes or a class of notes, as applicable. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

With respect to each issuing entity, the noteholders of record will receive monthly reports from the indenture trustee concerning payments received on the receivables, the Net Pool Balance and/or the note balance, the Pool Factor and/or the Note Factor, and other relevant information. If the notes are issued in book-entry form, then The Depository Trust Company (“DTC”) (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Notes—Statements to Noteholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of notes of a given series will be applied by the depositor (1) to purchase the receivables from the applicable Originators pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a pre-funding account, a reserve account or to fund any other collateral account, and (3) to pay other expenses in connection with the issuance of the notes. Any remaining amounts will be added to the depositor’s general funds and may be dividended to VW Credit, as the sole equity member of the depositor.

THE NOTES

A series may include one or more classes of notes. Each issuing entity will issue the notes for a particular series to the holders of record of the notes. The following summary, together with the summaries contained under “The Notes” in the applicable prospectus supplement, describe all of the material terms of the offered notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the other transaction documents and the applicable prospectus supplement.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

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Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “—Definitive Notes” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in

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respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of notes of a series. During the revolving period, all collections of principal otherwise allocated to the notes may be:

•	used by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables—The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Permitted Investments for later distribution to noteholders; or

•	applied to those notes of the related series as then are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of notes which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other notes issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes of the related series of notes outstanding is reduced.

Series of Notes

Each issuing entity will issue only one series of notes; however, each series may contain one or more classes of notes. The terms of each class of notes will be fully disclosed in the applicable prospectus supplement for each series.

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Book-Entry Registration

Each class of notes offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•	the depositor, indenture trustee or the administrator, as applicable, advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the indenture trustee, the depositor or the administrator, as applicable, are unable to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•	after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other

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means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Noteholder Lists

If definitive notes are issued in the limited circumstances set forth above, or if the indenture trustee is not the registrar for the notes, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

With respect to each series of notes, on each payment date the owner trustee or indenture trustee, as applicable, will include with each payment or distribution to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of notes:

•	the amount of the distribution on or with respect to each class of the notes allocable to principal;

•	the amount of the distribution on or with respect to each class of the notes allocable to interest;

•	the aggregate distribution amount for that payment date;

•	the payments to any enhancement provider with respect to any credit or liquidity enhancement on that payment date;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related collection period;

•	the aggregate servicing fee paid to the servicer with respect to that collection period;

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•	the amount of collections on the receivables for that collection period;

•	the amount of funds available for payment of the aggregate amount payable or distributable on the notes, the amount of any principal or interest shortfall with respect to each class of notes and the amount required from any applicable enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of reimbursable out-of-pocket expenses, in respect of a receivable which is a defaulted receivable;

•	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the Pool Factor and/or the Note Factor;

•	the Net Pool Balance; and

•	the amount remaining of any credit or liquidity enhancement, if applicable.

Unless definitive notes are issued, DTC will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interest in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the owner trustee, indenture trustee or paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any notes of a series. Further, the notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of notes. See “Risk Factors—The notes may not be a suitable investment for you”. In addition, because the notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors—The absence of a secondary market for the securities could limit your ability to resell your notes”.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each “purchase agreement” or “transfer agreement” pursuant to which the depositor will purchase receivables from the applicable Originator (collectively, the “transfer agreements”);

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•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuing entity will purchase receivables from the depositor and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement,” if any, pursuant to which an Originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assig nment of the Receivables

Transfer and Assignment by the Originators. Prior to the issuance of a series of notes by the issuing entity, pursuant to the relevant transfer agreement, each Originator specified in the applicable prospectus supplement will sell and assign to the depositor or VW Credit, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, that Originator may have acquired all or a portion of the transferred receivables from another Originator.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of notes by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreement, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement or the related transfer agreements. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The owner trustee or indenture trustee in respect of the issuing entity will, concurrently with the sale, contribution and/or assignment of the receivables to the issuing entity, execute, authenticate and deliver the notes representing the related notes.

Representations and Warranties of the Originators. Pursuant to each transfer agreement, the applicable Originator will represent to the depositor, and the depositor will assign the representations pursuant to the sale and servicing agreements to the issuing entity and owner trustee or the indenture trustee, as applicable, for the benefit of holders of notes and, if applicable, any related enhancement provider, that each receivable sold and assigned to the depositor under that transfer agreement will satisfy the criteria set forth above under “The Receivables—The Receivables Pools.”

If any party to a transfer agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer were made which materially and adversely affects the interests of the issuing entity, the noteholders or any enhancement provider, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the depositor under the transfer agreement. The indenture trustee will not be obligated to investigate the facts stated in a servicer’s certificate for purposes of the preceding sentence. If the breach materially and adversely affects the interests of the issuing entity, the noteholders or any credit enhancement provider in the related receivable, then the depositor will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or

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before the payment date following the end of the collection period which includes the 60th day after the date the depositor became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable. Any such purchase by the depositor will be at a repurchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that repurchase, the repurchasing party will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase. The repurchase obligation will constitute the sole remedy available to the noteholders or the trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Permitted Investments

With respect to each issuing entity, the servicer, owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related noteholders and any other secured party described in the applicable prospectus supplement into which, among other things, payments received on or in respect of the receivables and amounts released from any reserve or spread account will be deposited for payment to the related noteholders as described in the applicable prospectus supplement. Funds in the collection account will be invested in Permitted Investments by the indenture trustee, acting at the direction of the servicer. Permitted Investments made with respect to the collection account will generally mature no later than the next following payment date and income from amounts on deposit in the collection account which are invested in Permitted Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

The collection account and any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of notes, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Permitted Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

Each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account within the timeframe specified in the applicable prospectus supplement. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

Payments and Distributions on the Notes

With respect to each series of notes, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of notes entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of notes of the series will be set forth in the applicable prospectus supplement.

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With respect to each issuing entity, on each payment date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related noteholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the noteholders on that payment date. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of notes of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of notes of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of notes of a given series will be set forth in the applicable prospectus supplement.

Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your notes. If losses on receivables exceed the credit enhancement available, noteholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of notes will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow arrangements specified in this prospectus.

Applicable credit enhancements may include the following:

•

A reserve account or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the notes, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the notes would be returned to the depositor or other provider of the cash or deposit.

•

Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the notes, and principal payments on the notes. The amount of excess spread will depend on factors such as APRs, interest rates on the notes, prepayments, yield supplement overcollateralization amounts and losses.

•	Overcollateralization, which is the amount by which the net pool balance of the receivables exceeds the principal balance of the notes.

•

Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

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•

One or both of the following structural features: subordination that will cause more junior classes of notes to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of notes and no amounts are released to the residual until such class or classes are paid.

Applicable cash flow enhancements may include the following:

•

Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on LIBOR and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount.

•

Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

•

Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

•

Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the servicer at the time of a bankruptcy proceeding.

•

Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of notes to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

•

Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities and Exchange Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit

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enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes.

Servicer Reports

The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “The Notes—Statements to Noteholders” in this prospectus.

Purchase of Receivables by the Servicer

To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the issuing entity, the noteholders or any applicable credit enhancement provider.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable, as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Permitted Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Collection of Receivable Payments

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Generally, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond a specific date identified in the applicable prospectus supplement or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law or court order, it will purchase such receivable if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing

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of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the related sale and servicing agreement which materially and adversely affects the interests of the issuing entity, the noteholders or any enhancement provider, the party discovering that breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the sale and servicing agreement. The indenture trustee will not be obligated to investigate the facts stated in a servicer’s certificate for purposes of the preceding sentence. If the breach materially and adversely affects the interests of the issuing entity, the noteholders or any credit enhancement provider in the related receivable, then the servicer will either (a) correct or cure that breach or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day after the date the servicer became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that purchase, the purchasing party will pay (or will cause to be paid ) the purchase price by depositing the purchase price into the collection account on the date of purchase. The purchase obligation will constitute the sole remedy available to the noteholders or the trustee for a breach by the servicer of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order, the servicer will not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the noteholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to defaulted receivables. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the notes of the related series.

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Realization Upon Defaulted Receivables

On behalf of the related issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell charged-off receivables. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the related issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the related issuing entity to evidence the sale of the receivable free from any lien or other interest of the related issuing entity or the related indenture trustee, if any.

Evidence as to Compliance

The sale and servicing agreements will provide that a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the servicer, the depositor, the indenture trustee and, if applicable, the related credit enhancement provider, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects.

In addition, on or before March 30 of each calendar year such accountants will also furnish a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.

The sale and servicing agreements will also provide for delivery, on or before March 30 of each calendar year, to the related issuing entity, and, if applicable, the related credit enhancement provider, a report, regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the notes. The servicer will also give the related issuing entity, indenture trustee, administrator, each rating agency hired by the sponsor to rate the notes and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

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Material Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor servicer that survive its termination as servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the noteholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Servicer Replacement Events

The servicer replacement events under any sale and servicing agreement will be specified in the applicable prospectus supplement.

Upon the occurrence of any servicer replacement event, the sole remedy available to the issuing entity and noteholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Each of the transaction documents may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the noteholders.

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Optional Redemption

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property of an issuing entity on any payment date as of which the related Net Pool Balance, either before or after giving effect to the principal payments and distributions otherwise to be made on that payment date, has declined to the percentage of the initial Net Pool Balance plus any prefunded amounts specified in the applicable prospectus supplement at a price equal to the greater of (a) the fair market value of the issuing entity property (other than the reserve account or other credit enhancement) and (b) the outstanding principal amount of the notes plus accrued and unpaid interest thereon at the applicable interest rate. In no event will any noteholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The final payment or distribution to any noteholder will be made only upon surrender and cancellation of the noteholder’s note at an office or agency of the trustee or indenture trustee specified in the notice of termination. The owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Owner Trustee and the Indenture Trustee

Each of the owner trustee and the indenture trustee, if applicable for any series of notes will be identified in the prospectus supplement for that series, along with a description of the material rights, duties and obligations of that trustee. Generally, prior to an event of default with respect to a series of notes, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to noteholders in the amounts specified in reports provided by the servicer. Any exceptions to this general rule will be disclosed in the applicable prospectus supplement.

Each owner trustee and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee, in some circumstances, acting jointly with the servicer or administrator (as specified in the applicable prospectus supplement), will have the power to appoint co-trustees or separate trustees of all or any part of the related issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related transaction documents will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

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Each owner trustee and indenture trustee will be entitled to a fee. The applicable prospectus supplement will identify the party responsible for paying the trustee fees and for indemnifying the trustees against specified losses, liabilities or expenses incurred by that trustee in connection with the transaction documents.

The Originators, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administrator

The related Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents—Amendment” in this prospectus and “Description of the Transfer Agreements and the Administration Agreement—Amendment Provisions” in the applicable prospectus supplement.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that each issuing entity will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

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•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Annual Compliance Statement

Each issuing entity will be required to deliver annually to the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

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•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on notes.

The Indenture Trustee

The indenture trustee for each issuing entity that issues notes will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.

Additional matters relating to the indenture trustee are described under “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in this prospectus and under “The Trustees” in the applicable prospectus supplement.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by an Originator to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

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Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by each applicable Originator to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.

Because none of the applicable Originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

VW Credit typically takes physical possession of the signed original retail installment sales contracts to assure that it has priority in its rights under the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment contract is amended and the purchaser does not or is unable to take physical possession of the signed original amendment there is a risk that creditors of the selling dealer could have priority over the issuer’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck

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and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. Each Originator will warrant to the depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If an Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If an Originator did not take the steps necessary to cause the security interest of that Originator to be perfected as described above until more than 20 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable Originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. Each Originator, either directly or through one or more other Originators, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreements relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because, through fraud or negligence, the security interest of the issuing entity could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the applicable Originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code as in effect in most states, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value

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for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states requires surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, the Originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. Each issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the trust or the release of the lien on the vehicle or other adverse consequences. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each receivables sale and servicing agreement that, as of the initial issuance of the notes of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to an Originator’s repurchase obligations under the related transfer agreement.

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Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the

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obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (“Relief Act”), state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

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The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sales contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable Originators will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy and Insolvency

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or the Originators, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any Originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of that Originator’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a

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conservatorship or receivership, of the assets and liabilities of the depositor with those of that Originator. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

Each Originator that is subject to the Bankruptcy Code and the depositor believe that, subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any Originator will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that Originator with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of that Originator in the event of a petition for relief under the Bankruptcy Code with respect to that Originator; and the transfer of receivables by any Originator should constitute an absolute transfer, and, therefore, such receivables would not be property of that Originator in the event of the filing of an application for relief by or against any Originator under the Bankruptcy Code or, in the case of an Originator that is subject to regulation by the Federal Deposit Insurance Corporation (“FDIC”), the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as that Originator’s property or property of the conservatorship or receivership. See “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency—Certain Matters Relating to the Federal Deposit Insurance Corporation” in this prospectus.

On each closing date, Mayer Brown LLP, special counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if any Originator were to become a debtor in a case under the United States Bankruptcy Code, a court having jurisdiction over such case (the “bankruptcy court”) would:

•	determine that the transfer of receivables pursuant to the applicable purchase agreement constitutes a sale of such receivables to the depositor by the applicable Originator, as opposed to a loan, such that (1) the receivables would not be property of such Originator’s bankruptcy estate under Section 541 of the Bankruptcy Code, and (2) Section 362(a) of the Bankruptcy Code would not operate to stay payments by the servicer of collections on the receivables in accordance with the applicable transaction documents; and/or

•	not order substantive consolidation of the assets and liabilities of that Originator, on the one hand, and those of the depositor or the applicable issuing entity, on the other hand.

If, however, a bankruptcy court for that Originator or a creditor of that Originator were to take the view that any Originator and the depositor should be substantively consolidated or that the transfer of the receivables from that Originator to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Certain Matters Relating to the Federal Deposit Insurance Corporation. In the event that an Originator is an insured depository institution subject to regulation by the FDIC and were to become insolvent, the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform,

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Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of such an Originator. The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation”. If an Originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of that Originator, would not seek to treat the receivables and collections as that Originator’s property or property of the conservatorship or receivership of that Originator. We will indicate in the applicable prospectus supplement whether the transactions contemplated by this prospectus and the prospectus supplement will be structured so that the FDIC rule applies. We cannot assure you that a transfer of receivables by an Originator will comply with the rule. If a condition required by the FDIC rule were not satisfied, then the FDIC as conservator or receiver may not recognize the transfer of receivables by the Originator, and the transferee could be limited to seeking recovery based upon its security interest in the receivables.

To the extent that an Originator has granted a security interest in the receivables to a non-affiliated entity such as a trustee or an indenture trustee and that security interest was validly perfected before such Originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Originator or its creditors, the secured obligations represent bona-fide and arm’s length transactions, the secured party is not an affiliate of that Originator, the grant of the security interest was for adequate consideration, the agreement evidencing the security interest is in writing and was approved by that Originator’s board of directors or loan committee and such approval is reflected in the minutes of the committee and is, continuously from the time of its execution, maintained as a record of such Originator, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of that Originator. If, however, the FDIC were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Originator as provided under the FDIA, delays in payments on the related notes and possible reductions in the amount of those payments could occur.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including VW Credit, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to VW Credit, the depositor and issuing entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

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The applicable issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of VW Credit. For an issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of VW Credit (1) the FDIC would have to be appointed as receiver for VW Credit under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the applicable issuing entity or the depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of VW Credit.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of VW Credit or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to VW Credit, the depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of VW Credit or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which VW Credit or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of VW Credit’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is a party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving VW Credit or its subsidiaries (including the depositor or your issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the applicable issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement and each sale and servicing agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, VW Credit believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement and each sale and servicing

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agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the applicable transfer agreement would be treated as having made a loan to VW Credit, and the issuing entity under the applicable sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If VW Credit or the depositor were placed in receivership under OLA, the FDIC could assert that VW Credit or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by VW Credit to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the applicable issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, the noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements and the related sale and servicing agreements are respected as legal true sales, as receiver for VW Credit or a covered subsidiary the FDIC could:

•	require the applicable issuing entity, as assignee of VW Credit and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables;

•	if an issuing entity were a covered subsidiary, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against VW Credit or a covered subsidiary (including the issuing entity);

•	repudiate VW Credit’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which VW Credit or a covered subsidiary (including any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of VW Credit or any covered subsidiary or affect any contractual rights of VW Credit or a covered subsidiary (including any

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issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for VW Credit, the depositor or the applicable issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the applicable issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If VW Credit or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by VW Credit or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. Based on the final rule, a transfer of the receivables perfected by the filing of a Uniform Commercial Code financing statement against VW Credit, the depositor and the applicable issuing entity as provided in the applicable transfer agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistencies between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the applicable issuing entity could be delayed or reduced.

Repurchase Obligation

Each Originator will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that Originator will be required under the applicable transaction documents to repurchase the affected receivables. VW Credit is, and the other Originators may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of that Originator’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no

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information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the related obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in the prospectus supplement if a material concentration of receivables exists in those jurisdictions.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes of any series. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for each issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests

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issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

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The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The classification of the issuer generally falls into one of three general categories:

•	The depositor, the servicer and the applicable certificateholder agree to treat the certificate representing interest in a trust as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax.

•	The depositor, the servicer and the applicable certificateholder may agree to treat the certificates or membership interests representing interests in a trust or limited liability company as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax.

•	With respect to certificates or membership interests, all of which are owned by the depositor or an affiliate (the “Initial Certificateholder”) representing interests in a trust or limited liability company, as the case may be, which the depositor and the servicer will agree to treat as a division of the Initial Certificateholder for purposes of federal, state and local income, franchise, and value-added taxes (a “Tax Non-Entity”). In the case of an issuing entity treated as a Tax Non-Entity, Special Tax Counsel is of the opinion that the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

If a Tax Trust, Tax Partnership or Tax Non-Entity were treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note.

The Notes

Characterization as Debt. For each series of notes offered under a prospectus supplement, except for any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or

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a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes.

Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

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A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Net Investment Income. Certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

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•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code, and

•	provides an appropriate statement on IRS Form W-8BEN signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance Act. Congress recently enacted legislation that significantly changes the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Foreign Person unless such Foreign Person complies with certain reporting requirements regarding its direct and indirect United States shareholders and/or United States accountholders. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. The IRS announced that it will provide phased implementation of these withholding tax rules. Specifically, withholding with respect to U.S.-source interest will begin January 1, 2014, and withholding with respect to U.S.-source proceeds from dispositions of debt instruments will begin January 1, 2017. Foreign persons that are holders should consult their own tax advisors regarding the potential application and impact of the FATCA rules on them based on their particular circumstances.

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STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the notes. You may be required to report your investment in the notes even if your notes are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the notes, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan that is subject to Title I or ERISA, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Internal Revenue Code and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “plan assets regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the

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purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition, holding or disposition of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the acquisition, holding and disposition of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and specified church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

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PLAN OF DISTRIBUTION

The depositor may offer and sell the notes of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

If market conditions permit, the depositor may decide to increase the amount of notes being offered and the size of the related pool of motor vehicles loans in a particular transaction subsequent to the delivery of the preliminary prospectus. If the pool balance of the portfolio of motor vehicle loans, the amount of each class of notes and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of motor vehicle loans on a percentage basis, then it is expected that no additional disclosure would be provided prior to the time the notes are sold.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series, the depositor will agree to sell or cause the issuing entity to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

In the underwriting agreement with respect to any given series of notes, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the applicable prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•	set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related notes are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes, the public offering prices and concessions may be changed.

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Each underwriting agreement will provide that the applicable Originator and/or the depositor, as specified, will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in its Issuing Entity Accounts in Permitted Investments acquired from the underwriters or from the applicable Originator, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the applicable Originator, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the applicable Originator’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the applicable Originator, VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The applicable Originator, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that

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will determine these results and values are beyond the ability of the applicable Originator, VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The applicable Originator, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATINGS OF THE NOTES

Each class of notes specified as being offered by the applicable prospectus supplement will be initially rated by at least one nationally recognized statistical rating agency or organization at the request of VW Credit. The security ratings of the offered notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered notes. The rating does not address the expected schedule of principal repayments on a class of notes other than to say that principal will be returned no later than the final maturity date for that class of notes. There is no assurance that the ratings initially assigned to any offered notes will not be lowered or withdrawn by the rating agency rating the offered notes. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. An issuing entity may also issue non-investment grade or unrated securities that are not offered under this prospectus and applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

REPORTS TO NOTEHOLDERS

Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Originators to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as depositor, has filed a registration statement with the SEC relating to the notes. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the

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SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE, Washington, D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001182534. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Auto Lease/Loan Underwritten Funding, LLC, 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 or calling us at (703)  364-7000.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the notes of any series will be passed upon for the depositor by Mayer Brown LLP, Chicago, Illinois.

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GLOSSARY

“Closing Date” means, with respect to any series of notes, the date of initial issuance of that series of notes.

“collection period” means a fiscal month of the servicer immediately preceding the month in which the related payment date occurs or a calendar month, as specified in the applicable prospectus supplement; however, the initial collection period will begin and end on the dates specified in the applicable prospectus supplement.

“Controlling Class” means, with respect to any issuing entity, the class or classes of notes designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes in the order of priority designated in the applicable prospectus supplement.

“defaulted receivable” has the meaning set forth in the applicable prospectus supplement.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Fitch” means Fitch, Inc.

“Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

“Issuing Entity Accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any principal distribution account, certificate distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Pool Balance” means, as of any date, with respect to any issuing entity, the aggregate outstanding principal balance of the related receivables (other than defaulted receivables) as of that date.

“Note Factor” means, with respect to any class of notes issued by an issuing entity, a six-digit decimal which the servicer may compute each month indicating the outstanding note balance of that class of notes at the end of the month as a fraction of the original outstanding balance of that class of notes.

“Originators” means VW Credit or any of its affiliates that originate or acquire motor vehicle retail installment sale contracts and/or installment loans transferred to the depositor, as specified in the applicable prospectus supplement.

“Payment Date” means, with respect to any series of notes, the day on which a principal or interest payment is to be made on those notes (or if that day is not a business day on the next succeeding business day).

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“Permitted Investments” has the meaning set forth in the applicable prospectus supplement.

“Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the servicer may compute each month indicating the Net Pool Balance at the end of the month as a fraction of the original Net Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cutoff date.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Record Date” means, with respect to any payment date or redemption date, (i) for any definitive notes, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in the applicable prospectus supplement.

“Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan without regard to the period of time which has elapsed since the preceding payment was made, using the Scheduled Interest Method or the method known as the Rule of 78s or sum-of-the-digits method.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a

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greater—or smaller— number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate, as is described in the following paragraph.

“Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Tax Partnership” means a trust or limited liability company in which the depositor, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

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INDEX OF PRINCIPAL TERMS

administration agreement	27
amortization period	23
Bankruptcy Code	44
benefit plan	55
Clearstream	24
Closing Date	66
Code	50
collection period	66
contribution agreement	27
Controlling Class	66
defaulted receivable	66
depositor	12
disqualified persons	55
Dodd-Frank Act	46
DTC	21
ERISA	55
Euroclear	24
event of default	36
Exchange Act	19
FDIA	45
FDIC	44
Financial Institution	66
FIRREA	45
Fitch	66
Foreign Person	66
FTC Rule	43
HDC Rule	43
Internal Revenue Code	37
IRS	50
Issuing Entity Accounts	66
issuing entity property	12
Moody’s	66
Net Pool Balance	66
Note Factor	66

OID	51
Originators	66
parties in interest	55
Payment Date	67
Permitted Investments	67
plan assets regulation	55
Pool Factor	67
Prepayment Assumption	67
prohibited transaction	55
PTCE	56
purchase agreement	26
receivables pool	15
Record Date	67
Regulation	67
Relief Act	43
restricted group	57
revolving period	23
sale and servicing agreement	27
sale and servicing agreements	27
Scheduled Interest Method	67
SEC	67
Securities Act	30
servicing agreement	27
Short-Term Note	67
Simple Interest Method	67
Simple Interest Receivables	67
Special Tax Counsel	68
Standard & Poor’s	68
Strip Notes	68
transfer agreement	26
transfer agreements	26
Volkswagen AG	16
Volkswagen Group of America	15
VW Credit	12

I-1

PROSPECTUS

Auto Lease Asset Backed Notes

Volkswagen Auto Lease Trusts

Issuing Entities

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor and Servicer

You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes will represent obligations of the related issuing entity only and are not interests in or obligations of Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc., VW Credit Leasing, Ltd. or any of their respective affiliates. Neither the notes nor the underlying auto leases and leased vehicles are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

The Issuing Entities:

The issuing entities may periodically issue asset-backed notes in one or more series with one or more classes, and each issuing entity will own:

•

a certificate evidencing a 100% beneficial interest in a pool of closed-end vehicle leases and the related leased vehicles, including the lease payments and the right to payment received from the sale or other disposition of the leased vehicles;

•	funds in the accounts of the issuing entity (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

•	any credit enhancement issued in favor of the issuing entity.

The Notes:

•	will represent indebtedness of the issuing entity that issued those notes;

•	will be paid only from the assets of the issuing entity that issued those notes;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2013.

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the notes;

•	the timing and amount of interest payments on and principal payments of the notes;

•	the leases and related leased vehicles underlying your notes;

•	the credit enhancement for each class of notes; and

•	the method of selling the notes.

Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in this prospectus and in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of, and risks related to, these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

ii

iii

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes.	Your notes are secured by the assets of the related issuing entity. Your notes will not represent an interest in or an obligation of VW Credit, the origination trust, the depositor or any of their respective affiliates. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the related leases and any credit enhancement or cash flow enhancement for the notes. We cannot assure you that these amounts, together with sales proceeds of the related leased vehicles, will be sufficient to make full and timely distributions on your notes. The notes and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement or cash flow enhancement.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.	If certain events of default under the indenture occur and the notes of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes of that series in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal balance of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors—Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption of the notes or reallocations of the leases and leased vehicles from the Transaction SUBI” in this prospectus.

Vicarious tort liability may result in a loss.	Some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. As owner of the vehicles, the origination trust may be subject to these lawsuits. Most, but not all, states, however, either prohibit these vicarious liability suits against leasing companies or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President George W. Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of

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the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the origination trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. While the vast majority of courts have concluded that the Transportation Act preempts state laws permitting vicarious liability, one New York lower court has reached a contrary conclusion in a case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time.

The servicer will be required to maintain liability insurance coverage on behalf of the origination trust. However, this coverage is subject to deductibles and claims could be imposed against the assets of the origination trust which could exceed that coverage. In the event the servicer fails to maintain this liability insurance coverage, the deductible is not satisfied or the insurance coverage protecting the origination trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the leased vehicles and leases allocated to the Transaction SUBI for your series of notes and you could incur a loss on your investment.

For a discussion of the possible liability of the origination trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

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You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement.	The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Transaction SUBI certificate, together with its right to payments under any interest rate or currency swap or cap agreement or credit enhancement and available funds in certain accounts. The notes of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any other entity unless otherwise indicated in the applicable prospectus supplement. Accordingly, you will rely primarily upon collections on the leases and the related leased vehicles allocated to the Transaction SUBI owned by the issuing entity for your series of notes and, to the extent available, any credit enhancement for the issuing entity, including payments under any interest rate or currency swap or cap agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover delinquencies on the leases and losses on the leases and leased vehicles up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of notes, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or to others from time to time.

In establishing the stated residual value of leased vehicles, VW Credit uses an internally developed proprietary model. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct. If the stated residual values of the leased vehicles as originally determined by VW Credit are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement for your series of notes is exceeded.

For a discussion of factors that may contribute to residual value losses, you should refer to “Risk Factors—Used car market factors may increase the risk of loss on your investment,” “Risk Factors—Increased turn-in rates may increase losses” and “Origination and Servicing Procedures—Determination of Residual Values” in this prospectus and “Risk Factors—The concentration of leased vehicles to particular models could negatively affect the issuing entity’s assets” and “Risk Factors—The geographic concentration of the leases, economic factors and lease performance could negatively affect the issuing entity’s assets” in the accompanying prospectus supplement.

The failure to make interest and principal payments on any notes of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date.	The amount of interest and principal required to be paid to you prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay interest on or principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of notes.

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Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes.	Because the Transaction SUBI will represent a beneficial interest in the related Transaction SUBI assets, you will be dependent on payments made on the leases allocated to the Transaction SUBI for your series of notes and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your notes. The issuing entity of a series of notes will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the related leased vehicles, which will be titled in the name of the origination trust or the origination trustee on behalf of the originating trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the origination trust could limit the amounts payable in respect of the Transaction SUBI certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

In addition, as described under “The Transaction Documents—Like Kind Exchange Program”, the indenture trustee will not have a security interest in leased vehicle sale proceeds held by the qualified intermediary, which could result in losses on your notes in the event of a bankruptcy of the servicer.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the origination trust (including the leases and the leased vehicles allocated to the related Transaction SUBI) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes VW Credit and its affiliates. Because these liens could attach directly to the leases and leased vehicles allocated to the related Transaction SUBI and because the issuing entity does not have a prior perfected security interest in the assets of the related Transaction SUBI, these liens could have priority over the interest of the issuing entity in the assets of the related Transaction SUBI. See “—If ERISA liens are placed on the origination trust assets, you could suffer a loss” in this prospectus.

To the extent a third-party makes a claim against, or files a lien on, the assets of the origination trust, including the leased vehicles allocated to the related Transaction SUBI for your series of notes, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the related Transaction SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

For more information on the effect of third-party claims or liens on payment of the notes, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities” in this prospectus.

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If ERISA liens are placed on the origination trust assets, you could suffer a loss.	Liens in favor of the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the origination trust (including the leases and the leased vehicles allocated to a Transaction SUBI) and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes VW Credit and its affiliates which has unfunded pension liabilities under its defined benefit pension plans. Because these liens could attach directly to the leases and leased vehicles and because the issuing entity does not have a prior perfected security interest in the assets included in a Transaction SUBI, these liens could have priority over the interest of the issuing entity in the assets included in the related Transaction SUBI.

From time to time, the rating agencies rating your notes may request information with respect to any defined benefit pension plans maintained or sponsored by VW Credit or any of its affiliates. Although VW Credit will use reasonable efforts to comply with such request, there is no assurance that VW Credit will be able to provide the requested information. Any rating downgrade could result in a decline in the market value of your notes.

As of the date of this prospectus, VW Credit and its affiliates have paid all minimum required contributions with respect to their defined benefit pension plan. However, because of fluctuating market conditions, the present value of accrued benefits with respect to their defined benefit pension plan at any time may exceed plan assets at that time.

The notes are not suitable investments for all investors, and may not be a suitable investment for you.	The notes are not a suitable investment for you if you require a regular or predictable schedule of payments. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, residual value, default and market risk, the tax consequences of an investment in the notes or payment on any specific date and the interaction of these factors.

The absence of a secondary market for the notes could limit your ability to resell your notes.	If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

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A depositor or sponsor bankruptcy could delay or limit payments to you.	Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the Transaction SUBI certificate for your series of notes is owned by the sponsor or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of that Transaction SUBI certificate from VW Credit to the depositor or from the depositor to the related issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be treated as the same entity as the sponsor or the depositor, respectively, for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•           the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•           tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of the Transaction SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•           the fact that neither the issuing entity nor the indenture trustee for your series of notes has a perfected security interest in the leases and leased vehicles allocated to the Transaction SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the Transaction SUBI held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor or the depositor may affect the issuing entity and the notes, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Insolvency Related Matters” in this prospectus.

Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to VW Credit or any of its affiliates or a third party provider to whom VW Credit outsources its activities could result in servicing disruptions or reduce the market value of your notes. In the event of a termination and replacement of VW Credit as the servicer, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase. Similarly, if VW Credit becomes unable to repurchase the beneficial interest in any Units which do not comply with representations and warranties about the Units made by VW Credit in the related SUBI sale agreement (for example, representations relating to the compliance of the lease contracts with applicable laws), then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, VW Credit is an indirect wholly-owned subsidiary of Volkswagen AG. Although Volkswagen AG is not guaranteeing the obligations of the issuing entity for any series of notes, if Volkswagen AG ceased to manufacture vehicles or support

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the sale of vehicles or if Volkswagen AG faced financial or operational difficulties, such events may reduce the market value of Volkswagen and Audi vehicles, and ultimately the amount realized on any Volkswagen or Audi leased vehicle, including the leased vehicles allocated to the Transaction SUBI for your series of notes.

The servicer’s commingling of funds with its own funds could result in a loss.	Subject to the satisfaction of certain conditions set forth in the applicable prospectus supplement, VW Credit, as the servicer, may be able to commingle funds relating to this transaction such as security deposits, collections from the leases and proceeds from the disposition of the related leased vehicles with its own funds during each collection period and may be able to make a single deposit to the collection account on each payment date. See “The Transaction Documents—The Servicing Agreement” in this prospectus. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit such funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur. In addition, if the servicer failed to remit to the lessees the required portions of their security deposits at the expiration of their leases, the origination trust could be held liable for those portions of the security deposits, and investors in the notes could incur a loss on their investment as a result.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases. As a result, you may experience payment delays and losses on your notes. Further, the market values of the related leased vehicles could increase or decrease based on economic conditions. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments, residual values and/or losses on the leases.

Used car market factors may increase the risk of loss on your investment.	The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing of new car models. For instance, introduction of a new model by Volkswagen AG or its affiliates may impact the resale value of the existing portfolio of similar model types. Discount pricing incentives or other marketing incentive programs on new cars by Volkswagen AG or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the resale value of a vehicle. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than the residual values originally established by VW Credit, you may suffer a loss on your investment.

Increased turn-in rates may increase losses.	Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease. Lessees who decide not to purchase their related vehicles at lease expiration will expose the issuing entity to possible losses if the sale prices of those vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at termination

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of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by VW Credit), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement for your series of notes, you may suffer a loss on your investment.

The return on your notes could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act.	The Servicemembers Civil Relief Act and similar state laws may provide relief to members of the military on active duty, including reservists or national guard members, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease contract for a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes of any series.

For more information regarding the effect of the Servicemembers Civil Relief Act and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Servicemembers Civil Relief Act” in this prospectus.

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Failure to comply with consumer protection laws could result in a loss.	Federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Bureau of Consumer Financial Protection impose requirements on retail lease contracts such as the leases. The failure by the origination trust to comply with these requirements may give rise to liabilities on the part of the origination trust or the issuing entity of a series of notes (as owner of the related Transaction SUBI). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that a portion of payment previously paid by the lessee be refunded. VW Credit will represent and warrant that each lease complies with applicable law in all material respects. If that representation and warranty relating to any lease allocated to the Transaction SUBI for a series of notes proves incorrect, materially and adversely affects the interests of the issuing entity and is not timely cured, VW Credit will be required to repurchase the beneficial interest in the noncompliant lease and related leased vehicle from the issuing entity. To the extent that VW Credit fails to make such a repurchase, or to the extent that a court holds the origination trust or the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the origination trust or the issuing entity. If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the leases, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Laws” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If a lessee sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease. As a result, that lease would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

VW Credit, the servicer and the depositor have limited obligations to the issuing entity with respect to repurchases.	VW Credit, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. However, VW Credit will, and the depositor may, make representations and warranties about the characteristics of the leases and leased vehicles allocated to the related Transaction SUBI. If a representation or warranty made by VW Credit or the depositor is untrue, or if VW Credit or the depositor breaches a covenant with respect to a lease or a leased vehicle, then VW Credit, the depositor or another entity may be required to repurchase the beneficial interest in that lease and the related leased vehicle. In addition, in some circumstances, the servicer may be required to purchase the beneficial interest in leases and leased vehicles if a covenant made by the servicer with respect to the leases or leased vehicles is breached. While the depositor, VW Credit and the servicer may be obligated to reallocate or repurchase any beneficial interest in a lease and related leased vehicle if there is

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a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the issuing entity, as set forth in the applicable prospectus supplement, there can be no assurance given that the depositor, VW Credit or the servicer, as applicable, will financially be in a position to fund its repurchase obligation and you might experience delays or reductions in payments on your notes.

Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption of the notes or reallocations of the leases and leased vehicles from the Transaction SUBI.	You may receive payments on your notes earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

•           The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend on the rate of payments and losses on the leases and the leased vehicles, which cannot be predicted with certainty. Prepayments, liquidations of defaulted leases or reallocations from the Transaction SUBI of leases and the related vehicles that do not meet certain eligibility criteria will shorten the life of the notes to an extent that cannot be fully predicted. Further, the leases allocated to a Transaction SUBI may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. For example, a lessee under certain circumstances may elect to terminate the lease prior to its maturity. Each of these payments will have the effect of accelerating the payment of principal and shortening the average lives of the outstanding notes of a series. You will bear any reinvestment risk resulting from a faster or slower rate of payments of certain leases and leased vehicles.

•           You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the notes prior to the expected principal payment date for one or more classes of notes of a series. Asset-backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•           An early redemption of the notes from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the Transaction SUBI is sold upon exercise of a “clean-up call” by the servicer or the depositor, as specified in the applicable prospectus supplement, the issuing entity will redeem the notes and you will receive the remaining principal

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amount of your notes plus any other amounts due to noteholders, such as accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

Because the notes are in book- entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes of a series will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related notes. As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

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The servicer’s discretion over the servicing of the leases may impact the amount and timing of funds available to make payments on the notes.	The servicer is obligated to service the leases and related leased vehicles in accordance with its customary practices. The servicer has discretion in servicing the leases and the related leased vehicles, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the leases and related leased vehicles. Although the servicer’s customary practices at any time will apply to all vehicles and leases held by the origination trust, without regard to whether a vehicle and related lease has been allocated to a securitization transaction, the servicer is not obligated to maximize collections from the leases and related leased vehicles. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the leases and the related leased vehicles, which may impact the amount and timing of funds available to make payments on the notes.

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THE ISSUING ENTITIES

With respect to each series of notes, Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “seller”), a Delaware limited liability company and a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, Inc., a Delaware corporation (“VW Credit”), will establish a separate issuing entity that will issue the notes of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the seller and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The seller will sell and assign a Transaction SUBI certificate and other specified issuing entity property to the issuing entity in exchange for the notes issued by that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.

The issuing entity may issue asset-backed notes in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement.

All of the motor vehicle dealers in the VW Credit network of dealers have entered into agreements pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to VW Credit Leasing, Ltd., a Delaware statutory trust (the “origination trust”). The origination trust was created in June 1999 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The origination trust issued to VW Credit the undivided trust interest representing the entire beneficial interest in the unallocated assets of the origination trust. In this prospectus, we refer to the undivided trust interest in the unallocated interest of the origination trust as the “UTI.” See “The Origination Trust—Property of the Origination Trust” in this prospectus. In connection with each issuing entity and the related series of notes, VW Credit will instruct the trustees of the origination trust:

•	to establish a special unit of beneficial interest in the origination trust (each, a “Transaction SUBI”); and

•	to allocate a separate portfolio of leases and the related vehicles leased under the leases and some related assets of the origination trust to such Transaction SUBI. A lease, the related leased vehicle and the other origination trust assets directly related to the lease and leased vehicle are collectively called a “Unit”, and all of the Units allocated to a Transaction SUBI related to any series of notes are called the “Included Units.”

Each Transaction SUBI will represent the entire beneficial interest in the related Included Units. The origination trust will issue a certificate evidencing the Transaction SUBI (each, a “Transaction SUBI Certificate”) to or upon the order of VW Credit, as beneficiary of the UTI. Upon the creation of a Transaction SUBI, the related Included Units will no longer constitute assets underlying the UTI and VW Credit’s interest in the origination trust assets represented by the UTI will be reduced accordingly. Each Transaction SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related Included Units. Each Transaction SUBI will not represent a beneficial interest in any origination trust assets other than the related Included Units. Payments made on or in respect of any origination trust assets other than the applicable Included Units will not be available to make payments on the notes. VW Credit, as beneficiary of the UTI, may from time to time cause special units of beneficial interest similar to the Transaction SUBI (each, an “Other SUBI”) to be created. Each issuing entity (and, accordingly, the related noteholders) will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. See “The Origination Trust” and “The Transaction SUBI” in this prospectus.

With respect to each series of notes, VW Credit will sell, transfer and assign the related Transaction SUBI Certificate to the seller. The seller will in turn transfer and assign the Transaction SUBI Certificate to the related issuing entity in exchange for the notes issued by the issuing entity. Each issuing entity will rely primarily upon collections from the leases and proceeds from the disposition of the related leased vehicles to make payments on the related series of notes.

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In addition and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):

•	a Transaction SUBI Certificate, evidencing a 100% beneficial interest in the related Transaction SUBI and the related Included Units, including the lease payments and the right to payments received after the related cutoff date and the right to payment received after the cutoff date from the sale or other disposition of the related leased vehicles;

•	the related Transaction SUBI;

•	amounts deposited in a reserve account, a principal distribution account, collection account and similar accounts (including investment earnings — net of losses and expenses — on amounts on deposit therein);

•	the rights of the depositor, as buyer, under the related SUBI sale agreement;

•	the rights of the issuing entity under each applicable transaction document;

•	the rights of the issuing entity as a third-party beneficiary under the Servicing Agreement, origination trust agreement and the supplements to those agreements, to the extent relating to the Included Units;

•	the rights of the issuing entity under an interest rate cap agreement or interest swap agreement and the amounts payable to the issuing entity thereunder;

•	the rights under any credit enhancement; and

•	all proceeds of the foregoing, provided that actual sales proceeds will not constitute part of the issuing entity property (as described under “The Transaction Documents—The Servicing Agreement” and “—Like Kind Exchange Program” in this prospectus).

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account or spread account may be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related notes. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or cap or a guaranteed investment contract may also be a part of the property of any given issuing entity.

If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase the beneficial interest in additional leases and the related leased vehicles during a specified period following the closing date for the issuing entity. The beneficial interest in additional leases and the related leased vehicles acquired by an issuing entity will be allocated to the related Transaction SUBI and will also be issuing entity property of the related issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related issuing entity property, issuing the related notes, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any assets other than the issuing entity property.

The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. See also “The Trust Agreement—The Owner Trustee” in this prospectus.

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THE ORIGINATION TRUST

VW Credit Leasing, Ltd., the “origination trust”, is a Delaware statutory trust and is governed by the trust agreement, dated as of June 2, 1999 (the “origination trust agreement”), among VW Credit, as settlor and initial beneficiary, U.S. Bank National Association (f/k/a U.S. Bank Trust National Association), as UTI trustee and administrative trustee, and Wilmington Trust Company, as Delaware trustee. To provide for the servicing of the origination trust assets, the origination trust and VW Credit, as servicer, have entered into an Amended and Restated Servicing Agreement (the “Base Servicing Agreement”), dated as of December 21, 2000. All of the motor vehicle dealers in the VW Credit network of dealers have entered into agreements pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to the origination trust. The origination trust was created in June 1999 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The origination trust issued to VW Credit the undivided trust interest representing the entire beneficial trust interest in the unallocated assets of the origination trust. In this prospectus, we refer to the undivided trust interest in the origination trust as the “UTI”. The primary business purpose of the origination trust is to take assignments of, and serve as record holder of title to, the Units in order to facilitate sale or financing transactions involving Units, including the securitization of Units in connection with the issuance of asset-backed securities.

Except as otherwise described under “The Origination Trust Agreement and the Transaction SUBI Supplement” in this prospectus, under the origination trust agreement the origination trust has not and may not:

•	issue beneficial or other interests in the origination trust assets or securities other than (i) with respect to each issuance of notes, the related Transaction SUBI and the Transaction SUBI Certificate, (ii) one or more special units of beneficial interest, each consisting of a portfolio of leases and related leased vehicles separate from the portfolio allocated to the Transaction SUBI (each, an “Other SUBI”) and one or more certificates representing each Other SUBI (the “Other SUBI Certificates”) and (iii) the UTI and one or more certificates representing the UTI (the “UTI Certificates”);

•	borrow money on behalf of the origination trust;

•	make loans or extend credit on behalf of the origination trust;

•	underwrite securities;

•	offer securities in exchange for origination trust assets, with the exception of the Transaction SUBI Certificate issued with respect to any series of notes, Other SUBI Certificates and the UTI Certificates;

•	repurchase or otherwise reacquire any UTI Certificate or, except as permitted by or in connection with permitted financing transactions, the Transaction SUBI Certificate or any Other SUBI Certificate;

•	have any employees;

•	own any real property; or

•	except for the acquisition of origination trust assets and agreements relating to permitted financing transactions, enter into any agreements or contracts.

For further information regarding the origination trust and the servicing of the leases and leased vehicles, you should refer to “The Origination Trust Agreement and the Transaction SUBI Supplement” and “The Transaction Documents—The Servicing Agreement” in this prospectus.

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The UTI Trustee and the Administrative Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, is the administrative trustee for the origination trust and the UTI trustee for the UTI. U.S. Bank is not affiliated with VW Credit or any of its affiliates.

For more information regarding U.S. Bank, as UTI trustee and administrative trustee, see “The Trustees—The UTI Trustee, the Administrative Trustee and SUBI Trustee” in the applicable prospectus supplement.

The Delaware Trustee

Wilmington Trust Company (“WTC”), a Delaware banking association, is the Delaware trustee for the origination trust. Since the creation of the origination trust, WTC has served as the Delaware trustee.

For more information regarding WTC, as Delaware trustee, see “The Trustees—The Delaware Trustee” in the applicable prospectus supplement.

Property of the Origination Trust

The assets of the origination trust generally consist of:

•	cash;

•	leases originated by VW Credit, a dealer or directly by the origination trust;

•	leased vehicles and all proceeds of those leased vehicles;

•	the right to proceeds from all dealer repurchase obligations, if any, relating to any lease or leased vehicle;

•	all warranty and indemnity claims against the manufacturer or distributor of a vehicle;

•	all guarantees given in connection with any lease;

•	the rights under and proceeds from insurance policies, if any, covering the leases, the related lessees or the leased vehicles, including but not limited to residual value, liability and credit life insurance;

•	any security deposits to the extent due to the lessor under the related lease; and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus and any applicable prospectus supplement, additional leases will be originated by or assigned to the origination trust and, as described below, title to the related leased vehicles will be in the name of the origination trust (or a nominee or trustee thereof on behalf of the origination trust). These additional leases will not be allocated to any existing Transaction SUBI and will not be included in any existing transaction unless otherwise described in the transaction documents.

Lease Origination and the Titling of Vehicles

Under each lease, the origination trust (or a nominee or trustee of the origination trust) will be listed as the owner of the related leased vehicle on its certificate of title. Liens will not be placed on the certificates of title, and there will be no indication on any certificates of title to reflect the interest in the leased vehicles of the issuing entity, as holder, or the indenture trustee, as pledgee, of a related Transaction SUBI Certificate. The certificates of title to those leased vehicles registered in several states may, however, reflect a first lien or “administrative lien” held by the origination trust or the servicer that will exist solely to provide for delivery of title documentation for those

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leased vehicles to the servicer. Each entity that records an administrative lien (other than the origination trust) will enter into an agreement by which it acknowledges that it has no interest in the related leased vehicles and additionally waives, quitclaims and releases any claim that it may have against the leased vehicles by virtue of those liens.

All Units owned by the origination trust will be held for the benefit of entities that from time to time hold beneficial interests in the origination trust. Those interests will be evidenced with respect to:

•	Units not allocated to a Transaction SUBI or any Other SUBI, by the UTI;

•	Units included in this transaction, by a Transaction SUBI; and

•	Units financed in another transaction, by one or more Other SUBIs.

Entities holding beneficial interests in the origination trust will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles.

An issuing entity has no direct interest in the Included Units of a related transaction. Therefore, an issuing entity does not have a perfected lien in related leases or related leased vehicles, but will have a perfected security interest or ownership interest in the related Transaction SUBI Certificate.

THE TRANSACTION SUBI

On or prior to the closing date for each series of notes, the related Transaction SUBI will be issued by the origination trust under a supplement to the origination trust agreement to be dated as of the closing date (the “Transaction SUBI Supplement” and, together with the origination trust agreement, the “Transaction SUBI Trust Agreement”). To provide for the servicing of the Included Units relating to a series of notes, the origination trust, the servicer and the Transaction SUBI trustee will enter into a supplement to the Base Servicing Agreement to be dated as of the closing date (the “Transaction SUBI Servicing Supplement,” and together with the Base Servicing Agreement, the “Servicing Agreement”). Each Transaction SUBI will represent a beneficial interest, not a direct interest, in the related Included Units. Each Transaction SUBI will not represent an interest in any origination trust assets other than those related Included Units. An issuing entity and the noteholders will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of origination trust assets not represented by a Transaction SUBI will not be available to make payments on the notes of the related series. “Origination Trust Documents” relating to each series of notes will mean collectively, the Transaction SUBI Trust Agreement, the Transaction SUBI Servicing Agreement and the Transaction SUBI Certificate. For further information regarding the origination trust, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—The Origination Trust” in this prospectus.

Each Transaction SUBI Certificate will evidence a beneficial interest in the origination trust assets allocated to the related Transaction SUBI, which will generally consist of the related Included Units and all proceeds of or payments on or in respect of the related leases or leased vehicles received after the applicable cutoff date.

On or prior to each closing date, the origination trust will issue a Transaction SUBI Certificate to or upon the order of VW Credit, as UTI beneficiary. See “The Transaction Documents—Transfer and Assignment of the Transaction SUBI Certificate” in this prospectus regarding transfers of the Transaction SUBI Certificate.

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ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of the leased vehicles by the VW Credit as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the leased vehicles for which the related issuing entity will hold a beneficial interest.

The leases are originated or acquired through a variety of origination channels across a wide spectrum of credit quality lessees. VW Credit will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.

General

VW Credit was incorporated in Delaware on April 2, 1981 and is a wholly-owned subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is a wholly-owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers a wide range of automobile-related financial products, including wholesale floor plan financing, retail auto loan and lease financing.

The principal offices of VW Credit are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. Its telephone number is (703) 364-7000.

Underwriting Procedures

VW Credit’s underwriting standards emphasize the prospective lessee’s ability to pay and creditworthiness, as well as the asset value of the motor vehicle to be leased. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements, as described below, under existing agreements between VW Credit and dealers. VW Credit’s underwriting, servicing and collection activities are conducted principally at processing centers located in Libertyville, Illinois, Hillsboro, Oregon and, with respect to remarketing of off-lease vehicles, Auburn Hills, Michigan.

Each applicant for a lease contract is required to complete a credit application. Applications submitted to VW Credit include the following information about the applicant:

•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal information.

Dealers submit applications together with information about the proposed terms of the lease to VW Credit through website based systems or by facsimile. VW Credit generally obtains a credit report on the applicant from a national credit bureau selected based upon VW Credit’s assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a “credit bureau score” or a FICO®* score, which is generated using statistical models created by Fair, Isaac & Co. The credit bureau score measures the likelihood an applicant will pay an obligation as expected. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers.

*	FICO® is a registered trademark of Fair, Isaac & Company

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VW Credit also evaluates each application using a proprietary credit scoring algorithm developed by a third party credit scoring company for VW Credit and referred to as a scorecard. The scorecard is used to assess the creditworthiness of an applicant using the credit bureau data to assign the applicant a proprietary credit score.

Credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. The model uses the VW Credit-derived credit score, the applicant’s credit bureau score, and a set of business rules designed to identify certain credit-related items such as affordability measures (e.g., payment-to-income ratio) and collateral type and quality. The model also identifies incomplete or inconsistent data such as an address or social security number mismatch, which is often caused by incorrect data entry but could possibly be a sign of fraud. In some cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. In such cases, a credit analyst evaluates the applications using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective lessee’s prior experience with VW Credit. If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or obtain proof of the inconsistent data. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by a VW Credit credit analyst with higher approval authority.

VW Credit uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If VW Credit considers an applicant to be relatively less credit worthy and, as a result, a greater risk, VW Credit will assign the applicant a higher interest rate and lower permissible advance rates. VW Credit makes its final credit decision based upon the degree of credit risk with respect to each applicant.

VW Credit regularly reviews and analyzes its portfolio of leases to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, VW Credit may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

Determination of Residual Values

The value of the notes being offered under the applicable prospectus supplement will be based on the aggregate Securitization Value of the Included Units. “Securitization Value” will have the meaning set forth in the applicable prospectus supplement.

Each lease sets forth a residual value, which we refer to in this prospectus as the “stated residual value”, established at the time of lease origination (as it may be subsequently revised in connection with an extension of a lease in accordance with customary servicing practices). The stated residual value as provided in the lease agreement is the estimated value of the vehicle at the end of the lease and is the amount used to calculate the base monthly lease payments under the lease, assuming that the lease amortizes like a loan. If we assume that the original capitalized cost of the lease is the initial principal amount of the loan, that the lease rate is the interest rate, that the lease term is the term of the loan and that all monthly payments are timely made, the stated residual value is the amount to which the outstanding balance would decline at the scheduled expiration of the lease term. When a vehicle is sold after being returned by the lessee at the end of the related lease, there will be a residual loss if the net sales proceeds of the vehicle are less than the stated residual value.

In establishing the bi-monthly publication of residual values, VW Credit analyzes proceeds in the context of vehicle content, mileage, and lease term (among other variables), for lease vehicles sold through customer, dealer, and auction channels. The determined residual values are reviewed and approved by VW Credit leadership, as well as compared with VW Credit’s historical off-lease vehicle sales performance and various independent industry

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guides, such as ALG and the National Auto Research Official Used Car Market Guide Monthly (“Black Book”), for reasonableness. ALG and Black Book are independent publications of residual value percentages which are widely used throughout the automotive finance industry for estimating vehicle market values at lease termination. These values serve as a projection of a vehicle’s future resale value by expressing the future value as a percentage of a vehicle’s original manufacturer’s suggested retail price.

The estimated future value of a leased vehicle is a major component of the leasing business. Specifically, any excess of the stated residual value of a vehicle over its actual future market value represents a residual loss at lease termination. VW Credit believes that the difference between the stated residual values and the actual value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Furthermore, VW Credit believes that return rates may decline as actual values are in line with or exceed stated residual value.

All of the leases and leased vehicles that have been allocated to the applicable Transaction SUBI have been originated under the residual value policies described above. Notwithstanding the foregoing, no assurance can be given as to VW Credit’s future experience with respect to the return rates of Volkswagen and Audi vehicles relating to leases originated under these policies. In addition, no assurance can be given that VW Credit’s experience with respect to the return of off-lease Volkswagen and Audi vehicles or related residual value losses, or the experience of the issuing entity with respect to the leased vehicles, will be similar to that set forth in the residual value loss experience table set forth under “Prepayments, Delinquencies, Repossessions and Net Losses—Residual Value Loss Experience” in the accompanying prospectus supplement.

Remarketing Program

VW Credit directs all inbound customer calls to the remarketing department 90 days prior to lease maturity. The Remarketing team manages inbound calls using a maturity manager application to determine the customer’s end of term intentions. If the dealer has not contacted the customer within 60 days of the maturity date, the team proactively calls to service their end of term options. At 90 days and 45 days prior to maturity, VW Credit contacts each lease customer through direct mail. This mailing provides the customer with information regarding the lessee’s lease obligations, including vehicle inspection, turn-in requirements, and option to purchase and financing availability. If the lessee indicates an intention to purchase the leased vehicle (by telephone call), the lessee is provided with all necessary information and documents to complete the purchase.

A vehicle inspection, including digital pictures of the vehicle, normally occurs approximately 90 days prior to lease maturity by a third party inspection company. This inspection may occur at the lessee’s residence, place of business or a dealership. The lessee is provided an estimate for excess wear and use and excess mileage charges. The customer is encouraged to file an insurance claim and/or make repairs prior to returning the vehicle. Inspection reports and digital pictures are processed electronically and transmitted for viewing by dealers online to facilitate VW Credit’s online dealer purchase channel.

From time to time, VW Credit has offered existing lessees special lease programs on select models to help mitigate residual value losses. These programs may offer, among other things the following options: reduced annual percentage rate financing, a cash card of varying values (depending on the make or model) or an extended service contract at a reduced cost. There can be no assurance that VW Credit will offer any programs in the future.

Lease Vehicle Maintenance

Each VW Credit lease contract provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible for all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a VW Credit lease contract, if the lessee does not purchase the leased vehicle, the VW Credit lease contract requires the lessee to pay VW Credit the estimated cost to repair any damages to the vehicle resulting from unreasonable or “excessive” wear and use. Unreasonable or excess wear and use generally includes, but is not limited to, the following: (1) inoperative mechanical and electrical parts including power accessories, (2) any and all dents, dings, scratches, chips or rusted areas on any body or trim part, (3) gouges or tears through bumper covers, broken or dented grilles, (4) mismatched paint or any mark left by special identification, (5) seats, seat belts, headlining, door panels or carpeting which is

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torn, worn, stained, burned or damaged, (6) cracks, scratches, pits or chips to windshields, windows, head light lenses, sealed beams or taillight assemblies, (7) for Quattro vehicles only, any tire not part of a matching set of five tires of the same brand, size and quality (or four with an emergency “doughnut”); for vehicles other than Quattro, mixed brands of tires are acceptable if the tires match size and speed rating, (8) any tire with less than 1/8 inch of tread or any tire with gouged, cut, torn or plugged sidewalls or (9) any missing parts, accessories and adornments, including bumpers, ornamentation, aerials, hubcaps, rear view mirrors, radio, remote keys, manuals, cargo covers, navigation CD’s, and stereo components or spare tire. VW Credit may waive all or part of the excessive wear and mileage billed to the lessee.

Methods of Vehicle Disposal

VW Credit’s vehicle remarketing department handles the disposition of all motor vehicles for VW Credit including repossessions, early terminations and end of term leases. The lessee has the option to purchase the related motor vehicle for an amount equal to the stated purchase option price plus any outstanding obligations (if applicable). If the lessee does not exercise this option, the vehicle is returned to a franchised dealer and offered for sale to the returning dealer for up to 48 hours through two branded internet sites, http://www.AudiDirect.com and http://www.VolkswagenDirect.com. The vehicle is priced according to the Keep it Audi and Affinity Program guidelines—at a market based price adjusted for mileage and excessive damage or residual value. If the dealer to which the vehicle is returned does not exercise its option to purchase the vehicle, then the vehicle is offered for sale on the two internet sites for up to 4 days. Vehicles that are not purchased online are sent to physical auction. VW Credit has an internal target of 35 days from the time a vehicle is turned in until it is sold.

Remarketing decisions related to auction assignment and logistics are primarily electronic. This allows VW Credit to control inventory management, flow of vehicles to the auction and placement of the vehicles to auction locations that it believes will yield the highest net recovery value.

VW Credit has regular sales at 14 major auction locations throughout the United States. From time to time, VW Credit may transport vehicles to different regions where it perceives a greater demand in order to maximize the vehicles’ recovery values.

The Certified Pre-Owned Vehicle Program was established by Volkswagen Group of America to create customer and dealer demand for off-lease used Volkswagen and Audi vehicles and to enhance the value of off-lease vehicles. To qualify for the Certified Pre-Owned Vehicle Program, a vehicle must pass an inspection conducted by the related dealer based on standards set by Volkswagen Group of America. For Certified Pre-Owned vehicles, Volkswagen Group of America provides a limited warranty which covers the vehicle for a selected period of time and mileage. Each Certified Pre-Owned vehicle is covered by a roadside assistance program which is similar to that offered on new vehicles. The Certified Pre-Owned Vehicle Program is actively marketed by Volkswagen Group of America using, from time to time, both broadcast and print media.

Occasionally, VW Credit offers incentives to lease new vehicles to lessees whose lease contracts are nearing expiration. These incentives may include waiver of one or more monthly payments otherwise payable under the related lease for leases allocated to the applicable Transaction SUBI. VW Credit will pay to the issuing entity the amount of any monthly payments so waived. These programs are employed to promote customer loyalty by offering attractive early termination options and to provide lessees with an incentive to purchase or lease new Volkswagen or Audi vehicles. These programs can also be used to shift vehicles out of peak terminating months and to increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher.

Collection and Repossession Procedures

The customer billing process is generally initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to VW Credit, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to VW Credit and processed through VW Credit’s servicing system for the application of payments to the appropriate accounts.

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VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the lease contract. VW Credit considers a payment to be past due or delinquent when a lessee fails to make at least 75% of a scheduled payment by the related due date. If a lease is between 5 and 15 days delinquent, VW Credit generally mails a notice to the lessee and initiates telephone contact requesting payment. VW Credit gains collection efficiency through the use of technology such as automated dialing, predictive dialing and behavioral scoring of all lease accounts. If the delinquent lease cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related leased vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge-off a lease contract on the earlier of (1) the date on which the proceeds of sale of the leased vehicle are applied to the lease contract and (2) the month in which the lease contract reaches its 120th day of delinquency if assigned to a repossession agent for 60 days. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the lease generally are pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Additional Legal Aspects of the Leases and the Leased Vehicles—Deficiency Judgments” in this prospectus.

Extensions and Pull-Aheads

VW Credit will grant extensions or deferments of motor vehicle lease contracts in accordance with its customary servicing procedures and the applicable Transaction SUBI servicing agreement. Lessees at the end of a lease who intend to lease another Volkswagen or Audi automobile but cannot do so at lease maturity, for reasons such as awaiting delivery of a new vehicle, preference for the next model year or other timing circumstances, may qualify for a lease term extension of up to a maximum of six months. In addition, in the future VW Credit may adopt incentive programs that encourage term extensions in connection with the lease of another Volkswagen or Audi automobile. If a term extension is granted for any Included Unit, VW Credit, as servicer, may be required to repurchase such Included Unit. This repurchase obligation, if any, will be described in the applicable prospectus supplement.

VW Credit, as servicer, may also permit a lessee to terminate a lease prior to its maturity in order to allow that lessee, among other things, (1) to enter into a new lease contract for a different Volkswagen or Audi vehicle, (2) to purchase a different Volkswagen or Audi vehicle or (3) to finance a different Volkswagen or Audi vehicle. However, an early termination with respect to any lease allocated to the Transaction SUBI will not be permitted unless all Pull-Ahead Amounts due and payable by the lessee under that lease on or before the date of the lessee’s election to terminate the lease have been paid by or on behalf of the lessee and are deposited in the collection account within the time period required for the servicer to deposit collections into the collection account. Following this early termination, the servicer will charge the lessee any applicable excess wear and use charges and excess mileage charges in accordance with its customary servicing practices with respect to leases that are terminated early by the related lessee in the absence of a “pull-ahead” or other marketing program.

“Pull-Ahead Amount“ will have the meaning set forth in the applicable prospectus supplement.

Delinquency, Repossession and Loss Data

Information concerning VW Credit’s experience with respect to its entire portfolio of new and used Volkswagen and Audi motor vehicle leases, which includes leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit will be set forth in the applicable prospectus supplement.

There is no assurance that VW Credit’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the issuing entity with respect to the leases and the leased vehicles, will be similar to that set forth in any prospectus supplement.

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THE LEASES

General

The leases allocated to the applicable Transaction SUBI consist of retail closed-end leases for new or used Volkswagen and Audi motor vehicles. Each of the leases was originated by a dealer in the ordinary course of that dealer’s business and assigned to the origination trust in accordance with the underwriting procedures described under “Origination and Servicing Procedures—Underwriting Procedures” in this prospectus.

The leases allocated to the applicable Transaction SUBI consist of retail closed-end leases for motor vehicles. Over the term of the lease, the lessee is required to make substantially equal monthly payments intended to cover the cost of financing the related leased vehicle, scheduled depreciation of the leased vehicle and certain sales, use or lease taxes. From each payment billed with respect to a leased vehicle, the monthly payment amount that represents the financing cost and depreciation of the leased vehicle (including any capitalized amounts, such as service contract premiums) will be available to the issuing entity to make payments in respect of the related notes. At the scheduled end of the lease term, under the lease the lessee has two options:

(1) the lessee can purchase the leased vehicle for an amount (the “maturity date purchase option amount”) equal to the sum of (a) the purchase option amount specified in the lease, (b) the purchase option fee specified in the lease, if any, (c) any other fees and taxes related to the purchase of the leased vehicle and (d) any due and unpaid payments and other charges under the lease; or

(2) the lessee can return the leased vehicle to, or upon the order of, the lessor and pay an amount equal to (a) the turn-in fee, if any, specified in the lease, (b) any amounts assessed by the servicer as a result of excessive wear and use, excess mileage, taxes, parking tickets or fines and (c) any due and unpaid payments under the lease.

An amount equal to the sales proceeds from sales of leased vehicles to the lessees, dealers or at auction and all amounts assessed and collected by the servicer in connection with excessive wear and use and excess mileage charges upon return of the leased vehicles will be available to the issuing entity to make payments in respect of the notes. Because the leases are closed-end leases, the lessees will not be responsible for any amount by which the stated residual value of the leased vehicle exceeds the sales proceeds received for the leased vehicle at expiration of the lease.

Each lease allocated to a Transaction SUBI is selected from those retail closed-end leases held in the origination trust’s portfolio that meet specific criteria. See “The Leases” in the applicable prospectus supplement.

Early Termination

Each lease provides that the lessee or the lessor may terminate the lease before the scheduled end of the lease term (an “early termination”) in the circumstances discussed below. A lessee has the right to request an early termination provided that the lessee is not in default under the lease. In addition, in the future VW Credit may adopt incentive plans that encourage lessees to terminate leases before the related scheduled end of term. See “Origination and Servicing Procedures—Extensions and Pull-Aheads” in this prospectus. The lessee may purchase the leased vehicle for an amount equal to (x) the maturity date purchase option amount, plus (y) the monthly payment amount times the number of monthly payments not yet due with respect to related lease, minus (z) unearned rent charges calculated under the scheduled actuarial method under the lease.

In addition to purchasing the leased vehicle, a lessee has the right to cause an early termination by returning the leased vehicle to the lessor and paying an amount (an “early termination amount”) equal to (i) the turn-in fee, if any, specified in the lease, plus (ii) any due and unpaid payments under the lease, plus (iii) the costs of retaking, storing and selling the leased vehicle, plus (iv) any fees and taxes related to the early termination, plus (v) the monthly payment amount times the number of monthly payments not yet due with respect to related lease, minus (vi) unearned rent charges calculated under the scheduled actuarial method under the lease, minus (vii) the amount the leased vehicle sale price exceeds the purchase option amount, plus (viii) to the extent the purchase option amount exceeds the leased vehicle sale price, the lesser of (1) any amounts assessed by the servicer as a result of excessive wear and use or excess mileage, prorated annually, and (2) the amount by which the maturity date purchase option amount exceeds the leased vehicle sale price.

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The “leased vehicle sale price” of a leased vehicle is determined under the related lease pursuant to one or more of the following methods, as specified in the lease:

(1) by agreement between the lessee and the lessor;

(2) by the disposition of the leased vehicle in a commercially reasonable manner;

(3) within ten days of the early termination, by an independent third-party appraiser acceptable to the lessee and the lessor and paid for by the lessee of the wholesale value of the leased vehicle that could be received at sale;

(4) if the leased vehicle is damaged, destroyed, stolen, abandoned or confiscated by any governmental authority, the leased vehicle is declared a total loss by the lessee’s insurance carriers, and the lessee has complied with the insurance requirements set forth in the lease at the time of the loss, the amount of the applicable insurance deductible owed by the lessee and the proceeds of the settlement of the insurance claim, unless the lessor agrees to a higher amount; or

(5) in some states, if the lessor elects to retain ownership of the leased vehicle for re-lease or other use, the wholesale value of the leased vehicle as specified in the current edition of the NADA Official Used Car Guide.

Each lease also allows the lessor to cause an early termination of the lease and repossess the related leased vehicle upon a lessee default. Events of default under a lease include, but are not limited to (1) the failure by a lessee to make a payment when due, (2) the failure of the lessee to provide truthful information on the credit application, (3) the failure of the lessee to timely or properly perform any obligation under the lease, or (4) the bankruptcy or other insolvency of the lessee.

If the lessor terminates a lease early due to a lessee default, the lessee will owe the early termination amount, including any reasonable attorneys’ fees and court costs, to the extent permitted by law.

The lessor may also cause an early termination of a lease if the related leased vehicle is damaged, destroyed, stolen, abandoned or confiscated by any governmental authority. If the lessor causes an early termination of the lease and the lessee has complied with the insurance requirements, paid the deductible and has satisfied all of the obligations under the lease, the lessor will accept the insurance loss proceeds as satisfaction in full of the lessee’s early termination amount. If the lessor causes an early termination and the lessee has not complied with the lease insurance requirements, has not paid the deductible or has not satisfied all of its obligations under the lease, the lessee will owe the lessor an amount equal to the difference between the early termination amount and any loss insurance proceeds received by the lessor with respect to the related leased vehicle.

Representations, Warranties and Covenants

The Included Units relating to an issuing entity will be identified in a schedule to the related Transaction SUBI Supplement. In each SUBI sale agreement, VW Credit will make representations and warranties with respect to each lease and related leased vehicle, including, among other things, that each lease met the eligibility criteria described under “The Leases—Representations, Warranties and Covenants—Eligibility Criteria and Portfolio Characteristics” in the applicable prospectus supplement as of the related cutoff date. On the applicable closing date, the seller will assign all of its rights under the SUBI sale agreement to the related issuing entity.

Each SUBI sale agreement will also provide that if VW Credit, the seller or any other person identified in the applicable prospectus supplement discovers a breach of any representation or warranty referred to in the preceding paragraph that materially and adversely affects the related issuing entity’s interest in the related lease or

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leased vehicle, which breach is not cured in all material respects prior to the end of the collection period following the collection period in which the seller discovers such incorrectness (either pursuant to notice or otherwise), then the applicable Unit will be reallocated to the UTI on the payment date related to that collection period. In connection with this reallocation, VW Credit will be required to deposit into the related collection account a repurchase payment for the applicable Unit in an amount specified in the applicable prospectus supplement.

The repurchase payment must be made by VW Credit as of the payment date immediately following the day on which the related cure period ended. Upon making that payment, the related Unit will no longer constitute an Included Unit.

Insurance

Each lease contract requires the lessee to obtain and maintain vehicle liability and physical damage insurance on the leased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the lessee has physical damage and liability insurance which meets the requirements of the lease contract at the inception of the lease. The amount of insurance required by the lease contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name the origination trust as additional insured with respect to liability and insured and loss payee with respect to physical damage. VW Credit currently monitors the ongoing status of insurance and attempts to cause the lessee to reinstate insurance in the event the lessee has allowed the policy to lapse; nevertheless, there can be no assurance that each leased vehicle will continue to be covered by liability and physical damage insurance for the entire term of the lease or that VW Credit will continue to monitor insurance while the notes remain outstanding.

VW Credit does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related lease to the extent that the lessee’s beneficiary chooses to do so.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of notes, the related Servicing Agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional beneficial interest in additional Units from the seller following the date on which the issuing entity is established and the related notes are issued. With respect to a series of notes, the pre-funding arrangement will require that any subsequent beneficial interest in additional Units transferred to the Transaction SUBI held by an issuing entity conform to the requirements and conditions in the related SUBI transfer agreement, including all of the same eligibility criteria as the initial leases. If a pre-funding arrangement is used in connection with the issuance of a series of notes, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the noteholders. Up to 50% of the proceeds received from the sale of the notes will be deposited into the pre-funding account on the related closing date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent beneficial interest in additional Units from the seller. Upon each conveyance of subsequent Units to the applicable issuing entity, an amount equal to the purchase price paid by the seller to VW Credit will be released from the pre-funding account and paid to the seller. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in eligible investments, as specified in the applicable prospectus supplement. Information regarding the subsequent beneficial interest in additional Units, if applicable, will be included in one or more reports filed by the issuing entity under Item 1 of Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The use of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the beneficial interest in additional Units on the closing date and during a specified period following the closing date for that series of notes. Pre-funding arrangements allow for a more even accumulation of the beneficial interest in additional Units by the seller and VW Credit and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

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You should be aware that the initial leases and the subsequent leases may be originated using credit criteria different from the criteria applied to the Included Units disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent leases may vary as a result of increases or decreases in the credit quality of the related lessees within the predefined acceptable range, which variations could impact the performance of the overall pool of leases. The portfolio of initial leases may also be subject to greater seasoning than the subsequent leases due to the length of time elapsed from the dates of origination of those leases and the sale of those leases to the related issuing entity.

Accordingly, less historical performance information may be available with respect to the subsequent leases. Moreover, following the transfer of subsequent leases to the applicable issuing entity, the characteristics of the entire pool of leases included in the issuing entity property may vary from those of the lessees initially transferred to the issuing entity.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Information regarding maturity, prepayment and yield considerations with respect to each series of notes is set forth under “Weighted Average Life of the Notes” in the applicable prospectus supplement. The rate of payment of principal of the notes of any series will depend on the rate of payments on the related Included Units (including scheduled monthly payments on and prepayments and liquidations of the leases) and losses on the Included Units, which cannot be predicted with certainty.

A prepayment of a lease in full (including payment in respect of the stated residual value of the related leased vehicle) may be in the form of:

•	net proceeds resulting from early lease terminations;

•	sales proceeds following a default under the lease; or

•	repurchase payments made by VW Credit or the servicer.

The rate of prepayment on the leases may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of leases will shorten the weighted average life of the related series of notes, which is the average amount of time during which each dollar of the principal amount of a note is outstanding. As the rate of payment of principal on the securities of any series will depend primarily on the rate of payment — including prepayments — of the related leases, the final payment of principal of (or the final distribution on) a class of a series of notes could occur significantly earlier than the applicable final scheduled payment date. If lease prepayments cause the principal of the related class of notes to be paid earlier than anticipated, the related noteholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the applicable interest rate.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Origination and Servicing Procedures—Delinquency, Repossession and Loss Data” in this prospectus. VW Credit can give no assurances that the leases will experience the same rate of prepayment or default or any greater or lesser rate than VW Credit’s historical rate, or that the residual value experience of leased vehicles related to leases that are scheduled to reach their maturity dates will be the same as VW Credit’s historical residual value loss experience for all of the retail leases in its portfolio (including leases that VW Credit has sold to third parties but continues to service).

The effective yield on, and average life of, the notes of any series will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the related leases and related leased vehicles and the rate at which those payments are paid to the holders of the notes. In the event of prepayments of the leases, related noteholders who receive those amounts may be unable to reinvest the related payments received on their

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notes at yields as high as the related interest rate. The timing of changes in the rate of prepayments on the leases and payments in respect of the related leased vehicles may also significantly affect an investor’s actual yield to maturity and the average life of the notes. A substantial increase in the rate of payments on or in respect of the leases and related leased vehicles (including prepayments and liquidations of the leases) may shorten the final maturity of, and may significantly affect the yield on, the notes.

The yield to an investor who purchases securities of any series in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the leases is actually different than the rate the investor anticipates at the time it purchases those securities.

In sum, the following factors will affect an investor’s expected yield:

(1) the price the investor paid for the securities of any series;

(2) the rate of prepayments, including losses, in respect of the leases and the related leased vehicles; and

(3) the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the leases and the related leased vehicles is slower than anticipated, the investor’s yield will be lower if interest rates exceed the investor’s expectations and higher if interest rates fall below the investor’s expectations. Conversely, if the rate of prepayments on or in respect of the leases and the related leased vehicles is faster than anticipated, the investor’s yield will be higher if interest rates surpass the investor’s expectations and lower if interest rates fall below the investor’s expectations.

In addition, any notes outstanding for a series will be paid in full if and when the depositor or the servicer, as specified in the applicable prospectus supplement, elects to purchase the related Transaction SUBI Certificate from the issuing entity on any related payment date when the aggregate unpaid principal amount of those notes is less than or equal to a threshold percentage of the initial principal amount of those securities, as identified in the applicable prospectus supplement. Any notes of those series then outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest.

NOTE FACTORS AND OTHER INFORMATION

The “note factor” for each class of notes will be a seven-digit decimal that the servicer will compute prior to each payment date with respect to that class of notes. The note factor represents the remaining outstanding principal amount of that class of notes as of that payment date (after giving effect to payments made on that payment date), expressed as a fraction of the initial outstanding principal amount of that class of notes. Each note factor will initially be 1.0000000, and will thereafter decline to reflect reductions in the principal amount of the related class of notes. A noteholder’s portion of the principal amount of the notes will be the product of (i) the original denomination of the note and (ii) the applicable note factor.

Noteholders of a series will receive monthly reports concerning payments received on the related Included Units, the note factor and various other items of information. See “Description of the Transfer Agreements and the Administration Agreement—Servicer Certificate” in the applicable prospectus supplement.

USE OF PROCEEDS

The net proceeds from the sale of notes of a given series will be applied by the seller (1) to purchase the related Transaction SUBI Certificate and the beneficial interest in leases and leased vehicles from VW Credit pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a pre-funding account, a reserve account or to fund any other collateral account, and (3) to pay other expenses in connection with the issuance of the notes. Any remaining amounts will be added to the seller’s general funds and may be dividended to VW Credit, as the sole equity member of the seller.

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THE SELLER AND DEPOSITOR

The seller and depositor, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, was formed as a limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC under the laws of the State of Delaware on August 9, 2002. Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC on December 15, 2006. The principal offices of the seller are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 and the telephone number is (703) 364-7000. The seller was organized solely for the limited purpose of acquiring beneficial interests in the origination trust and associated rights, acquiring motor vehicle loans and installment sales contracts from VW Credit, issuing securities and engaging in related transactions. The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the seller has been engaged in these activities solely as (i) the purchaser of beneficial interests in the origination trust from VW Credit pursuant to purchase agreements, (ii) the seller of beneficial interests in the origination trust to securitization trusts pursuant to sale agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities. In 2006, the seller expanded its purposes and activities and has since acted as purchaser of motor vehicle loans and installment sales contracts from VW Credit pursuant to purchase agreements and the seller of motor vehicle loans and installment sales contracts to securitization trusts pursuant to sale and servicing agreements.

THE NOTES

A series may include one or more classes of notes. Each issuing entity will issue the notes for a particular series to the holders of record of the notes. The following summary, together with the summary contained under “The Notes” in the applicable prospectus supplement, describe all of the material terms of the offered notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the other transaction documents and the applicable prospectus supplement.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “The Notes—Definitive Notes” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of “Strip Notes” entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

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Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the assets of the issuing entity.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the leases and related leased vehicles, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of leases and related leased vehicles. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of notes of a series. During the revolving period, all collections of principal otherwise allocated to the notes may be:

•	used by the issuing entity during the revolving period to acquire the beneficial interest in additional leases and the related leased vehicles which satisfy the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in permitted investments for later distribution to noteholders; or

•	applied to those notes of the related series as then are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds, will be described in the applicable prospectus supplement.

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An “amortization period” is the period during which an amount of principal is payable to holders of a series of notes which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the leases and related leased vehicles may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other notes issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes of the related series of notes outstanding is reduced.

Series of Notes

Each issuing entity will issue only one series of notes; however, each series may contain one or more classes of notes. The terms of each class of notes will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Each class of notes offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the indenture trustee or the administrator, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•	after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

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Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered on (i) for any definitive notes, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in the applicable prospectus supplement (the “Record Date”). Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Noteholder Lists

If definitive notes are issued in the limited circumstances set forth above, and if the indenture trustee is not the registrar for the notes, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

With respect to each series of notes, on each payment date the owner trustee or indenture trustee, as applicable, will include with each payment or distribution to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, at a minimum, the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of notes:

(i) the amount of collections for that collection period;

(ii) the amount of available funds for that collection period;

(iii) the amount of interest accrued since the preceding payment date on each class of notes;

(iv) the outstanding balance of each outstanding class of notes issued by an issuing entity, in each case before giving effect to payments on that payment date;

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(v) (A) the amount on deposit in the reserve account and the targeted reserve account balance, each as of the beginning and end of the related collection period, (B) the amount to be deposited in the reserve account in respect of that payment date, if any, (C) the amount, if any, to be withdrawn from the reserve account on that payment date, (D) the balance on deposit in the reserve account on that payment date after giving effect to withdrawals therefrom or deposits thereto in respect of that payment date and (E) the change in that balance from the immediately preceding payment date;

(vi) the aggregate amount being paid on that payment date in respect of interest on and principal of each class of the notes;

(vii) payments of principal on the notes for that payment date;

(viii) the note factor for each class of the notes, after giving effect to distributions to the noteholders on that payment date;

(ix) the aggregate amount of residual losses and credit losses for that collection period;

(x) the amount of advances by the servicer included in available funds for that collection period;

(xi) the amount of any advance reimbursement for that collection period;

(xii) the amounts released to the holders of the issuing entity’s certificates on that payment date; and

(xiii) the servicing fee and the administration fee for that collection period.

Unless definitive notes are issued, DTC will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interest in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the trustee or indenture trustee, as applicable. See “Reports to Noteholders” in the accompanying prospectus supplement.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the owner trustee, indenture trustee or paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any notes of a series. Further, the notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of notes. See “Risk Factors—The notes are not suitable investments for all investors, and may not be a suitable investment for you” in this prospectus. In addition, because the notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in this prospectus.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

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•	each “SUBI sale agreement” pursuant to which the depositor will purchase the Transaction SUBI Certificate from VW Credit;

•	each “SUBI transfer agreement” pursuant to which the issuing entity will purchase the Transaction SUBI Certificate from the depositor;

•	each “administration agreement”, if any, pursuant to which VW Credit or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity; and

•	the Servicing Agreement and each “Transaction SUBI Servicing Supplement” pursuant to which the servicer will agree to service the Included Units.

Forms of the transaction documents described above have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable SUBI sale agreement, SUBI transfer agreement, administration agreement, the Servicing Agreement, the Transaction SUBI Servicing Supplement and the applicable prospectus supplement.

Transfer and Assignment of the Transaction SUBI Certificate

Transfer and Assignment by VW Credit. Prior to the issuance of a series of notes by the issuing entity, pursuant to the relevant SUBI sale agreement, VW Credit will sell and assign to the depositor, without recourse, all of its right, title and interest in the Transaction SUBI Certificate, including its security interest in VW Credit’s beneficial interest of the Included Units.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of notes by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant SUBI transfer agreement, all of depositor’s right, title and interest in and to the Transaction SUBI Certificate, assign to the issuing entity all of its rights under the related SUBI sale agreement and deliver the related Transaction SUBI Certificate to the issuing entity.

Immediately following the transfer of the Transaction SUBI Certificate to the related issuing entity, the issuing entity will pledge its interest in the issuing entity property, which includes the Transaction SUBI Certificate, to the indenture trustee as security for the notes, as specified in the applicable prospectus supplement. See “Description of the Indenture” in this prospectus for more information regarding the Indenture.

Representations and Warranties. After the transfer of the applicable Transaction SUBI Certificate to the issuing entity, VW Credit will be obligated to cause the repurchase of any Units which do not comply with representations and warranties about the Units made by VW Credit in the related SUBI sale agreement. Those representations and warranties relate primarily to the origination of the Units and do not typically relate to the creditworthiness of the related lessees, the collectibility of the leases or the resale value of the related leased vehicles at termination or expiration of the leases. See “The Leases—Representations, Warranties and Covenants” in this prospectus. In addition, VW Credit, as servicer, may be required to cause the repurchase of Units in other circumstances to the extent set forth in the applicable prospectus supplement or in this prospectus in “Origination and Servicing Procedures—Extensions and Pull-Aheads.” The repurchase price of a Unit will be specified in the applicable prospectus supplement.

The Servicing Agreement

Under the Servicing Agreement for each issuing entity, the servicer will manage the origination trust as agent for, and subject to the supervision, direction and control of, the origination trust. The obligations of the servicer include, among other things, acquiring vehicles and originating leases on behalf of the origination trust, collecting and posting payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements and reporting required tax information (if any) to lessees, disposing of returned vehicles, commencing

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legal proceedings to enforce leases and servicing the leases, including accounting for collections and generating federal income tax information. In this regard, the servicer will make reasonable efforts to collect all amounts due on or in respect of the leases. The servicer will be obligated to service the leases in accordance with the customary practices of the servicer with respect to the vehicles and leases held by the origination trust, without regard to whether those vehicles and leases have been allocated into a SUBI portfolio, as those practices may be changed from time to time (the “customary servicing practices”), using the same degree of skill and attention that the servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.

As holder and pledgee of a Transaction SUBI Certificate, each issuing entity and the related indenture trustee, respectively, will be third-party beneficiaries of the related Transaction SUBI Servicing Supplement.

Each Transaction SUBI Servicing Supplement will require the servicer to apply for and maintain all licenses and make all filings required to be held or filed by the origination trust in connection with the ownership of leases and leased vehicles and to take all necessary steps to evidence the origination trust’s ownership on the certificates of title to the leased vehicles.

The servicer will be responsible for filing all periodic sales and use tax or property tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and a business trust and other governmental filings, registrations or approvals arising with respect to or required of the origination trust.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and facilitate servicing of the leases and VW Credit’s own portfolio of leases, the origination trust has appointed the servicer as its agent and bailee of the leases, the certificates of title relating to the leased vehicles and any other related items that from time to time come into possession of the servicer. Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the servicer, including leases and vehicles which are assets allocated to the UTI or Other SUBI Assets. The servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties. (For example, the servicer has hired a third-party to hold original certificates of title for vehicles that it services.) The accounting records and certain computer systems of VW Credit will reflect the allocation of the leases and leased vehicles to the Transaction SUBI relating to a series of notes and the interest of the holders of the related Transaction SUBI Certificate in those leases and leased vehicles.

The Collection Account and Permitted Investments

With respect to each issuing entity, the servicer, the owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related noteholders and any other secured party described in the applicable prospectus supplement into which, among other things, payments received on or in respect of the leases and the leased vehicles and amounts released from any reserve or spread account will be deposited for payment to the related noteholders as described in the applicable prospectus supplement. Funds in the collection account will be invested in permitted investments by the indenture trustee, acting at the direction of the administrator. Permitted investments made with respect to the collection account will generally mature no later than the day before the next following payment date and income from amounts on deposit in the collection account which are invested in permitted investments will be applied as set forth in the applicable prospectus supplement.

The accounts to be established with respect to each issuing entity, including any reserve or spread account and related collection accounts, will be described in the applicable prospectus supplement.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each Transaction SUBI Servicing Supplement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The servicer or its designee will also be entitled to retain, as additional compensation, supplemental servicing fees as described in

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the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from permitted investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Collections

General. Under the Transaction SUBI Servicing Supplement for each issuing entity, unless the monthly remittance condition described under “—Monthly Remittance Condition” below is satisfied, the servicer will deposit an amount equal to collections into the related collection account within two business days of identification by the servicer. For a description of what constitutes “Collections,” please see “Description of the Transfer Agreements and the Administration Agreement—Payments on the Notes—Determination of Available Funds” in the applicable prospectus supplement. If the monthly remittance condition is satisfied, then VW Credit as servicer will remit an amount equal to collections it receives into the collection account on the following payment date.

Consistent with its customary servicing practices, the servicer may, in its discretion, extend the original maturity date of any lease. However, if the servicer grants a postmaturity term extension, the servicer will be required to purchase that Included Unit, as described under “Origination and Servicing Procedures—Extensions and Pull-Aheads” in this prospectus. The servicer may also, in accordance with its customary servicing practices, waive any late payment charges, excess wear and use charges, excess mileage charges or any other fees that may otherwise be collected in the ordinary course of servicing the leases.

Monthly Remittance Condition. Each Transaction SUBI Servicing Supplement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the Included Units into the collection account within two business days after identification unless the monthly remittance condition is satisfied. If the monthly remittance condition as specified in the applicable prospectus supplement is satisfied, then the servicer may make deposits of an amount equal to all collections received during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account on the following payment date. See “Risk Factors—The servicer’s commingling of funds with its own funds could result in a loss” in this prospectus.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of notes of a given series will be set forth in the applicable prospectus supplement.

Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your notes. If losses on leases and related leased vehicles exceed the credit enhancement available, noteholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of notes will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow enhancement arrangements specified in this prospectus.

Applicable credit enhancements may include the following:

•	A reserve account or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the notes, priority principal payments and final principal payments if collections on the leases and related leased vehicles were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the notes would be returned to the depositor or other provider of the cash or deposit.

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•	Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the notes, and principal payments on the notes. The amount of excess spread will depend on factors such as APRs, interest rates on the notes, prepayments, yield supplement overcollateralization amounts and losses.

•	Overcollateralization, which is the amount by which the aggregate securitization value of the Included Units exceeds the incentive rate leases (also known as “subvented leases”).

•	Yield supplement discount arrangements for subvented leases where the payments due under certain subvented leases are discounted at both the implicit lease rate and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the aggregate securitization value in order to increase the amount of principal required to be paid on each payment date.

•	One or both of the following structural features: subordination that will cause more junior classes of notes to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the leases and related leased vehicles will be used to repay a class or classes of notes and no amounts are released to the residual until such class or classes are paid.

Applicable cash flow enhancements may include the following:

•	Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on LIBOR and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount.

•	Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

•	Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

•	Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the servicer at the time of a bankruptcy proceeding, or worth less than expected, such as the residual values of the leased vehicles.

•	Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of notes to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

•	Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. Any form of credit enhancement will

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have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those notes, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of notes, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes.

Like Kind Exchange Program

VW Credit has implemented a Like Kind Exchange Program (the “LKE Program”) for its lease portfolio. Previously, VW Credit recognized a taxable gain on the resale of most vehicles returned to the origination trust upon lease termination. The LKE Program is designed to permit VW Credit to defer recognition of taxable gain by exchanging relinquished vehicles for new vehicles (the “replacement vehicles”):

•	The LKE Program requires the proceeds from the sale of relinquished vehicles, including the leased vehicles, to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to VW Credit as servicer.

•	The qualified intermediary uses the proceeds of the sale, together with additional funds, if necessary, to purchase replacement lease vehicles.

•	Because the servicer will use the sales proceeds of the leased vehicles to acquire replacement vehicles, the servicer will deposit an amount equal to those sales proceeds at the required time into the collection account, however, in no event will the actual sales proceeds be deposited into the collection account except after the exercise of remedies upon an event of default under the indenture.

•	The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary. Consequently, the indenture trustee will waive any security interest in any amounts held by the qualified intermediary.

Because the servicer will deposit amounts equal to the sales proceeds of leased vehicles at the required time into the collection account, the LKE Program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by the issuing entity from the disposition of leased vehicles. However, in the event of a bankruptcy of the servicer, the indenture trustee would not be a secured creditor with respect to any amounts then held by the qualified intermediary and, in that event, investors could incur losses.

Notification of Claims

The servicer will promptly notify VW Credit (in the event that VW Credit is not acting as the servicer) and the trustees of the origination trust upon its learning that a claim of whatever kind that would be indemnified by the servicer under the Servicing Agreement relating to a series of notes.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on leases and/or the sales proceeds for the related leased vehicles due or expected but not received (or not received in full) during and prior to the related collection period. However the servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the noteholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the related Transaction SUBI assets. No advances will be made with respect to defaulted leases. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the leases, rather than guaranteeing or insuring against losses. Accordingly, all advances will be reimbursable to the servicer, without interest, from collections on all the leases and leased vehicles prior to any distributions on the notes.

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Sale and Disposition of Leased Vehicles

Under the Servicing Agreement for each issuing entity and in accordance with the servicer’s customary servicing practices, the servicer on behalf of the related issuing entity will use commercially reasonable efforts to enforce the provisions of the leases and to repossess or otherwise take possession of the leased vehicle related to any lease that may have terminated or expired or that the servicer may have determined (in accordance with its customary servicing practices) to be in default. See “Origination and Servicing Procedures—Collection and Repossession Procedures” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Deficiency Judgments” in this prospectus.

Insurance on Leased Vehicles

Each lease will require the related lessee to maintain in full force and effect during the related lease term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the origination trust as loss payee. See “The Leases—Insurance” for more information regarding insurance requirements. However, the servicer is not required to monitor whether the lessees have insurance, and the servicer will have no liability in the event any lessee fails to acquire that insurance.

Servicer Records, Determinations and Reports

The servicer will retain or cause to be retained all computer and/or manual records with respect to the related Included Units and the collections relating to each Included Unit in accordance with its customary servicing practices with respect to similar types of vehicles. Upon the occurrence and continuance of a servicer default and termination of the servicer’s obligations under the related Transaction SUBI Servicing Supplement, the servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the related Included Units to a successor servicer.

For each series of notes, the servicer will perform some monitoring and reporting functions on behalf of the depositor, the issuing entity and the noteholders, including the preparation and delivery to the issuing entity, the indenture trustee, the administrator and each paying agent, on or before each determination date prior to the satisfaction and discharge of the indenture, of a certificate setting forth all information necessary to make all distributions required on the related payment date, and to prepare statements setting forth the information described in this prospectus under “The Notes—Statements to Noteholders.” The servicer will also deliver an annual officer’s certificate specifying the occurrence and status of any servicer default.

Evidence as to Compliance

The Transaction SUBI Servicing Supplements will provide that a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the servicer, the depositor, the indenture trustee and, if applicable, the related credit enhancement provider, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the Transaction SUBI Servicing Supplement in all material respects.

In addition, on or before March 30 of each calendar year such accountants will also furnish a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.

Transaction SUBI Servicing Supplements will also provide for delivery by the servicer, on or before March 30 of each calendar year, to the related issuing entity, and, if applicable, the related credit enhancement provider:

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•	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the notes; and

•	an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the applicable Transaction SUBI Servicing Supplement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the applicable Transaction SUBI Servicing Supplement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

The servicer will also give the related issuing entity, indenture trustee, the administrator, each rating agency hired by the sponsor to rate the notes and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related Transaction SUBI Servicing Supplement.

For so long as the issuing entity is required to report under the Exchange Act, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The Transaction SUBI Servicing Supplement will also provide that the servicer will deliver to each of the rating agencies hired by the sponsor to rate the notes, the issuing entity and the indenture trustee an annual certificate of an officer of the servicer with respect to certain Plans that are subject to ERISA and maintained or sponsored by the servicer or any of its ERISA affiliates.

Security Deposits

The origination trust’s rights related to the Included Units will include all rights under the leases to any refundable security deposits which may be paid by the lessees at the time the leases are originated. As part of its general servicing obligations, the servicer will retain possession of each security deposit remitted by the lessees and will apply the proceeds of these security deposits in accordance with the terms of the leases, its customary servicing practices and applicable law, including applying a security deposit in respect of any related lessee’s default or failure to pay all amounts required to be paid under the related lease or resulting from excess mileage or unreasonable wear to the related leased vehicle. However, in the event that any lease becomes a Charged-off Lease or, if earlier, the related leased vehicle is repossessed, the related security deposit will, to the extent provided by applicable law and that lease, constitute a Collection. On the payment date related to the collection period in which the security deposit becomes a Collection, the servicer will deposit those amounts in the collection account. The origination trust may not have an interest in the security deposits that is enforceable against third parties until they are deposited into the collection account. Each security deposit, after deduction for amounts applied towards the payment of any amount resulting from the related lessee’s default or failure to pay any amounts required to be paid under that lease or damage to the related leased vehicle, will be returned to the related lessee by the servicer; provided, however, that the servicer may retain a security deposit (including any interest thereon) until the related lessee has repaid all other charges owed under that lease. Unless required by applicable law, the servicer will not be required to segregate security deposits from its own funds. Any income earned from any investment on the security deposits by the servicer will be for the account of the servicer as additional servicing compensation (to the extent permitted by law and the applicable lease, and to the extent investment earnings are not required to be paid to the applicable lessee).

Servicer Replacement Events

The servicer replacement events under any Transaction SUBI Servicing Supplement will be specified in the applicable prospectus supplement.

Upon the occurrence of any servicer replacement event, the sole remedy available to the holder of the Transaction SUBI Certificate will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

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Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related servicing agreement will be described in the applicable prospectus supplement.

Amendment

Each of the transaction documents and each indenture may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement, the related transaction documents and each indenture, the transaction documents and each indenture may be amended without the consent of the noteholders.

Termination

The Servicing Agreement for each issuing entity will terminate upon the earlier to occur of (a) the termination of the origination trust, (b) with respect to the servicer, the resignation or removal of the servicer with respect to that SUBI in accordance with the terms of the related Servicing Agreement, which will effect a termination only with respect to the related SUBI assets and not with respect to any other origination trust assets or (c) upon the mutual written determination of the origination trust and VW Credit.

The Administrator

VW Credit or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the closing date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.

Bankruptcy Provisions

Each party to the transaction documents relating to a series of notes (including the trustees of the origination trust, the owner trustee, the indenture trustee, if any, the issuing entity, the servicer and the administrator), each holder or pledgee of a Transaction SUBI (by virtue of its acceptance of the Transaction SUBI or pledge thereof) and each noteholder and note owner (by accepting a note or a beneficial interest in a note) will covenant that for a period of one year and one day after payment in full of all amounts due under any financing involving any interest in the UTI, the related Transaction SUBI or any Other SUBI, that person will not institute or join in, any bankruptcy, reorganization, insolvency or liquidation proceeding or other similar proceeding against or to make a general assignment for the benefit of (or any creditor of) the origination trust, the depositor, the issuing entity or any other special purpose entity that holds a beneficial interest in the origination trust.

Repurchase Obligations

VW Credit will make representations and warranties in the SUBI sale agreement with respect to the Units, including that each lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any lease and the related leased vehicle, the result has certain material adverse effects and the breach is not timely corrected or cured, VW Credit will be required under the SUBI sale agreement to deposit an amount equal to the repurchase payment in respect of the applicable Unit into the collection account. VW Credit is subject from time to time to litigation alleging that the leases or its leasing practices do not comply with applicable law. The commencement of any such litigation generally would not result

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in a breach of any of VW Credit’s representations or warranties. See “The Leases—Representations, Warranties and Covenants” in this prospectus for further information regarding the foregoing representations and warranties and the servicer’s obligations with respect thereto.

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the indenture pursuant to which the issuing entity will issue a series of notes. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents—Amendment” in this prospectus and “Description of the Transfer Agreements and the Administration Agreement—Amendment Provisions” in the applicable prospectus supplement.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

With respect to each series of notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that each issuing entity will not, among other things:

•	engage in any activities other than financing, acquiring, owning, pledging and managing the related Transaction SUBI Certificate and the other collateral as contemplated by the related indenture and the other related transaction documents;

•	sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the related indenture and the other transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series — other than amounts withheld from such payments under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law — or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	permit (1) the validity or effectiveness of the related indenture to be impaired, (2) the lien of the related indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations under that indenture except as may be expressly permitted thereby, (4) any adverse claim (other than liens permitted under the transaction documents) to be created on or extend to or otherwise arise upon or burden any part of the related issuing entity property, or any interest therein or the proceeds therefrom or (5) (except as provided in the transaction documents) the lien of the indenture to not constitute a first priority security interest in related issuing entity property;

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•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the related transaction documents;

•	dissolve or liquidate in whole or in part, except as permitted by the transaction documents; or

•	merge or consolidate with any other person.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	any change to its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture which remain unpaid on the date of the report;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the issuing entity property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its federal and state income tax returns.

The indenture trustee for each series of notes will furnish to any noteholder promptly upon receipt of a written request by that noteholder (at the expense of the requesting noteholder), duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the indenture trustee under the transaction documents.

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Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of the related notes or, subject to specified limitations — upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on the notes.

The Indenture Trustee

The indenture trustee for each issuing entity that issues notes will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.

Additional matters relating to the indenture trustee are described under “The Trustees” in the applicable prospectus supplement.

THE TRUST AGREEMENT

The Owner Trustee

The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of the owner trustee set forth in the related issuing entity trust agreement. The owner trustee of each issuing entity may resign at any time (and, if the owner trustee ceases to be eligible, must resign immediately) by giving written notice to the administrator, the servicer, the depositor, the related indenture trustee and the holder of the issuing entity’s certificate or as otherwise provided in the prospectus supplement, whereupon the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator may remove an owner trustee if the owner trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the owner trustee of an issuing entity, the depositor and the administrator, acting jointly, will appoint a successor owner trustee. The principal offices of the applicable issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

Authority and Duties of the Owner Trustee

An owner trustee will administer an issuing entity in the interest of the holder of the related issuing entity’s certificate, subject to the terms of the related transaction documents, in accordance with the issuing entity’s trust agreement and the other transaction documents applicable to a series of notes.

The owner trustee will not be required to perform any of the obligations of the issuing entity under any related transaction document that are required to be performed by the related servicer, depositor, administrator or the indenture trustee applicable to a series of notes.

The owner trustee for each issuing entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related issuing entity’s property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the related issuing entity’s trust agreement, (ii) the other transaction documents to which the issuing entity or the trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the related trust agreement. In particular, the owner trustee for each issuing entity will not transfer, sell, pledge, assign or convey the related Transaction SUBI Certificate except as specifically required or permitted by the transaction documents relating to that series of notes.

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THE ORIGINATION TRUST AGREEMENT AND THE TRANSACTION SUBI SUPPLEMENT

The Transaction SUBI, Other SUBIs and the UTI

VW Credit, as the UTI beneficiary, is the initial beneficiary of the origination trust. The UTI beneficiary will hold the UTI, which represents an exclusive and undivided beneficial interest in all origination trust assets other than (a) any origination trust assets allocated to Other SUBIs and (b) the Included Units. The UTI beneficiary in the future may cause the UTI trustee to create Other SUBIs which the UTI beneficiary may sell or pledge in connection with financings similar to the transaction described in this prospectus. Each holder or pledgee of the UTI will be required to expressly waive any claim to all origination trust assets other than the UTI assets and to fully subordinate any of those claims in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be deemed to have waived any claim to all origination trust assets, except for the related Other SUBI assets, and to fully subordinate those claims in the event that the waiver is not given effect. Except under the limited circumstances described in this prospectus under “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities” and “The Origination Trust Agreement and the Transaction SUBI Supplement—The Transaction SUBI, Other SUBIs and the UTI,” the Included Units relating to a series of notes will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Origination trust assets allocated to the UTI and any Other SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the Transaction SUBI relating to a series of notes.

Each Transaction SUBI and each Other SUBI will be created pursuant to a separate supplement to the origination trust agreement, which will amend the origination trust agreement only with respect to the particular SUBI to which it relates. Each Transaction SUBI Supplement will amend the origination trust agreement only as it relates to the related Transaction SUBI.

All origination trust assets, including the Included Units relating to a series of notes, will be owned by the origination trust. Those Included Units will be segregated from the rest of the origination trust assets on the books and records of the origination trust and the servicer, and the holders of other beneficial interests in the origination trust — including the UTI and any Other SUBIs — will have no rights in or to those Included Units. Under the origination trust agreement, liabilities of the origination trust relating to a series of notes will be respectively allocated to the Included Units, the UTI Assets and Other SUBI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all origination trust assets if incurred with respect to the origination trust assets generally.

Resignation and Removal of the Trustees

The UTI trustee, the administrative trustee, the Delaware trustee and the SUBI trustee may at any time resign by giving thirty (30) days prior written notice to the UTI beneficiary and the related issuing entity relating to a series of notes, as holder of the related Transaction SUBI Certificate. Upon receiving the notice of resignation, the holder of the UTI (in the case of the UTI trustee, administrative trustee or Delaware trustee) or the holder of the applicable SUBI (in the case of a SUBI trustee) will promptly appoint a successor trustee who meets the eligibility requirements set forth in the origination trust agreement by written instrument.

If at any time (a) a trustee fails to be qualified in accordance with the origination trust agreement, (b) any representation or warranty made by a trustee pursuant to the origination trust agreement proves to have been untrue in any material respect when made, (c) a trustee is legally unable to act, (d) in certain events of bankruptcy or insolvency of a trustee, or (e) the holder of the UTI Certificate or any Transaction SUBI Certificate otherwise desires, in its sole discretion, to remove and replace the applicable trustee with respect to the UTI or the Transaction SUBI represented by such certificate, then such trustee may be removed upon written notice by the holder of the applicable UTI Certificate or SUBI Certificate or the assignee or pledgee of such UTI Certificate or SUBI Certificate in connection with a financing.

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If a trustee resigns or is removed, the holder of the applicable UTI Certificate or Transaction SUBI Certificate shall promptly appoint a successor trustee by written instrument. Any resignation or removal of a trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

A trustee will be under no obligation to exercise any of the discretionary rights or powers vested in it by the origination trust agreement, or to institute, conduct or defend any litigation under the origination trust agreement or in relation thereto, unless the party requesting such action has offered to such trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

Indemnity of Trustees

Each of the UTI trustee, the administrative trustee, the Delaware trustee and the SUBI trustee and any trust agent will be indemnified and held harmless (but only out of and to the extent of the origination trust assets allocated to the portfolio for which such trustee acts as trustee) with respect to any loss, liability or expense, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with (a) any of the origination trust assets (including, without limitation, any claims relating to leases, leased vehicles, consumer fraud, consumer leasing act violations, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any lease, personal injury or property damage claims arising with respect to any leased vehicle or any claim with respect to any tax arising with respect to any origination trust asset) or (b) such entity’s acceptance or performance of the trusts and duties contained under the origination trust agreement, with any allocation of such indemnification among the origination trust assets to be made as provided for in the origination trust agreement, provided, however, that none of the UTI trustee, the administrative trustee, the Delaware trustee, the SUBI trustee or any trust agent will be indemnified or held harmless out of the origination trust assets as to any claim (i) for which the UTI beneficiary, a servicer or any of their respective affiliates is liable and has paid, (ii) incurred by reason of such entity’s willful misfeasance, bad faith or gross negligence, or (iii) incurred by reason of such entity’s breach of its respective representations and warranties pursuant to any servicing agreement or of the origination trust agreement. The UTI trustee shall in no event have any recourse to any SUBI assets, including such SUBI assets which were UTI assets at the time a claim against the UTI trustee arose, and no SUBI trustee shall have any recourse to any UTI assets or any trust assets allocated to any Other SUBI.

Issuing Entity as Third-Party Beneficiary

As the holder and pledgee of a Transaction SUBI Certificate, each issuing entity and the related indenture trustee, respectively, will be third-party beneficiaries of the Transaction SUBI Trust Agreement as it relates to the related Transaction SUBI.

Termination

The origination trust will dissolve and the obligations and responsibilities of the UTI Beneficiary and the owner trustee will terminate upon the later to occur of the full payment of all amounts owed under the origination trust agreement, all of the Trust Agreements and Indentures and any financing in connection with all SUBIs.

Notes Owned by the Issuing Entity, the Depositor, the Servicer, the Administrator and Their Affiliates

In general, except as otherwise described in this prospectus and the transaction documents relating to a series of notes, so long as any notes are outstanding, any notes owned by the issuing entity of a series of notes, the depositor, the servicer (so long as VW Credit or one of its affiliates is the servicer), the administrator or any of their respective affiliates will be entitled to benefits under those transaction documents, equally and proportionately to the benefits afforded other owners of the notes except that those notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of the related noteholders have given any request, demand, authorization, direction, notice, consent or other action under the transaction documents (unless all notes are then owned by these entities).

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Information Requests

The parties to the transaction documents relating to a series of notes will agree to provide any information reasonably requested by the servicer, the related issuing entity, the depositor or any of their affiliates, at the expense of the servicer, the related issuing entity, the depositor or any of their affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Securities and Exchange Act Filing

Each issuing entity will authorize the servicer and the depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the issuing entity and/or the notes required to be filed pursuant to the Exchange Act, and the rules and regulations thereunder.

ADDITIONAL LEGAL ASPECTS OF THE

ORIGINATION TRUST AND THE TRANSACTION SUBI

The Origination Trust

The origination trust is a Delaware statutory trust. As a Delaware statutory trust, the origination trust may be eligible to be a debtor in its own right under the Bankruptcy Code. See “Risk Factors—A depositor or sponsor bankruptcy could delay or limit payments to you” in this prospectus. As such, the origination trust may be subject to insolvency laws under the Bankruptcy Code or similar state laws (“insolvency laws”). If so, the automatic stay under the Bankruptcy Code and similar state provisions could result in a delay in payments to noteholders, and claims against the origination trust assets could have priority over the beneficial interest in those assets represented by the Transaction SUBI Certificate as more fully described under “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

Structural Considerations

Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the issuing entity for each series of notes will not directly own the related Transaction SUBI assets. Instead, the origination trust will own the origination trust assets, including all Transaction SUBI assets, and the origination trustee will take actions with respect thereto in the name of the origination trust on behalf of and as directed by the beneficiaries of the origination trust (i.e., the holders of the UTI Certificate and all Other SUBI Certificates). The primary asset of each issuing entity will be a Transaction SUBI Certificate evidencing a 100% beneficial interest in the related Transaction SUBI assets, and the indenture trustee for that series of notes will take action with respect thereto in the name of the issuing entity and on behalf of the related noteholders and the depositor. Beneficial interests in the leases and leased vehicles represented by the Transaction SUBI Certificate, rather than direct legal ownership, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The origination trustee will segregate the Transaction SUBI assets allocated to a series of notes from the other origination trust assets on the books and records each maintains for these assets. Neither the servicer nor any holders of other beneficial interests in the origination trust will have rights in those Transaction SUBI assets, and payments made on any origination trust assets other than those Transaction SUBI assets generally will not be available to make payments on the related series of notes or to cover expenses of the origination trust allocable to such Transaction SUBI assets.

Allocation of Origination Trust Liabilities

The origination trust assets are and may in the future continue to be comprised of several portfolios of Other SUBI assets, together with the Included Units and the UTI assets. The UTI beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. Pursuant to the origination trust agreement, as among the beneficiaries of the origination trust, an origination trust liability relating to a particular portfolio of origination trust

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assets will be allocated to and charged against the portfolio of origination trust assets to which it belongs. Origination trust liabilities and expenses incurred with respect to the origination trust assets generally will be borne pro rata among all portfolios of origination trust assets. The Transaction SUBI trustee and all of the trustees and the beneficiaries of the origination trust, including the issuing entity for any series of notes, will be bound by that allocation. In particular, the origination trust agreement will require the holders from time to time of the UTI Certificate and any Other SUBI Certificates to release and waive any claim they might otherwise have with respect to the Included Units and to fully subordinate any claims to the Included Units in the event that such waiver is not given effect. Similarly, the holders of the notes, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to the UTI assets or any Other SUBI assets. See “The Origination Trust Agreement and the Transaction SUBI Supplement—The Transaction SUBI, Other SUBIs and the UTI” in this prospectus.

Because the issuing entity and the indenture trustee will not own directly or have a direct security interest in the Included Units, and since their respective interests generally will be an indirect beneficial ownership interest and a security interest in the indirect beneficial ownership interest, claims of third-party creditors of the origination trust will take priority over the interests of the issuing entity and the indenture trustees in those Included Units. Potentially material examples of those claims could include:

(1)         tax liens arising against the depositor, VW Credit, the origination trust, the UTI beneficiary or the related issuing entity;

(2)         liens arising under various federal and state criminal statutes;

(3)         certain liens in favor of the Pension Benefit Guaranty Corporation; and

(4)         judgment liens arising from successful claims against the origination trust arising from the operation of leased vehicles titled in the name of the origination trust.

See “Risk Factors—If ERISA liens are placed on the origination trust assets, you could suffer a loss,” “Risk Factors—Vicarious tort liability may result in a loss,” “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” and “—Consumer Protection Laws” for a further discussion of these risks.

The UTI beneficiary may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required to expressly disclaim any interest in the Transaction SUBI and the Included Units, and to fully subordinate any claims to the Transaction SUBI and the Included Units in the event that this disclaimer is not given effect.

Insolvency Related Matters

As described under “The Origination Trust Agreement and the Transaction SUBI Supplement—The Transaction SUBI, Other SUBIs and the UTI” and “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities” in this prospectus, each holder or pledgee of the UTI Certificate and any Other SUBI Certificate will be required to expressly disclaim any interest in the Included Units and to fully subordinate any claims to the Included Units in the event that disclaimer is not given effect. Similarly, the holder and pledgee of the Transaction SUBI Certificate will be required to expressly disclaim any interest in the UTI assets and Other SUBI assets and to fully subordinate any claims to the UTI assets and Other SUBI assets in the event that disclaimer is not given effect. Although no assurances can be given, the depositor believes that in the unlikely event of a bankruptcy of VW Credit, the Included Units relating to a series of notes would not be treated as part of VW Credit’s bankruptcy estate. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by VW Credit under any insolvency laws will result in consolidation of the assets and liabilities of the origination trust, the depositor or the issuing entity with those of VW Credit. With respect to the depositor, these steps include its creation as a separate, special purpose limited liability company of which VW Credit is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the depositor must have at all times at least one independent director and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including the independent director.

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However, delays in payments on a series of notes and possible reductions in the amount of those payments could occur if:

•	a court were to conclude that the assets and liabilities of the origination trust, the depositor or the related issuing entity should be consolidated with those of VW Credit in the event of the application of applicable insolvency laws to VW Credit;

•	a filing were to be made under any insolvency law by or against the origination trust, the depositor or the related issuing entity; or

•	an attempt were to be made to litigate any of the foregoing issues.

If a court were to conclude that the transfer of a Transaction SUBI Certificate from VW Credit to the depositor, or the transfer of the Transaction SUBI Certificate from the depositor to the related issuing entity were not a true sale, or that the depositor and the related issuing entity should be treated as the same entity as VW Credit for bankruptcy purposes, any of the following could delay or prevent payments on related series of the notes:

•	the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on VW Credit’s property having a prior claim on collections before the collections are used to make payments on the notes; or

•	the related issuing entity not having a perfected security interest in the Included Units, on sales proceeds held by the qualified intermediary (as described under “The Transaction Documents—Like Kind Exchange Program”) or any cash collections held by VW Credit at the time that VW Credit becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of VW Credit, (1) repurchase payments made by VW Credit, as servicer, in respect of certain Included Units, (2) payments made by VW Credit on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (3) unreimbursed advances made by VW Credit, as servicer, pursuant to the Transaction SUBI Servicing Agreement and (4) payments made by VW Credit to the depositor may be recoverable by VW Credit as debtor-in-possession or by a creditor or a trustee in bankruptcy of VW Credit as a preferential transfer from VW Credit if those payments were made within one year prior to the filing of a bankruptcy case in respect of VW Credit. In addition, the insolvency of VW Credit could result in the replacement of VW Credit as servicer, which could in turn result in a temporary interruption of payments on any series of notes. See “Risk Factors—A depositor or sponsor bankruptcy could delay or limit payments to you” and “—Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes” in this prospectus.

On each closing date, Mayer Brown LLP, special counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if VW Credit were to become a debtor in a case under the United States Bankruptcy Code (the “Bankruptcy Code”), in a properly presented and decided case, (i) the bankruptcy court would determine that the transfer of the applicable Transaction SUBI and Transaction SUBI Certificate pursuant to the SUBI sale agreement constitutes a sale of such Transaction SUBI and Transaction SUBI Certificate to the depositor by VW Credit, as opposed to a loan, and, therefore, (1) the Transaction SUBI and Transaction SUBI Certificate would not be property of VW Credit’s bankruptcy estate under Section 541 of the Bankruptcy Code, and (2) Section 362(a) of the Bankruptcy Code would not operate to stay payments by the

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servicer of collections on the Transaction SUBI and the Transaction SUBI Certificate in accordance with the transfer agreements; and (ii) the bankruptcy court would not substantively consolidate the assets and liabilities of VW Credit, on the one hand, with those of the depositor or the origination trust, on the other hand. Among other things, that opinion will assume that each of the origination trust (or the Transaction SUBI trustee when acting on its behalf) and the depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of VW Credit, not commingling its respective assets with those of VW Credit, doing business in a separate office from VW Credit and not holding itself out as having agreed to pay, or being liable for, the debts of VW Credit. In addition, that opinion will assume that except as expressly provided by the origination trust agreement and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), VW Credit generally will not guarantee the obligations of the origination trust or the depositor to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in its capacity as servicer acting under and in accordance with the Servicing Agreement or in its capacity as administrator under the administration agreement. Each of VW Credit, the origination trust and the depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the origination trust and the depositor. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against any of VW Credit, the origination trust or the depositor, and a court were to order the substantive consolidation of the assets and liabilities of any of those entities with those of VW Credit or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Transaction SUBI Certificate (and possible reductions in the amount of those distributions) to the issuing entity, and therefore to the noteholders, could occur.

VW Credit, as the UTI beneficiary, will treat its conveyance of each Transaction SUBI Certificate to the depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against VW Credit, and VW Credit as debtor-in-possession or a creditor, receiver or bankruptcy trustee of VW Credit were to take the position that the sale, transfer and assignment of each Transaction SUBI Certificate by VW Credit to the depositor should instead be treated as a pledge of that Transaction SUBI Certificate to secure a borrowing by VW Credit, delays in payments of proceeds of that Transaction SUBI Certificate to the related issuing entity, and therefore to the noteholders, could occur or (should the court rule in favor of that position) reductions in the amount of those payments could result.

As a precautionary measure, the depositor will take the actions requisite to obtaining a security interest in each Transaction SUBI Certificate allocated to a series of notes as against VW Credit which the depositor will assign to the related issuing entity and the issuing entity will pledge to the indenture trustee. The indenture trustee will perfect its security interest in the Transaction SUBI Certificate. Accordingly, if the conveyance of the Transaction SUBI Certificate by VW Credit to the depositor were not respected as an absolute sale, transfer and assignment, the depositor (and ultimately the related issuing entity and the indenture trustee as successors in interest) should be treated as a secured creditor of VW Credit, although a case or proceeding under any insolvency law with respect to VW Credit could result in delays or reductions in distributions on the Transaction SUBI Certificate as indicated above, notwithstanding that perfected security interest.

In the event that the servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of that case (including advances and repurchase payments) may be recoverable by the servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy from the servicer as a preferential transfer or a fraudulent transfer. See “Risk Factors—A depositor or sponsor bankruptcy could delay or limit payments to you” in this prospectus.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings,

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standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including VW Credit, the depositor, the origination trust or a related issuing entity, or its creditors.

Potential Applicability to VW Credit, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The applicable issuing entity, the origination trust or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of VW Credit. For an issuing entity, the origination trust or the depositor to be subject to receivership under OLA as a covered subsidiary of VW Credit (1) the FDIC would have to be appointed as receiver for VW Credit under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the applicable issuing entity, the origination trust or the depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of VW Credit.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of VW Credit or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to VW Credit, the depositor, the origination trust or a related issuing entity or, if it were to apply, that the timing and amounts of payments to the holders of the related series of notes would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of VW Credit or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which VW Credit or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of VW Credit’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor, the origination trust or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is a party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor, the origination trust or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving VW Credit or its subsidiaries (including the depositor, the origination trust or an issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the applicable issuing entity could be delayed or reduced.

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Among the contracts that might be repudiated are the SUBI Transfer Agreement, the Servicing Agreement and the administration agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect VW Credit’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of VW Credit or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

We will structure the transfers of each Transaction SUBI Certificate from VW Credit to the depositor, or the transfer of that Transaction SUBI Certificate from the depositor to the related issuing entity contemplated hereby with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, VW Credit believes that the FDIC would not be able to recover the Transaction SUBI Certificate or the related SUBI Assets allocated to a series of notes using its repudiation power because they would not be treated as part of VW Credit’s estate for bankruptcy purposes. However, if those transfers were not respected as legal true sales, then the transfers of each Transaction SUBI Certificate would be treated as secured loans. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If VW Credit or the depositor were placed in receivership under OLA, the FDIC could assert that VW Credit or the depositor, as applicable, effectively still owned the Transaction SUBI Certificate because the transfer by VW Credit to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer and the applicable issuing entity would have a secured clause for actual direct compensatory damages as described below. Furthermore, if an issuing entity were placed in receivership under OLA, this repudiation power would extend to the securities issued by such issuing entity. In such event, the related series of securityholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the related SUBI Transfer Agreement for a series of securities are respected as legal true sales, as receiver for VW Credit or a covered subsidiary the FDIC could:

•	require the applicable issuing entity, as assignee under the related SUBI Transfer Agreement, to go through an administrative claims procedure to establish its rights to payments collected on the SUBI Assets;

•	if an issuing entity were a covered subsidiary, require the related Indenture Trustee or the holders of the related series of notes to go through an administrative claims procedure to establish its rights to payments on the notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against VW Credit or a covered subsidiary (including the depositor or an issuing entity);

•	repudiate VW Credit’s ongoing servicing obligations under the related Servicing Agreement, such as its duty to collect and remit payments or otherwise service the Leases and Leased Vehicles; or

•	prior to any such repudiation of a servicing agreement, prevent any of the related Indenture Trustee or the holders of the related series of notes from appointing a successor servicer.

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There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which VW Credit or a covered subsidiary (including the depositor or any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of VW Credit or any covered subsidiary or affect any contractual rights of VW Credit or a covered subsidiary (including the depositor or any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If an issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of such issuing entity. In such an event, the related series of noteholders would have a secured claim in the receivership of the issuing entity or “actual direct compensatory damages” as described above but delays in payments on such series of notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for VW Credit, the depositor or the applicable issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the notes issued by the applicable issuing entity would be delayed and may be reduced.

ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Vicarious Tort Liability

Although the origination trust will own the leased vehicles allocated to the Transaction SUBI and the related issuing entity will have a beneficial interest in the leased vehicles (as evidenced by a Transaction SUBI Certificate), the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act (as discussed below), the origination trust and the origination trust assets may be subject to liability to that injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, where a large number of leases were originated, the holder of title of a motor vehicle, including an origination trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled that a finance company acting as an agent for an origination trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the origination trust or VW Credit, as agent of the origination trust, in connection with the negligent use or operation of any leased vehicles owned by the origination trust, including the leased vehicles allocated to the Transaction SUBI. This case was decided prior to the enactment of the Transportation Act.

The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or

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an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act was intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on a titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time.

The origination trust maintains insurance, and VW Credit is a named insured under the origination trust’s applicable insurance policies. However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the origination trust, claims could be imposed against the origination trust assets, including any leased vehicles allocated to a Transaction SUBI, and in certain circumstances, with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset. If any of these claims were imposed against the origination trust assets, investors in the notes could incur a loss on their investment.

Repossession of Leased Vehicles

In the event that a default by a lessee has not been cured within a certain period of time after notice, the servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.

After the servicer has repossessed a leased vehicle, the servicer may, to the extent required by applicable law, provide the lessee with a period of time within which to cure the default under the related lease. If by the end of that period the default has not been cured, the servicer will attempt to sell the leased vehicle. The net repossession proceeds therefrom may be less than the remaining amounts due under the lease at the time of default by the lessee.

Deficiency Judgments

The proceeds of the sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit those judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

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Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Bureau of Consumer Financial Protection, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

(1)	the amount and type of all payments due at the time of origination of the lease;

(2)	a description of the lessee’s liability at the end of the lease term;

(3)	the amount of any periodic payments and manner of their calculation;

(4)	the circumstances under which the lessee may terminate the lease prior to the end of the lease term;

(5)	the capitalized cost of the vehicle; and

(6)	a warning regarding possible charges for early termination.

Most states have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the origination trust as owner or lessor of the leases and may also apply to the issuing entity of a series as holder of the Transaction SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the origination trust and the Transaction SUBI trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the servicer, the origination trust and the Transaction SUBI trustee may be subject to setoff as a result of any noncompliance.

Many states have adopted “lemon laws” providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a lemon law, a lessee could compel the origination trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the origination trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the origination trust to terminate the related lease, the lease will be deemed to be a Charged-off Lease and amounts received thereafter on or in respect of that lease will constitute sales proceeds. A “Charged-off Lease” means a lease that has been written off by the servicer in connection with its customary servicing practices for writing off leases. As noted below, the servicer will represent and warrant to the trustees as of the applicable cutoff date that the related leases and leased vehicles comply with all applicable laws, including lemon laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a lemon law.

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Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease contract for a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the origination trust’s rights with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to enforce the rights of the origination trust under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

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We suggest that investors consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions or challenge the conclusions reached herein. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the issuing entity involving debt issued by a trust with terms similar to those of the notes. This discussion is directed solely to investors that hold the notes as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, noteholders that hold the notes as part of a hedge, straddle, integrated or conversion transaction, or noteholders whose functional currency is not the United States dollar, some of which may be subject to special rules. Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of notes in light of their personal investment circumstances nor to certain types of holders of notes subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations).

Tax Status of the Notes and the Issuing Entity

Mayer Brown LLP, as special tax counsel to the depositor, is of the opinion that, subject to the assumptions and qualifications contained in that opinion, for federal income tax purposes under existing law: (i) the notes will be treated as debt and (ii) the issuing entity will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion will be based on the assumption that, among other things, the notes will not be held by a person that is treated as the same person as the issuing entity for federal income tax purposes and will be issued pursuant to the terms of the transaction documents and that those terms will be complied with.

Possible Alternative Characterization

Although as described above, special tax counsel will deliver an opinion that the notes properly will be treated as debt for federal income tax purposes, no ruling will be sought from the IRS on the characterization of the notes for federal income tax purposes and the opinion of tax counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the notes were not debt obligations for federal income tax purposes, the issuing entity would be classified for federal income tax purposes as a partnership.

If the notes (whether some or all the classes of notes) were treated as equity interests in a partnership, the issuing entity would be treated as a “publicly traded partnership” if the notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent. No effort will be made to monitor the notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.” The issuing entity is not expected to qualify for the “qualifying income” exception.

If the issuing entity was treated as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes (and state and local taxes) at a corporate tax rates on its net income. Distributions on the notes might not be deductible in computing the issuing entity’s taxable income, and distributions to the noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to noteholders, or the noteholders could be liable for a share of such tax. In addition, payments on recharacterized notes to foreign holders would be subject to withholding tax regardless of whether the issuing entity is taxed as a corporation or a partnership.

Alternatively, if the issuing entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the issuing entity itself would not be subject to federal income tax, but noteholders that were determined to be equity interests may have adverse federal income tax consequences. For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income,” foreign holders would be subject to federal income tax and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all noteholders treated as equity holders may have adverse timing and character consequences.

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Because the issuing entity will treat the notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the notes discussed above.

Except where indicated to the contrary, the following discussion assumes that the notes are debt for federal income tax purposes.

Stated Interest

Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a note owner’s method of tax accounting.

Original Issue Discount

A note will be treated as issued with original issue discount (“OID”) if the excess of its “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the note to its maturity. It is expected that the notes will be issued with de minimis OID. Generally, the issue price of a note should be the first price at which a substantial amount of the notes included in the issue of which such note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is expected to equal the principal amount of the related note. Any amount not treated as OID because it is de minimis OID must be included in income (generally as gain from the sale of that note) as principal payments are received on the related note in the proportion that each such payment bears to the original principal amount of that senior note.

If the notes were treated as issued with OID, a note owner would be required to include OID in income before the receipt of cash attributable to that income using the constant-yield method. Under the constant-yield method, the amount of OID includible in income is the sum of the daily portions of OID with respect to the related note for each day during the taxable year or portion of the taxable year in which the note owner holds that note. The amount of OID includible in income by a note owner would be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period.

Such OID would generally equal the product of the yield to maturity of the related note (adjusted for the length of the accrual period) and its adjusted issue price at the beginning of the accrual period, reduced by any payments of “qualified stated interest.” Accrual periods with respect to a note may be any set of periods (which may be of varying lengths) selected by the note owner as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on such note occurs on either the final or first day of an accrual period.

The adjusted issue price of a note will be the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to that note in all prior periods, other than “qualified stated interest payments.” Qualified stated interest payments are interest payments on the notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.

Market Discount

The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the note owner purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives

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payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the note owner held that note and the denominator of which is the number of days from the date the note owner acquired that note until its maturity date. The note owner may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A note owner may elect to include market discount in gross income as it accrues and, if that note owner makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of a note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Total Accrual Election

A note owner may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing note owner’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing note owner, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. Note owners should consult with their own advisers as to the effect in their circumstances of making this election.

Amortizable Bond Premium

In general, if a note owner purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that note owner will be considered to have purchased such note with “amortizable bond premium” equal to the amount of that excess. That note owner may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. That note owner’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the note owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a note owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such note.

Short-Term Debt

An owner of a note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the note as it accrues. That general rule may not apply, however, if the owner holds the instrument as part of a hedging transaction, as a stripped bond or stripped coupon or if the holder is:

•	an accrual method taxpayer;

•	a bank;

•	a broker or dealer that holds the note as inventory;

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•	a regulated investment company or common trust fund; or

•	the beneficial owner of specified pass-through entities specified in the Code.

An owner of a note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. Such owner would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of any interest income and OID accrued on that note. However, the owner may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless the owner irrevocably elects, under Treasury regulations, to apply a constant interest method, using the owner’s yield to maturity and daily compounding.

Disposition of the Notes

A note owner’s adjusted tax basis in a note will be its cost, increased by the amount of any OID, market discount, acquisition discount and gain previously included in income with respect to the note, and reduced by the amount of any payments on such note that is not qualified stated interest and the amount of bond premium previously amortized with respect to such note. A note owner will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the tax basis of the note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described under “—Market Discount”) and will be long-term capital gain or loss if their note was held for more than one year.

Net Investment Income

Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States persons should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information Reporting and Backup Withholding

The indenture trustee will be required to report annually to the IRS, and to each note owner, the amount of interest paid on the notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each note owner (other than note owners who are not subject to the reporting requirements) will be required to provide, under penalty of perjury, a certificate containing the note owner’s name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the note owner is not subject to backup withholding. This statement may be made in a Form W-9 or substantially similar substitute form. Should a non-exempt note owner fail to provide the required certification or should the IRS notify the indenture trustee or the issuing entity that the note owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold (or cause to be withheld) on the interest otherwise payable to the note owner, and remit the withheld amounts to the IRS as a credit against the note owner’s federal income tax liability.

Tax Consequences to Foreign Investors

The following information describes the United States federal income tax treatment of investors that are not U.S. persons (each, a “foreign person”). The term “foreign person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States or any

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state thereof or the District of Columbia (unless in the case of an entity treated as a partnership treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source of income or (iv) a trust treated as a U.S. Person under Section 7701(a) of the Code.

Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person, generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or VW Credit, or a “controlled foreign corporation” with respect to which the issuing entity or VW Credit is a “related person” within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalty of perjury, certifying that the note owner is a foreign person and providing that foreign person’s name and address. The statement may be made on a Form W-8BEN or substantially similar substitute form, and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by Form W-8BEN or substitute form provided by the foreign person to the organization or institution holding the note on behalf of the foreign person. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If that interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale or other taxable disposition of a U.S. note by a foreign person will be exempt from United States federal income and withholding tax provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the note owner (although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Newly Enacted United States Legislation

Congress recently enacted legislation that significantly changes the reporting requirements imposed on certain non-U.S. persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such non-U.S. person unless such non-U.S. person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such non-U.S. person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. The IRS announced that it will provide phased implementation of these withholding tax rules. Specifically, withholding with respect to U.S.-source interest will begin January 1, 2014, and withholding with respect to U.S.-source proceeds from dispositions of debt instruments will begin January 1, 2017. As a result, potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

The federal tax discussions set forth above are included for general information only and may not be applicable depending upon a note owner’s particular tax situation. The discussion above also does not address the applicability of state or local tax laws to the purchase, ownership or disposition of the affected notes. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

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STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the notes or the issuing entity under any state or local tax laws. The activities to be undertaken by the servicer in servicing the leases and leased vehicles and collecting lease payments will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the notes. You may be required to report your investment in the notes even if your notes are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the notes, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan that is subject to Title I of ERISA, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Code and entities deemed to hold “plan assets” of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

Transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “ regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the regulation applied. An equity interest is defined under the regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition, holding and disposition of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an originator, the servicer, the depositor, the issuing entity, an underwriter, the administrator, the

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owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the acquisition, holding and disposition of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements or the prohibited transaction provisions under Section 4975 of the Code discussed above; however, governmental plans may be subject to substantially similar state or local laws.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

The depositor may offer and sell the notes of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

If market conditions permit, the depositor may decide to increase the amount of notes being offered and the size of the related pool of motor vehicle leases and related leased vehicles in a particular transaction subsequent to the delivery of the preliminary prospectus. If the aggregate securitization value of the portfolio of leases and related leased vehicles, the amount of each class of notes and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of leases and leased vehicles on a percentage basis, then it is expected that no additional disclosure would be provided prior to the time the notes are sold.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

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In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that VW Credit and/or the depositor, as specified, will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in accounts of that issuing entity in permitted investments acquired from the underwriters or from VW Credit, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by VW Credit, the issuing entity or the depositor, in press releases and in oral and written statements made by or with VW Credit’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. VW Credit, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

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Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. VW Credit, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATINGS OF THE NOTES

Each class of notes specified as being offered by the applicable prospectus supplement will be initially rated by at least one nationally recognized statistical rating agency or organization at the request of VW Credit. The security ratings of the offered notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered notes. The rating does not address the expected schedule of principal repayments on a class of notes other than to say that principal will be returned no later than the final maturity date for that class of notes. We believe that the rating agencies that are rating the offered notes will continue to monitor those ratings while the offered notes are outstanding, although they will not be contractually required to do so. There is no assurance that the ratings initially assigned to any offered notes will not be lowered or withdrawn by the rating agency rating the offered notes. In the event the rating initially assigned to any notes is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. An issuing entity may also issue non-investment grade or unrated securities that are not offered under this prospectus and applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the leases and related leased vehicles and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

REPORTS TO NOTEHOLDERS

Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of VW Credit to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as depositor, has filed a registration statement with the SEC relating to the notes. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE,

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Washington, D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Auto Lease/Loan Underwritten Funding, LLC, 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 or calling us at (703)  364-7000.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the notes of any series will be passed upon for the depositor by Mayer Brown LLP, Chicago, Illinois.

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INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important terms used in this prospectus and the pages on which the definitions of those terms may be found.

administration agreement	33
administrative lien	16
amortizable bond premium	58
amortization period	29
Bankruptcy Code	48
Base Servicing Agreement	15
benefit plan	61
Black Book	20
capital assets	55
Charged-off Lease	54
Clearstream	30
Code	41
Collections	35
customary servicing practices	34
Dodd-Frank Act	49
DTC	30
early termination	23
early termination amount	23
equity interest	61
ERISA	61
Euroclear	30
event of default	41
Exchange Act	25
FDIC	49
foreign person	59
Included Units	13
in-house asset managers	62
insolvency laws	46
IRS	56
issuing entity property	14
leased vehicle sale price	24
lemon laws	9, 54
LKE Program	37
market discount rules	57
maturity date purchase option amount	23
note factor	27
OID	57
OLA	49
origination trust	13, 15

origination trust agreement	15
Origination Trust Documents	17
Other SUBI	13, 15
Other SUBI Certificates	15
owner	52
portfolio interest	60
prohibited transaction	61
PTCE	62
Pull-Ahead Amount	22
qualified professional asset managers	62
qualified stated interest	57
qualified stated interest payments	57
regulation	61
replacement vehicles	37
revolving period	29
Securities Act	36
seller	13
Servicing Agreement	17
stated redemption price at maturity	57
stated residual value	19
Strip Notes	28
SUBI sale agreement	33
SUBI transfer agreement	33
subvented leases	36
Transaction SUBI	13
Transaction SUBI Certificate	13
Transaction SUBI Servicing Supplement	17, 33
Transaction SUBI Supplement	17
Transaction SUBI Trust Agreement	17
Transportation Act	1
U.S. Bank	16
Unit	13
UTI	13, 15
UTI Certificates	15
Volkswagen AG	18
Volkswagen Group of America	18
VW Credit	13
WTC	16

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$1,636,000
Accountant Fees and Expenses	1,000,000
Legal Fees and Expenses	1,200,000
Printing and Engraving Costs	240,000
Blue Sky Fees and Expenses	.00
Trustee Fees and Expenses	160,000
Rating Agency Fees	3,400,000
Miscellaneous Expenses	600,000
Total	$8,236,800

Item 15. Indemnification of Directors and Officers.

Volkswagen Auto Lease/Loan Underwritten Funding, LLC.

Volkswagen Auto Lease/Loan Underwritten Funding, LLC is a Delaware limited liability company. Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement, as amended (the “LLC Agreement”), of Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Depositor”) provides:

(a) To the fullest extent permitted by law, neither the member nor the special member nor any officer, director, employee or agent of the Depositor nor any employee, representative, agent or affiliate of the member or the special member (collectively, the “Covered Persons”) shall be liable to the Depositor or any other person who has an interest in or claim against the Depositor for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Depositor for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the LLC Agreement by the Depositor shall be provided out of and to the extent of Depositor assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the Depositor (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Depositor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the LLC Agreement; provided, however, that any indemnity under the LLC Agreement by the Depositor shall be provided out of and to the extent of Depositor assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the Depositor (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Depositor and upon such information, opinions, reports or statements presented to the Depositor by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Depositor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Depositor or to any other Covered Person, a Covered Person acting under the LLC Agreement shall not be liable to the Depositor or to any other Covered Person for its good faith reliance on the provisions of the LLC Agreement or any approval or authorization granted by the Depositor or any other Covered Person.

The officers and directors of the Depositor have entered into indemnity agreements with VW Credit, Inc., as sole member of the Depositor. Each of these indemnity agreements provide that:

(a) To the fullest extent permitted by law, neither any director, officer, employee nor agent of the Depositor (collectively, the “Covered Persons”) shall be liable to the member or any other person who has an interest in or claim against the member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement.

(b) Notwithstanding anything to the contrary in Depositor’s LLC Agreement, to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the member for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that (i) no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions and (ii) no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person to the extent such Covered Person has recovered for such loss, damage or claim under the LLC Agreement.

(c) A Covered Person shall be fully protected in relying in good faith upon the records of the Depositor and upon such information, opinions, reports or statements presented to the Depositor by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Depositor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

The Depositor has also entered into a Management Services Agreement with VW Credit, Inc. and VW Credit Leasing, Ltd., a Delaware statutory trust (the “Origination Trust”), pursuant to which the Depositor performs certain managerial and administrative functions on behalf of the Origination Trust. The Management Services Agreement provides that VW Credit, Inc., as servicer for the Origination Trust, will indemnify the Depositor, its members, directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses arising out of or relating to the Depositor’s performance of (or failure to perform) its obligations under the Management Services Agreement.

VW Credit Leasing, Ltd.

VW Credit Leasing, Ltd. is a Delaware statutory trust (the “Origination Trust”). Section 3803 of the Delaware Statutory Trust Act provides as follows:

3803. Liability of Beneficial Owners and Trustees.

(a) Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b) Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(c) Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to Section 3806(b)(7) of this title, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(d) No obligation of a beneficial owner or trustee of a statutory trust to the statutory trust arising under the governing instrument or a separate agreement in writing, and no note, instrument or other writing evidencing any such obligation of a beneficial owner or trustee, shall be subject to the defense of usury, and no beneficial owner or trustee shall interpose the defense of usury with respect to any such obligation in any action.

Section 3817 of the Delaware Statutory Trust Act provides as follows:

3817. Indemnification.

(a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

(b) The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

The Trust Agreement for the Origination Trust provides that each trustee and any trust agent shall be indemnified and held harmless (but only out of and to the extent of the trust assets allocated to the portfolio for which such trustee acts as trustee) with respect to any loss, liability or expenses, including reasonable attorneys’ and other professionals’ fees and expenses (collectively “Claims”), arising out of or incurred in connection with (a) any of the trust assets (including without limitation, any Claims relating to user leases, leased vehicles, consumer fraud, consumer leasing act violations, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any user lease, personal injury or property damage claims arising with respect to any leased vehicle or any claim with respect to any tax arising with respect to any trust asset) or (b) such trustee’s or trust agent’s acceptance or performance of the trusts and duties contained in the Trust Agreement or any Trust Agency Agreement, provided, however, that neither a Trustee nor any trust agent shall be indemnified or held harmless out of the trust assets as to any Claim (i) for which the initial beneficiary, a servicer or any of their respective affiliates shall be liable and shall have paid pursuant to the Trust Agreement or a Servicing Agreement, (ii) incurred by reason of such trustee’s or such trust agent’s willful misfeasance, bad faith or gross negligence, or (iii) incurred by reason of such trustee bank’s breach of its respective representations and warranties pursuant to any Servicing Agreement or of the Trust Agreement.

Underwriters.

Each underwriting agreement will generally provide that the underwriters will indemnify the Depositor and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act relating to certain information provided or actions taken by the underwriters.

Other Indemnification.

The Depositor (or an affiliate of the Depositor) may maintain insurance to indemnify any Covered Person against any exposure, liability or loss. Additionally, an affiliate of the Depositor may from time to time agree to indemnify a Covered Person on terms and conditions similar to the indemnification provided under the LLC Agreement.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(a)	As to Rule 415:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

Provided further, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If each registrant is relying on Rule 430B:

(A) Each prospectus filed by each undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If each registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of each registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of that undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, that undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of that undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of that undersigned registrant or used or referred to by that undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about that undersigned registrant or its securities provided by or on behalf of that undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by that undersigned registrant to the purchaser.

(b)	As to Indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, that registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the applicable registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	As to Rule 430A:

Each undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	As to Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings:

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)	As to Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties:

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Herndon, Virginia, on January 18, 2013.

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC

By:	/s/ Martin Luedtke
Name:	Martin Luedtke
Title:	President

By:	/s/ Lawrence S. Tolep
Name:	Lawrence S. Tolep
Title:	Assistant Treasurer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated on January 18, 2013:

Signature	Title

/s/ Martin Luedtke	Director, President and Treasurer of Volkswagen Auto Lease/Loan Underwritten Funding, LLC (Principal Executive Officer)
Martin Luedtke

*	Director, Vice President/ Chief Financial Officer of Volkswagen Auto Lease/Loan Underwritten Funding, LLC (Principal Financial and Accounting Officer)
Andrew Stuart

*	Director of Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Kevin McDonald, Esq.

*	The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to registration statement on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Martin Luedtke
Name:	Martin Luedtke
Title:	President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, VW Credit Leasing, Ltd., certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Herndon, Virginia, on January 18, 2013.

VW CREDIT LEASING, LTD.

By:	VW Credit, Inc., solely as servicer of VW Credit Leasing, Ltd.

By:	/s/ Andrew Stuart
Name:	Andrew Stuart
Title:	President and CEO

By:	/s/ Martin Luedtke
Name:	Martin Luedtke
Title:	Treasurer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Martin Luedtke	Performing the function of Director and Principal Executive Officer of VW Credit Leasing, Ltd.	January 18, 2013
Martin Luedtke

/s/ Andrew Stuart	Performing the function of Director and Principal Financial Officer of VW Credit Leasing, Ltd.	January 18, 2013
Andrew Stuart

/s/ Kevin McDonald	Performing the function of Director of VW Credit Leasing, Ltd.	January 18, 2013
Kevin McDonald

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement

3.1.1	Certificate of Formation of Volkswagen Auto Lease Underwritten Funding, LLC (“VALU Funding”)*

3.1.2	Certificate of Amendment to Certificate of Formation of VALU Funding*

3.2	Limited Liability Company Agreement of VALU Funding*

4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of Notes) (Loan Receivables)

4.2	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of Notes) (Lease Assets)

5.1	Opinion of Mayer Brown LLP with respect to legality

8.1	Opinion of Mayer Brown LLP with respect to federal income tax matters

10.1	Form of Sale and Servicing Agreement among VALU Funding, the Servicer and the Issuing Entity (Loan Receivables)

10.2	Form of Receivables Purchase Agreement between VALU Funding and VW Credit, Inc. (Loan Receivables)

10.3	Form of SUBI Sale Agreement between VW Credit, Inc. and VALU Funding (Lease Assets)

10.4	Form of SUBI Transfer Agreement between VALU Funding and the Issuing Entity (Lease Assets)

10.5	Trust Agreement among VW Credit, Inc., U.S. Bank Trust National Association and Wilmington Trust Company (Lease Assets) *

10.6	Form of Transaction SUBI Supplement to Trust Agreement between VW Credit, Inc. and U.S. Bank National Association (including form of the SUBI Certificate) (Lease Assets)

10.7	Amended and Restated Servicing Agreement between VW Credit Leasing, Ltd. and VW Credit, Inc. (Lease Assets) *

10.8	Form of Transaction SUBI Supplement to Amended and Restated Servicing Agreement among VW Credit Leasing, Ltd., VW Credit, Inc. and U.S. Bank National Association (Lease Assets)

10.9	Form of Interest Rate Swap Agreement between the Issuing Entity and the Swap Counterparty

10.10	Form of Administration Agreement among the Issuing Entity, VW Credit, Inc. and Indenture Trustee (Loan Receivables)

10.11	Form of Administration Agreement among the Issuing Entity, VW Credit, Inc. and Indenture Trustee (Lease Assets)

23.1	Consent of Mayer Brown LLP (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney (included in the signature pages to this Registration Statement)

25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1**

99.1	Form of Limited Liability Company Agreement of the Issuing Entity*

99.2	Form of Amended and Restated Trust Agreement of the Issuing Entity (Loan Receivables)

99.3	Form of Amended and Restated Trust Agreement of the Issuing Entity (Lease Assets)

99.4	Form of Limited Partnership Agreement*

*	Previously filed on December 5, 2012.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.